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INDEX TO FINANCIAL STATEMENT

As filed with the Securities and Exchange Commission on February 1, 2012

File No. 333-178745

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APMEX Physical—1 oz. Gold Redeemable Trust
(Exact name of registrant as specified in its charter)

Province of Ontario, Canada (State or other jurisdiction of incorporation or organization)	1040 (Primary Standard Industrial Classification Code Number)	98-6064390 (I.R.S. Employer Identification No.)

100 University Avenue, Suite 900, North Tower
Toronto, Ontario M5J 2Y1
(416) 263-9200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael Haynes
c/o APMEX Precious Metals Management Services, Inc.
226 Dean A. McGee Avenue
Oklahoma City, OK 73102
(405) 595-2100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christopher J. Kelly, Esq. Loeb & Loeb LLP 10100 Santa Monica Blvd. Suite 2200 Los Angeles, CA 90067 (310) 282-2000	Walter G. Van Dorn, Jr., Esq. SNR Denton US LLP Two World Financial Center 255 Liberty Street New York, NY 10281 (212) 768-6700

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Units(1)	$345,000,000.00(2)	$39,537.00

Total	$345,000,000	$39,537.00(3)

(1)
Includes Units that may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)
The filing fee has been previously paid.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The registrant may not sell these securities until the registration statement it files with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated February 1, 2012

PRELIMINARY PROSPECTUS

[LOGO]

APMEX Physical—1 oz. Gold Redeemable Trust
                        Units

APMEX Physical—1 oz. Gold Redeemable Trust, or the Trust, is selling                        transferable, redeemable units. Each unit represents an equal, undivided ownership interest in the net assets of the Trust attributable to the units. No public market currently exists for the units.

The initial public offering price will be [$10.00] per unit. Units are being offered to investors who are prepared to invest a minimum initial subscription amount of [$1,000]. The Trust will apply to list the Trust's units on the New York Stock Exchange Arca and on the Toronto Stock Exchange under the symbols "                " and "                ," respectively. Listing on the New York Stock Exchange Arca and the Toronto Stock Exchange is subject to the Trust fulfilling all of the requirements of the New York Stock Exchange Arca and the Toronto Stock Exchange, respectively.

The Trust was established under the laws of the Province of Ontario, Canada, and is managed by APMEX Precious Metals Management Services, Inc. The Trust was created to invest and hold substantially all of its assets in 1 oz. American Gold Eagle bullion coins, 1 oz. Canadian Gold Maple Leaf bullion coins, and 1 oz. gold bullion bars and rounds.

Investing in the units involves a high degree of risk. See "Risk Factors" beginning on page 19 of this prospectus.

	Per Unit	Total
Initial Public Offering Price	$	$
Underwriting Commissions	$	$
Proceeds, before expenses, to the Trust	$	$

The Trust has granted the underwriters an option to purchase up to an additional                        units at the public offering price, less underwriting commissions, within 30 days of the date of this prospectus to cover any over-allotments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these units or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The underwriters expect to deliver the units on or about                        , 2012.

You should rely only on the information contained in this prospectus. The Trust has not, and the underwriters have not, authorized anyone to provide you with different or additional information. If such information is provided to you, you should not rely on it. The Trust is not making an offer of these units in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Until                        , 2012, 25 days after the date of this prospectus, all dealers that buy, sell or trade the Trust's units, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Stifel Nicolaus Weisel	Lazard Capital Markets

The date of this prospectus is                        , 2012

CURRENCY

    Unless otherwise noted herein, all references to $, U.S.$ or dollars are to the currency of the United States and all references to Cdn$ or Canadian dollars are to the currency of Canada. On December 20, 2011, the noon rate of exchange as reported by the Bank of Canada for the conversion of U.S. dollars into Canadian dollars was U.S.$1.00 equals Cdn$1.0285 (Cdn$1.00 equals U.S.$0.9723).

ENFORCEABILITY OF CIVIL LIABILITIES IN THE UNITED STATES

    Each of the Trust and its trustee, or the Trustee, is organized under the laws of Canada or a province of Canada, and all of their executive offices and administrative activities and assets are located outside the United States. The laws of Ontario and the laws of Canada govern the amended and restated trust agreement. In addition, the directors and officers of the Trustee are residents of jurisdictions other than the United States and all or a substantial portion of the assets of those persons are or may be located outside the United States. As a result, you may have difficulty serving legal process within the United States upon any of the Trust or the Trustee or any of their directors or officers, as applicable. You may also have difficulty enforcing judgments obtained in U.S. courts against any of them or the assets of any of them located outside the United States. Unitholders, whether or not residents of the United States, will be able to commence an action in Canada relating to the Trust and its Trustee which will be governed by the laws of Ontario and the laws of Canada. In addition, you may have difficulty enforcing against them in the appropriate Canadian courts judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States, or bringing an original action in the appropriate Canadian courts to enforce liabilities against the Trust or the Trustee or any of their directors of officers, as applicable, based upon the U.S. federal securities laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

    The statements contained in this prospectus that are not purely historical are forward-looking statements. The Trust's forward-looking statements include, but are not limited to, statements regarding its or its management's expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•
trading of the Trust's units on the New York Stock Exchange Arca, a subsidiary of NYSE Euronext that is a fully electronic exchange for growth-oriented companies, or NYSE Arca, or the Toronto Stock Exchange, or the TSX;

•
the Trust's objectives and strategies to achieve the objectives;

•
success in obtaining gold in a timely manner;

•
the relationship between the prices of gold bullion and gold coins;

•
the Trust's success in retaining or recruiting, or changes required in, its officers, key employees or directors; and

•
the gold industry, sources and demand of gold and the performance of the gold market.

    The forward-looking statements contained in this prospectus are based on the Trust's current expectations and beliefs concerning future developments and their potential effects on the Trust. There

ii

can be no assurance that future developments affecting the Trust will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Trust's control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include those factors described under the heading "Risk Factors." Should one or more of these risks or uncertainties materialize, or should any of the Trust's assumptions prove incorrect, actual results may vary in material respects from those anticipated in these forward-looking statements. The Trust has included in this prospectus all material risks known to it; however, there may be other, unknown risks or risks that the Trust currently deems immaterial that may adversely affect the actual results of the Trust. The Trust undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

iii

PROSPECTUS SUMMARY

    The following is a summary of the prospectus, and, while it contains material information about the Trust and the units, it does not contain or summarize all of the information about the Trust and the units contained in this prospectus that is material and that may be important to you. You should read this entire prospectus, including "Risk Factors" beginning on page 16, before making an investment decision about the units. Unless otherwise specified or required by context, references to "we" and the "Trust" refer collectively to APMEX Physical—1 oz. Gold Redeemable Trust and its subsidiaries. Throughout this document, unless otherwise indicated, the term "business day" refers to any day on which NYSE Arca or the TSX is open for trading, the term "value of the net assets of the Trust" refers to the value of the net assets of the Trust represented by the units offered hereby, determined as set forth in "Computation of the Value of the Net Assets of the Trust," the term "NAV" refers to the value of the net assets of the Trust represented by the units offered hereby, per outstanding unit of the Trust, as of 4:00 p.m., Eastern time, and the term "1 oz. gold coins" refers to 1 oz. American Gold Eagle bullion coins, 1 oz. Canadian Gold Maple Leaf bullion coins, and/or 1 oz. gold bullion bars and rounds. In addition, unless indicated otherwise, the information in this prospectus with respect to this offering assumes that the underwriters have not exercised their over-allotment option.

The Trust

Trust Overview

    The Trust was established on March 10, 2011 as a mutual fund trust under the laws of the Province of Ontario, Canada pursuant to an amended and restated trust agreement dated as of December 28, 2011. The Trust intends to invest in and hold substantially all of its assets in 1 oz. American Gold Eagle bullion coins and 1 oz. Canadian Gold Maple Leaf bullion coins, although the Trust is also permitted to purchase 1 oz. gold bullion bars and rounds, any or all of which we refer to as 1 oz. gold coins in this prospectus. The Trust seeks to provide a secure, convenient and exchange-traded investment alternative for investors interested in holding 1 oz. gold coins. The Trust intends to invest in long-term holdings of 1 oz. gold coins, but intends to hold in (i) highly liquid investments (consisting of short-term certificates of deposit or any direct obligations of or obligations guaranteed as to principal or interest by the United States or securities issued or guaranteed by corporations in which the United States has a direct or indirect interest which shall have been designated by the Secretary of the Treasury, pursuant to Section 3(a)(12) of the Securities Exchange Act of 1934, or the Exchange Act, as exempted securities for purposes of that Act ("U.S. Government Security") or (ii) cash an amount equal to approximately 3% of its total net assets generally to pay expenses and cash redemptions, and does not intend to speculate in gold (in other words, we do not intend to try to profit from developments that would influence the price of gold in the daily market). The Trust may be required to sell some of its 1 oz. gold coins from time to time in order to replenish the amount held in cash. The Trust does not anticipate making cash distributions to unitholders. See "Business of the Trust." APMEX Precious Metals Management Services, Inc. is the sponsor and promoter of the Trust and serves as manager of the Trust, or the Manager, pursuant to an amended and restated management agreement with the Trust. The material terms of the amended and restated trust agreement and the amended and restated management agreement are discussed in greater detail under "Description of the Amended and Restated Trust Agreement" and "Certain Transactions," respectively. Each outstanding unit represents an equal, undivided ownership interest in the net assets of the Trust attributable to the units. Expected advantages of investing in the units include:

•
Convenient Way to Own Gold.  The Trust will apply to list its units on NYSE Arca and on the TSX. The Trust intends to provide institutional and retail investors with indirect access to the gold market while providing them with the liquidity of an exchange traded security. Once listed, unitholders will be able to buy and sell the units on NYSE Arca and the TSX like any other exchange-listed securities. The Trust will hold primarily the 1 oz. gold coins minted by the U.S. Mint or the Royal Canadian Mint.

•
Investment in 1 oz. Gold Coins.  Except with respect to cash and highly liquid investments that the Trust will hold to pay expenses and anticipated redemptions, the Trust expects to own only 1 oz. gold coins. While the Investment Guidelines (as defined below) permit the Trust to invest up to 20% of its assets in securities other than 1 oz. gold coins, the Manager intends to invest and hold approximately 97% of the total net assets of the Trust in 1 oz. gold coins. The Trust does not intend to invest in gold certificates or other financial instruments that represent gold or that may be exchanged for gold.

•
Potential Advantages of Investing in 1 oz. Gold Coins.  The 1 oz. gold coins, specifically the American Gold Eagle and the Canadian Gold Maple Leaf, which are the gold coins that the Trust will purchase, are two of the most recognized forms of gold in the world. These 1 oz. gold coins are struck by the U.S. and Canadian Governments so that there are a sufficient number of coins available to meet the demand for them, and are backed by the full faith and credit of the respective countries as to the quality of the coins. These 1 oz. gold coins are primarily distributed through qualifying financial institutions and large bullion dealers that meet the criteria of the respective issuing countries. These institutions and dealers then distribute the 1 oz. gold coins to sellers who market and sell them in virtually every industrialized nation. Because each 1 oz. gold coin contains one troy ounce of gold, the number of parties that have the economic ability to purchase them is significantly larger than those parties who have the economic ability to purchase 400 oz. gold bars. Importantly, the authenticity of the 1 oz. gold coins is reasonably self-evident and enforced by federal laws of, and rigorous prosecution by, the governments that issue them. By contrast, a 400 oz. gold bar may require a complete melting and assay (with the associated cost and delay) to verify its authenticity and quality before the consummation of any sale. Further, a gold bar may have no protection other than contract law to provide an effective deterrent from forgeries.

•
Lower Transaction Costs.  The Manager expects that, for many investors, costs associated with buying and selling the units in the secondary market and the payment of the Trust's expenses will be lower than the costs associated with buying and selling 1 oz. gold coins and storing and insuring 1 oz. gold coins.

•
Ability to Redeem Units for 1 oz. Gold Coins.  Subject to certain minimum redemption amounts, unitholders have the ability, on a weekly basis and as described below, to redeem their units for 1 oz. gold coins for a redemption price equal to 100% of the aggregate NAV of the redeemed units, less applicable fees of The Bank of Nova Scotia, or the Gold Custodian, shipping charges to the redeeming unitholder and any applicable taxes, which we collectively refer to as the redemption expenses in this prospectus. See "Redemption of Units."

•
Ability to Redeem Units for Cash.  Subject to certain minimum redemption amounts, unitholders have the ability, on a monthly basis and as described herein, to redeem their units for cash for a redemption price equal to 95% of the lesser of (i) the volume-weighted average trading price of the units traded on NYSE Arca or, if trading has been suspended on NYSE Arca, the trading price of the units traded on the TSX, for the last five days on which the respective exchange is open for trading during the month in which the redemption request is processed by the registrar and transfer agent, and (ii) the NAV of the redeemed units on the last day of such month on which NYSE Arca is open for trading (in each case, less any applicable taxes). The Trust will retain the remaining 5% of the value of the redeemed units. See "Redemption of Units."

•
Storage at the Trust Custodian or Gold Custodian.  We refer to RBC Dexia Investor Services Trust in this prospectus as RBC Dexia or the Trust Custodian. RBC Dexia is acting in its capacity as the custodian of the property of the Trust. The Trust will store the 1 oz. gold coins directly and solely with the Gold Custodian acting in its capacity as the sub-custodian appointed by the Trust Custodian. The Trust will store 1 oz. gold coins with a value equal to at least 60% of the value of the net assets of the Trust at all times in Canada, with the remainder to be stored in the United States. RBC Dexia is responsible for and bears the risk of loss of, and damage to, the Trust's 1 oz gold coins that we deposit with RBC Dexia, whether they are actually in possession of RBC Dexia or the Gold Custodian and subject to the terms of the Custodian Agreement including, but not limited to, that RBC Dexia will exercise (a) the degree of care, diligence and skill that a reasonably prudent person would exercise in the circumstances or (b) at least the same degree of care as it exercises with respect to its own property of a similar kind, if this is a higher standard of care than in (a) above. The 1 oz. gold coins are subject to periodic inspection and audits. See "Custody of the Trust's Assets." Under certain circumstances, the liability of the Trust Custodian and the Gold Custodian may be limited. See "Risk Factors."

•
Experienced Manager.  The Manager, a wholly-owned subsidiary of American Precious Metals Exchange, Inc., manages the Trust. Each of the senior officers of the Manager has considerable experience and a long track record of buying and selling 1 oz. gold coins from and to third parties. See "Organization and Management Details of the Trust—The Manager."

•
Potential Advantages of Investing in the Units as Opposed to Investing in Gold Directly.  Any gains that a U.S. Holder (a U.S. Holder is defined in this prospectus generally as (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any U.S. state or the District of Columbia; (iii) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust if a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; see "Tax Considerations—U.S. Federal Income Tax Considerations" for further discussion) that is an individual, trust or estate realizes on the sale of units of the Trust may be taxable for U.S. federal income tax purposes as long-term capital gains at a maximum standard rate (i.e. set forth in Section 1(h) of the U.S. Internal Revenue Code of 1986, as amended, or the Code, without regard to the Medicare contribution tax which applies for taxable years beginning after December 31, 2012) of 15% under current law (which is scheduled to increase to 20% for taxable years beginning after December 31, 2012, before most non-corporate U.S. Holders could meet the holding period to qualify for long-term capital gain treatment), compared to a maximum standard long-term capital gain tax rate of 28% applicable to the disposition of 1 oz. gold coins and other "collectibles" held for more than one year, provided that such U.S. Holder (a) has held the units for more than one year at the time of the sale and (b) has made a timely and valid Qualified Electing Fund, or QEF, election with respect to the units. The Trust intends to provide annually each U.S. Holder with all necessary information in order to make and maintain a QEF election. See "Risk Factors" and "Tax Considerations—U.S. Federal Income Tax Considerations—U.S. Holders" for further discussion of the U.S. federal income taxation of U.S. Holders, including the risk that the U.S. Treasury Department could issue regulations providing less favorable tax treatment.

•
Potential Advantages of Investing in the Units as Opposed to Investing in Alternative Investments in Gold.  The Units offered by the Trust offer a tax-efficient security with the ability to redeem Units for 1 oz. gold coins at a minimum redemption amount of $10,000. In contrast to the Trust's minimum redemption amount of $10,000, other investments in gold typically require significantly higher redemption amounts or do not allow an investor to redeem their securities for gold at all. The Trust also allows for weekly redemption, where alternative investments typically do not allow redemptions on a weekly basis.

•
Benefits of Investing in Gold.  Investing in gold may provide several benefits to investors. Gold may diminish the impact on a portfolio of inflation, financial market collapse and currency devaluation.

  Historically, gold has had a negative or low correlation with many other asset classes, making it an effective portfolio diversifier. In particular, given that gold prices have generally increased during times of U.S. dollar decline and during inflationary periods, gold may provide a hedge against U.S. dollar purchasing power erosion. In addition, over the past ten years, gold has outperformed equity indices such as the Standard & Poor's 500 Index, or S&P 500, the Standard & Poor's/Toronto Stock Exchange Composite Index, the Morgan Stanley Capital International Europe, Australia, Far East Index and the Standard & Poor's/Toronto Stock Exchange Global Gold Index. For additional historical information about the performance of gold as compared to these indices, please see "Overview of the Global Gold Market—Historical Price Movement and Analysis."

    Some disadvantages and/or risks of investing in the Trust include:

•
Fluctuations in the price of 1 oz. gold coins determine the value of the units.  The principal factors affecting the price of 1 oz. gold coins are also factors that affect the value of the units. 1 oz. gold coins are tradable internationally, and their price is generally quoted in U.S. dollars. The price of the units depends on, and typically fluctuates with, the price fluctuations of 1 oz. gold coins. The price of 1 oz. gold coins may be affected at any time by many international, economic, monetary and political factors, many of which are unpredictable.

•
If the value of 1 oz. gold coins does not increase, the value of your investment will not increase.  The Trust does not actively trade gold to take advantage of market fluctuations in the price of gold or actively generate other income. Accordingly, the Trust's long-term performance is dependent on the long-term performance of the price of gold. As a result, an investment in the Trust will yield long-term gains only if the value of 1 oz. gold coins increases in an amount in excess of the Trust's expenses.

•
1 oz. gold coins have been at historically high prices the last two years.  The Trust anticipates that the price of 1 oz. gold coins going forward and, in turn, the future value of the net assets of the Trust, will depend on factors such as global supply and demand for 1 oz. gold coins, investors' inflation expectations, exchange rate volatility and interest rate volatility. An adverse development with regard to one or more of these factors may lead to a decrease in the prices of 1 oz. gold coins. A decline in prices of 1 oz. gold coins would decrease the value of the net assets of the Trust.

•
The Trust will need to sell the gold it owns to pay expenses.  Each outstanding unit represents an equal, undivided ownership interest in the net assets of the Trust attributable to the units. As the Trust does not expect to generate any net income and will sell 1 oz. gold coins over time only on an as-needed basis to pay for its expenses, the amount of 1 oz. gold coins that each unit represents will, and the NAV may, decline over time. This is true even if additional units are issued in future offerings, as the amount of 1 oz. gold coins acquired by the proceeds of any such future offering of units will proportionately reflect the amount of 1 oz. gold coins represented by such units. Assuming a constant gold price, the trading price of the units is expected to gradually decline relative to the price of 1 oz. gold coins as the amount of 1 oz. gold coins represented by the units gradually declines. The units will only maintain their original value if the price of 1 oz. gold coins increases enough to offset the Trust's expenses.

•
The Trust will not have a diversified portfolio.  The Trust intends to invest all of the total net assets of the Trust in 1 oz. gold coins (other than an amount equal to approximately 3% of its total net assets, which the Trust intends to retain in highly liquid investments, consisting of short term certificates of deposit or any U.S. Government Security, or cash, generally to pay expenses and cash redemptions). As a result, the Trust's holdings are not diversified. Accordingly, the aggregate NAV of the Trust may be more volatile than another investment vehicle with a more broadly diversified portfolio and may fluctuate substantially over time.

•
If the Trust sells 1 oz. gold coins (or as a result of a redemption of units for 1 oz. gold coins, is treated as selling 1 oz. gold coins), a U.S. Holder who made a QEF election may owe U.S. income tax without the receipt of cash from the Trust.  Sales of 1 oz. gold coins by the Trust and redemptions by unitholders may cause U.S. Holders to owe U.S. federal income tax and, for non-corporate U.S. Holders, may increase the amount of capital gains taxable at the higher rate applicable to "collectibles" and reduce the amount of capital gains taxable at the lower rate applicable to capital assets generally. If the Trust sells 1 oz. gold coins (or, as a result of a redemption of units for 1 oz. gold coins, is treated as selling 1 oz. gold coins), a U.S. Holder who made a QEF election may owe U.S. federal income tax without the receipt of cash from the Trust. In the case of a non-corporate holder, if the Trust has held the 1 oz. gold coins for more than one year, the tax will be imposed at the higher rate applicable to gains from the sale of collectibles, rather than the lower capital gains rate applicable to gains from the sale of units. Moreover, because of the tax rules that allocate such gain to the remaining unitholders in proportion to the respective weighted average shares of the units, the cumulative gains allocable to a U.S. Holder may cause the U.S. Holder's basis in the units to exceed their value, resulting in the U.S. Holder realizing a capital loss when the U.S. Holder sells or redeems units in the Trust.

    See "Risk Factors" beginning on page 16 of this prospectus for additional information on the risks associated with investing in the units.

The Manager

    The Manager is a Delaware, United States corporation and acts as manager of the Trust pursuant to the amended and restated management agreement, as authorized under the amended and restated trust agreement.

    The Manager is responsible for the day-to-day activities and administration of the Trust, including management and oversight of the Trust's portfolio and all clerical, administrative and operational services, which the Trustee has delegated to the Manager pursuant to the amended and restated management agreement, as authorized under the amended and restated trust agreement. The Trust maintains a public website that contains information about the Trust and the units. The internet address of the website is www.                                    .com. We plan to launch the website upon closing of our initial public offering. We are providing this internet address here only as a convenience to you, and the information contained on or connected to the website is not incorporated into, and does not form part of, this prospectus. We discuss the general role and responsibilities of the Manager further in "Organization and Management Details of the Trust—The Manager" and "Description of the Amended and Restated Trust Agreement—The Manager."

    The Manager is a wholly-owned subsidiary of American Precious Metals Exchange, Inc., or the parent company. The parent company is an internet-based company that sells a selection of precious metals in bar and coin form to the public, primarily in the United States.

Organizational Structure

    The chart below shows the contractual relationships between the Trust, the Trustee and various entities that provide services to the Trust.

(1)
The Trustee and the Registrar and Transfer Agent are both wholly-owned subsidiaries of Computershare Limited.

(2)
The Valuation Agent and the Trust Custodian are the same entity.

Principal Offices

    The Trust's office is located at 100 University Avenue, Suite 900, North Tower Toronto, Ontario M5J 2Y1, Canada and its telephone number is (416) 263-9200. Computershare Trust Company of Canada, the Trustee, is located at 100 University Avenue, Suite 900, North Tower Toronto, Ontario M5J 2Y1, Canada. RBC Dexia, the custodian for the assets that the Trust owns, is located at 155 Wellington Street West, Toronto, Ontario M5V 3L3, Canada. The Bank of Nova Scotia, the Gold Custodian, appointed as sub-custodian by RBC Dexia, is located at The Bank of Nova Scotia, Scotia Plaza, 40 King Street West, Station 'A' Scotia Plaza, Toronto, Ontario M5W2X6, Canada. The Manager's principal offices are located at 226 Dean A. McGee Avenue, Oklahoma City, Oklahoma 73102.

THE OFFERING

Issuer:	APMEX Physical—1 oz. Gold Redeemable Trust, a mutual fund trust established under the laws of the Province of Ontario, Canada.
Offered Securities:
units of the Trust ( units if the underwriters exercise their over-allotment option in full). Each outstanding unit represents an equal, undivided ownership interest in the net assets of the Trust attributable to the units.
Issue Price:	$ per unit.
Listing:
The Trust will file an application to list the units on NYSE Arca and the TSX under the symbols " " and " ," respectively. Listing on NYSE Arca and the TSX is subject to the Trust fulfilling all of the listing requirements of NYSE Arca and the TSX, respectively.
Use of Proceeds:
The estimated net proceeds from this offering, after deducting the underwriting commissions and the estimated expenses of the offering, will be $ (or $ if the underwriters fully exercise their over-allotment option). The Trust will use the net proceeds of this offering to acquire 1 oz. gold coins in accordance with its objective and subject to the investment and operating restrictions described herein, or the Investment Guidelines. See "Use of Proceeds", "Business of the Trust—Purchasing the 1 oz. Gold Coins for the Trust's Portfolio" and "Business of the Trust—Investment Guidelines".
Investment Objective of the Trust:
The Trust intends to invest and hold substantially all of its assets in 1 oz. gold coins. The Trust seeks to provide a secure, convenient and exchange-traded investment alternative for investors interested in holding 1 oz. gold coins. The Trust does not anticipate making cash distributions to unitholders. See "Business of the Trust—Investment Objective of the Trust."
Investment Strategy of the Trust:
The Trust intends to invest in long-term holdings of 1 oz. gold coins, but intends to hold in highly liquid investments (consisting of short term certificates of deposit or any U.S. Government Security) or cash an amount equal to approximately 3% of its total net assets generally to pay expenses and cash redemptions. The Trust does not intend to speculate in gold. See "Business of the Trust—Investment Strategy of the Trust."
Calculating the Value of the Net Assets of the Trust:
The Trust's valuation agent, which is RBC Dexia Investor Services Trust, will determine the value of the net assets of the Trust and the NAV on each business day (where a business day refers to any day when either NYSE Arca or the TSX is open for trading), unless the Trust determines that its assets cannot be valued as frequently as a result of the occurrence of a force majeure event, such as a war, earthquake, hurricane, civil disturbance or terrorist act. The value of the net assets of the Trust on any such day will be equal to the aggregate fair market value of the assets of the Trust as of such date, less an amount equal to the fair value of the liabilities of the Trust (excluding all liabilities represented by outstanding units, if any) as of such date. The valuation agent calculates the NAV by dividing the value of the net assets of the Trust represented by the units offered hereby on that day by the total number of units then outstanding on such day. See "Computation of the Value of the Net Assets of the Trust" and "Overview of the Global Gold Market—Value and Distribution of Gold Coins."

Redemption of Units for 1 oz. Gold Coins:	Subject to the terms of the amended and restated trust agreement, a unitholder may redeem units at its option for 1 oz. gold coins on each Thursday. Unitholders who redeem their units for 1 oz. gold coins are entitled to receive a redemption price equal to 100% of the aggregate NAV of the redeemed units, on the Thursday for the week in respect of which the redemption request is processed by the registrar and transfer agent, or the weekly redemption date and time, less the redemption expenses, or the gold redemption amount. Such redemption requests must be for a minimum redemption amount of at least $10,000, which we refer to as the gold redemption minimum. See "Redemption of Units" for detailed terms and conditions relating to the redemption of units for 1 oz. gold coins.

A unitholder that owns a sufficient number of units who desires to exercise his, her or its redemption privileges for 1 oz. gold coins must do so by instructing his, her or its broker, who must be a direct or indirect participant of The Depository Trust Company in the United States, or DTC, or CDS Clearing and Depository Services, Inc. in Canada, or CDS, to deliver to Computershare Investor Services Inc., or registrar and transfer agent, on behalf of the unitholder a written notice, or the gold redemption notice, of the unitholder's intention to redeem units for 1 oz. gold coins. A form of gold redemption notice is attached to this prospectus as Exhibit A. The Trust's registrar and transfer agent must receive a gold redemption notice no later than 4:00 p.m., Eastern time, on the third day on which NYSE Arca or the TSX is open for trading prior to the weekly redemption date and time. The Trust will process any gold redemption notice that it receives after that time on the next weekly redemption date, following the date on which the unitholder gives timely notice.

A common carrier will deliver the 1 oz. gold coins to be delivered to a unitholder as a result of a redemption of units, and the shipping provider will fully insure the 1 oz. gold coins during transit. The Trust will engage the shipping service provider in connection with a redemption. The 1 oz. gold coins can be delivered to any physical address (subject to approval by the Trust). In the event that a redeeming unitholder does not provide an acceptable physical address for delivery of its 1 oz. gold coins in its gold redemption notice, such unitholder may elect to either have the 1 oz. gold coins delivered to the Manager to be picked up by the unitholder at the Manager's offices or to redeem its units for cash as described herein. In such case, the unitholder will bear the risk of loss of the 1 oz. gold coins once they are delivered to the Manager and the Manager has no responsibility to insure such 1 oz. gold coins. Once the Trust places the 1 oz. gold coins representing the redeemed units with the shipping service provider, which will fully insure the shipment, the Trust will have completed its responsibilities with respect to the redemption and the redeeming unitholder will bear the risk of loss of, and damage to, such 1 oz. gold coins and seek any redress for any loss or damage from the shipping service provider or the insurance provider, as the case may be. The shipping service provider will receive 1 oz. gold coins in connection with a redemption of units approximately seven business days after the redemption is processed by the registrar and transfer agent. See "Redemption of Units—Transporting the 1 oz. Gold Coins from Gold Custodian to the Redeeming Unitholder."

Redemption of Units for Cash:	Subject to the terms of the amended and restated trust agreement, a unitholder may redeem units at its option for cash on a monthly basis. Units redeemed for cash will receive a redemption price equal to 95% of the lesser of (i) the volume-weighted average trading price of the units traded on NYSE Arca or, if trading has been suspended on NYSE Arca, the trading price of the units traded on the TSX, for the last five days on which the respective exchange is open for trading during the month in which the redemption request is processed by the registrar and transfer agent, and (ii) the NAV of the redeemed units on the last day of the month on which NYSE Arca is open for trading during the month in which the redemption request is processed (in each case, less any applicable taxes). A redeeming unitholder will receive cash redemption proceeds approximately three business days after the end of the month in which the redemption notice is processed. The Trust will retain the remaining 5% of the value of the units. See "Redemption of Units" for detailed terms and conditions relating to the redemption of units for cash.

The Trust's registrar and transfer agent must receive a redemption notice no later than 4:00 p.m., Toronto time, on the 15th day of the month in order for the Manager to process such redemption notice that month or, if such day is not a business day, then on the immediately following day that is a business day. The Manager will process any redemption notice to redeem units for cash that it receives after such time in the next month.
Termination of the Trust:	The Trust does not have a fixed termination date but will dissolve and be subsequently terminated in the event that:

• there are no units outstanding;
• the Trustee resigns or is removed and no successor trustee is appointed within the time limit prescribed in the amended and restated trust agreement;
• the Manager resigns and no successor manager is appointed and approved by unitholders within the time limit prescribed in the amended and restated trust agreement;

•

the Manager is, in the opinion of the Trustee, in material default of its obligations under the amended and restated trust agreement and such default continues for 120 days from the date that the Manager receives notice of such default from the Trustee and no successor manager has been appointed by the unitholders;

•

the Manager has been declared bankrupt or insolvent or has entered into liquidation or winding-up, whether compulsory or voluntary (and not merely a voluntary liquidation for the purposes of amalgamation or reconstruction), and no successor manager has been appointed by the unitholders within 90 days from such date;

•

the Manager makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency, and no successor manager has been appointed by the unitholders within 90 days of such date; or

•

the assets of the Manager have become subject to seizure or confiscation by any public governmental authority, and no successor manager has been appointed by the unitholders within 90 days from such date.

In addition, the Trustee may at any time terminate and dissolve the Trust if, in the opinion of the Trustee, after consulting with the Manager and the independent review committee, the value of the net assets of the Trust has been reduced such that it is no longer economically feasible to continue the Trust and would be in the best interests of the unitholders to terminate the Trust, by giving each holder of units at the time at least 90 days' notice. To the extent such termination in the discretion of the Manager may involve a matter that would be a "conflict of interest matter" as set forth in applicable Canadian laws, the Manager will refer the matter to the independent review committee established by the Manager for its recommendation. For a description of the independent review committee, see "Organization and Management Details of the Trust—The Manager—Independent Review Committee." In connection with the termination of the Trust, the Trust will, to the extent possible, convert its assets to cash and, after paying or making adequate provision for all of the Trust's liabilities and expenses, distribute the net assets of the Trust to unitholders, on a pro rata basis, as soon as practicable after the termination date. See "Termination of the Trust."

Underwriters:	Stifel Nicolaus & Company, Incorporated and Lazard Capital Markets LLC will act as underwriters for this offering in the United States and Canada.
Organization and Management of the Trust
Manager:
APMEX Precious Metals Management Services, Inc., Delaware, United States. The Manager is responsible for the day-to-day activities and administration of the Trust. The Manager manages, or causes to be managed at the expense of the Trust, the Trust pursuant to the amended and restated management agreement, as authorized under the amended and restated trust agreement.
Trustee:	Computershare Trust Company of Canada, Toronto, Ontario, Canada.

The Trustee is Computershare Trust Company of Canada, a trust company existing under the federal laws of Canada. The Trustee holds title to the Trust's assets and has exclusive authority over the assets and affairs of the Trust. The Trustee has a fiduciary responsibility to act in the best interest of the unitholders. The general role, responsibilities and regulation of the Trustee are further described in "Organization and Management Details of the Trust—Trustee" and "Description of the Amended and Restated Trust Agreement—The Trustee." The Trustee will also issue annual tax reporting information.
Promoter:
APMEX Precious Metals Management Services, Inc., Delaware, United States. The Manager initiated the creation and organization of the Trust and therefore may be considered a promoter or sponsor of the Trust under applicable securities laws.
Custodian for Assets:
RBC Dexia Investor Services Trust, Toronto, Ontario, Canada. RBC Dexia acts as custodian for the assets that the Trust owns and will appoint the Gold Custodian as sub-custodian to hold the 1 oz. gold coins. RBC Dexia is responsible for the property of the Trust that it, its affiliates or appointed sub-custodians directly hold. RBC Dexia is a jointly-owned subsidiary of Royal Bank of Canada and Dexia N.V./S.A, or Dexia.
Sub-custodian for 1 oz. Gold Coins:
The Bank of Nova Scotia, Toronto, Ontario, Canada. The Gold Custodian, appointed as sub-custodian by RBC Dexia, acts as custodian for the 1 oz. gold coins that the Trust owns. The Gold Custodian is publicly traded bank, is one of the largest bullion banks in the world and is the third largest bank in Canada serving over 14.5 million customers in over 50 countries. According to the earnings release for the third quarter of 2011, the Gold Custodian had net income of over $4 billion for the nine months ended July 31, 2011 and a market capitalization of over $58 billion. RBC Dexia is responsible for and bears the risk of loss of, and damage to, the Trust's 1 oz gold coins that we deposit with RBC Dexia, whether they are actually in possession of RBC Dexia or the Gold Custodian and subject to the terms of the Custodian Agreement including, but not limited to, that RBC Dexia will exercise (a) the degree of care, diligence and skill that a reasonably prudent person would exercise in the circumstances or (b) at least the same degree of care as it exercises with respect to its own property of a similar kind, if this is a higher standard of care than in (a) above. RBC is not guaranteeing the obligations assumed by RBC Dexia in connection with its duties as custodian of the Trust. The Manager, with the consent of the Trustee, may determine to change the custodial arrangements of the Trust. See "Custody of the Trust's Assets."

Registrar and Transfer Agent:	Computershare Investor Services Inc., Toronto, Ontario, Canada. The registrar and transfer agent keeps the register of the holders of units and processes redemption orders and transfers.
Auditors:
Grant Thornton LLP, Toronto, Ontario, Canada. The auditors annually audit the financial statements of the Trust to determine whether they fairly present, in all material respects, the Trust's financial position, results of operations and changes in net assets in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, or IFRS.
Valuation Agent:
RBC Dexia Investor Services Trust, Toronto, Ontario, Canada. The Trust's valuation agent calculates the value of the net assets of the Trust on a daily basis and reconciles all purchases and redemptions of units to determine the NAV. The daily NAV is posted on the Manager's website. See "Computation of the Value of the Net Assets of the Trust."

    See "Business of the Trust" and "Organization and Management Details of the Trust."

Break-even Analysis

    The following "break-even" analysis indicates the approximate dollar amount and percentage the Trust must earn after one year in order to offset the costs applicable to an investment of $1,000 (the minimum investment amount in this offering, assuming an initial offering price of $10 per unit). In the table below, expenses are based on estimates during the first year of an investment in light of expenses incurred in the Trust's operations since inception, and assume the Trust's net assets are a constant $283,500,000, which amounts reflects the estimated net proceeds of this offering. Estimated net proceeds are calculated by reducing the estimated $300,000,000 gross offering proceeds by the amount of the estimated underwriting commissions of $15,000,000 and the estimated offering expenses of $1,500,000.

	First Year Fees(1)
	Dollar Amount	Percentage(2)
Net Proceeds	$283,500,000	100.00%

Aggregate Fees for Recovery to Break Even:
Underwriting Commissions	$15,000,000	5.29%
Offering Expenses	$1,500,000	0.50%
Trustee Expenses, Custodial, Valuation and Fund Administration Expenses, Transfer Agent Expenses, Other Operating Expenses(3)	$850,500	0.30%
Management Fees and Operating Expenses	$992,250	0.35%
Total Fees	$18,342,750

12 Month Break-Even Required Return on Estimated Trust assets of $283,500,000	$18,342,750	6.47%

12 Month Break Even Required Return on a $1,000 Investment	$64.70

(1)
The fee amounts include the (a) Underwriting Commissions and the Offering Expenses in connection with a purchase of units in this offering which are calculated based on an estimated gross offering size of $300,000,000; and (b) the first year operating expenses of the Trust based on estimated net assets of the Trust of $283,500,000 after giving effect to the payment of Underwriting Commissions and the Offering Expenses. The percentages presented are calculated based on the net assets of the Trust after payment of Underwriting Commissions and Offering Expenses. However, based on the estimated gross offering size of $300,000,000, Underwriting Commissions and Offering Expenses represent 5.00% and 0.50%, respectively.

(2)
The Percentage of First Year Fees is based on the corresponding dollar amount set forth in the table divided by the net proceeds of this offering of $283,500,000, which amount is assumed to be available for investment during the first year.

(3)
Assumes Other Expenses in the first year equal the maximum allowable amount under the Expense Cap (which is an amount equal to 0.65% of the value of the net assets of the Trust, as discussed below under Summary of Fees and Expenses).

Summary of Fees and Expenses

    This table lists some of the fees and expenses that the Trust pays for the continued operation of its business and that you may have to pay if you invest in the Trust. Payment of fees and expenses by the Trust will reduce the value of your investment in the Trust. You will have to pay fees and expenses directly if you redeem your units for 1 oz. gold coins. For a more detailed description of the fees and expenses described below, see "Business of the Trust—Fees and Expenses."

Fees and Expenses Payable by the Trust

Type of Fee	Amount and Description
Management Fee:	The Trust pays the Manager a monthly management fee equal to 1/12 of 0.35% of the value of the net assets of the Trust (determined in accordance with the amended and restated management agreement), plus any applicable taxes. The management fee is calculated and accrued daily and payable monthly in arrears on the last day of each month. In addition, the Trust will pay to the Manager a one-time set up fee equal to 0.25% of the cash price of the 1 oz. gold coins purchased by the Manager on behalf of the Trust, which fee is exclusive of the management fee.
Operating Expenses:
Except as otherwise described in this prospectus, the Trust is responsible for all costs and expenses incurred in connection with the ongoing operation and administration of the Trust including, but not limited to: the fees and expenses payable to and incurred by the Trustee, the Manager, any investment manager, RBC Dexia, any sub-custodians, including the Gold Custodian, the registrar and transfer agent, the valuation agent of the Trust and the independent review committee, independent auditors and legal counsel for compliance, third party website and communication providers; acquisition, transaction and handling costs for the 1 oz. gold coins (other than the redemption expenses); and storage fees for the 1 oz. gold coins.
Expense Cap:
The Manager has contractually agreed that, if the expenses of the Trust, including the management fee, at the end of any month (the "Initial Month") exceed an amount equal to 1/12 of 0.65% of the value of the net assets of the Trust (the "Expense Cap"), then the expenses in excess of the Expense Cap (the "Excess Expenses") shall reduce the management fee payable to the Manager for the Initial Month by the amount of such Excess Expenses up to the gross amount of the management fee payable to the Manager from the Trust for the Initial Month. In addition, to the extent that the Excess Expenses exceed the gross amount of the management fee earned by the Manager from the Trust in the Initial Month, then the management fees earned by the Manager in up to each of the two months following the Initial Month will be reduced by the amount of such Excess Expenses, up to the gross amount of the management fee earned by the Manager in each such month, provided that in no case may the reduction exceed the amount of such Excess Expenses. Any such reduction in the management fee will not be carried forward or payable for any month following the two months after the Initial Month.

Type of Fee	Amount and Description
In addition, to the extent that the expenses of the Trust are less than the Expense Cap Trust in either of the two months following the Initial Month, then the Manager will be entitled to reduce the amount of such Excess Expenses by the difference between the Expense Cap and the actual expenses for such month, and such difference will be added to the management fee payable to the Manager in such month, resulting in the Manager's fee not being reduced by the amount of such difference. In calculating the expenses of the Trust for purposes of the Expense Cap, the following will be excluded: any applicable taxes payable by the Trust or to which the Trust may be subject; any unrealized or realized gains or losses of the Trust; and any expenses not in the ordinary course of business, including without limitation, any litigation costs (including legal fees) or indemnification amounts.
Other Fees and Expenses:
The Trust is responsible for the fees and expenses of any action, suit or other proceedings in which, or in relation to which, the Trustee, the Manager, RBC Dexia, any sub-custodians, including the Gold Custodian, the valuation agent, the registrar and transfer agent or the underwriters for this offering and/or any of their respective officers, directors, employees, consultants or agents is entitled to indemnity by the Trust.

The Trust intends to invest in long-term holdings of 1 oz. gold coins, but intends to hold in highly liquid investments (consisting of short term certificates of deposit or any U.S. Government Security) or cash an amount equal to approximately 3% of its total net assets generally to pay expenses and cash redemptions, and does not intend to speculate in gold. The Trust may be required to sell some of its 1 oz. gold coins from time to time in order to replenish the amount held in cash.
Redemption and Delivery Costs:
Except as set forth in this prospectus, there are no redemption fees payable upon the redemption of units for cash, though a redemption of units for cash will be made at a 5% discount to the value of the units as calculated in accordance with the amended and restated trust agreement, less any applicable taxes. See "Redemption of Units—Redemptions for Cash." However, if you choose to receive 1 oz. gold coins upon redemption of units, you will be responsible for redemption expenses. See "Redemption of Units—Redemptions for 1 oz. Gold Coins."

 Fees and Expenses Payable by You in Connection with an Investment in the Trust

	Amount
Type of Fee	Per Unit	Total
Gross Proceeds:(1)	$10.00	$300,000,000
Less:
Underwriting Commissions	0.50	15,000,000
Offering Expenses	0.05	1,500,000

Net Proceeds	$9.45	$283,500,000

(1)
Gross proceeds, per unit value, number of units, underwriting commissions and offering expenses are estimated for this table presentation.

    The following table breaks down the estimated expense ratio you must bear for an investment in the Trust:

	Initial Year(1)		Subsequent Years(2)
Net Proceeds(3)	$283,500,000	100.0000%	$283,500,000	100.0000%

Trustee expenses, Custodial, Valuation and Fund Administration expenses, Transfer Agent expenses, Other Operating expenses	$850,000	0.2998%	$836,700	0.2951%
Management expenses	992,250	0.3500%	992,250	0.3500%
Total annual expenses(4)	$1,842,250	0.6498%	$1,828,950	0.6451%

(1)
In the initial year, in addition to annual fees, there are set up fees and one-time fees to establish the Trust and related accounts and services.

(2)
In the subsequent years, the expenses shown are the annual expenses based on either flat rates or a percentage of the assets under management.

(3)
The net proceeds are either invested in gold coins or in cash and cash equivalents, the amounts of which are estimated for this table presentation. Gross proceeds, per unit value, number of units, underwriting commissions and offering expenses are estimated for this table presentation and consistent with the table presentation immediately preceding this table.

(4)
Total annual expenses do not include any miscellaneous expenses which were not estimated. The total annual cap on expenses is 0.65% of the assets under management.

Other Fees and Expenses Payable Directly by You

Other Fees and Expenses:	No other charges apply. If applicable, you may be subject to brokerage commissions or other fees associated with trading the units.

Fees and Expenses in Connection with This Offering

Fees Payable to the Underwriters for Selling the Units:	The underwriters will be entitled to a cash commission equal to [ ]% of the total amount of gross proceeds raised from the sale of the units.

Expenses of this Offering:	The legal expenses and certain other start-up costs incurred in the process of this offering until the closing date of this offering are the responsibility of the Manager. However, in the event the offering of the units is successfully completed, the Trust, not the Manager, will be responsible for all of the expenses of the Trust incurred in connection with the public offering of the units (including the costs of creating and organizing the Trust, the costs of printing and preparing this prospectus, the legal expenses, marketing expenses and other reasonable out-of-pocket expenses of the Trust, the filing and listing fees of the applicable securities authorities and stock exchanges, the fees and expenses payable to the Trust's registrar and transfer agent, and the selling commissions of the underwriters and the legal expenses incurred by the underwriters). The expenses of this offering incurred to date are estimated to be approximately $1,350,000. In the event this offering is terminated, the underwriters will receive only a reimbursement of out-of-pocket accountable expenses actually incurred in accordance with FINRA Rule 5110(f)(2)(D).

Summary of Certain Tax Considerations

    This prospectus contains certain information with respect to the Canadian and U.S. federal income tax consequences of the purchase, ownership or disposition of the units for purchasers resident in the United States or outside the United States and Canada. However, in making an investment decision, purchasers must rely on their own examination of the Trust and the terms of the offering, including the merits and risks involved. Prospective purchasers of units should consult with their own tax advisors about tax consequences of an investment in units based on their particular circumstances. This summary of certain tax considerations is qualified in its entirety by the discussion under "Tax Considerations."

Certain U.S. Federal Income Tax Considerations

    The Trust likely will be treated as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. To avoid certain negative U.S. federal income tax consequences and, in the case of a non-corporate U.S. Holder, potentially to maximize the amount of gain that qualifies for the more favorable long-term capital gains tax rate, each U.S. Holder should elect to treat the Trust as a QEF when the U.S. Holder first acquires units in the Trust. A QEF election is made on a shareholder-by-shareholder basis, and a U.S. Holder generally makes a QEF election by attaching the designated form to its timely filed U.S. federal tax return for that year and for all subsequent taxable years. See "Tax Considerations—U.S. Federal Income Tax Considerations—U.S. Holders—Passive Foreign Investment Company Rules."

    If a U.S. Holder makes a QEF election effective for the taxable year in which the U.S. Holder first acquires any units, the U.S. Holder is required to include in its income each year its pro rata share of the earnings and profits of the Trust for that year, whether or not the Trust actually distributes such amount. For example, the Trust may recognize gain from the sale (or deemed sale) by the Trust of 1 oz. gold coins. If the Trust held such gold for one year or less, a U.S. Holder's portion of the gain attributable to the sale of 1 oz. gold coins is generally subject to tax at the same rate as ordinary income. If the Trust held such gold for more than one year, a U.S. Holder's portion of the gain attributable to the sale of 1 oz. gold coins is subject to long-term capital gains rates, including, in the case of a non-corporate U.S. Holder, the 28% maximum standard U.S. federal long-term capital gain tax rate applicable to "collectibles," possibly with retroactive effect. See "Tax Considerations—U.S. Federal Income Tax Considerations—U.S. Holders."

    Under current rules, gain on the sale of units that a non-corporate U.S. Holder who made such QEF election held for more than one year is subject to a maximum standard U.S. federal income long-term capital gain tax rate of 15% (although it is scheduled to increase to 20% for taxable years beginning after December 31, 2012, before most U.S. holders could meet the holding period to qualify for long-term capital gain treatment). The U.S. Treasury, by regulation, can increase the maximum standard long-term capital gain tax rate on the portion of such gains that are attributable to appreciation in the 1 oz. gold coins to 28%, possibly with retroactive effect. Gain on the sale of units that a U.S. Holder held for one year or less are generally subject to tax at the same rate as ordinary income (currently a maximum rate of 35%). See "Tax Considerations—U.S. Federal Income Tax Considerations—U.S. Holders—Sale of Units."

Certain Canadian Federal Income Tax Considerations for U.S. Resident Unitholders

    This portion of the description is generally applicable to a holder of the Trust's units who, at all relevant times, for purposes of the Income Tax Act (Canada), or the Tax Act, and the Canada-United States Income Tax Convention (1980), or the Convention, (i) has not been and is not resident in Canada or deemed to be resident in Canada but is a resident of the United States, (ii) does not use or hold, and is not deemed to use or hold, units in carrying on business in Canada, and (iii) is not an insurer who carries on an insurance business or is deemed to carry on an insurance business in Canada and elsewhere, or a U.S. Resident Unitholder. U.S. Resident Unitholders will generally not be subject to Canadian capital gains tax on a sale or other disposition of their units.

    U.S. Resident Unitholders will also generally not be subject to Canadian withholding tax on distributions to them of gains of the Trust from dispositions of 1 oz. gold coins (including any such gains allocated to them if they redeem their units) if such gains qualify as capital gains for Canadian tax purposes. U.S. Resident Unitholders will generally be subject to Canadian withholding tax on any distributions to them of ordinary income by the Trust.

    See "Tax Considerations—Canadian Taxation of U.S. Resident Unitholders."

Certain Canadian Federal Income Tax Considerations for Residents of Canada

    A unitholder resident in Canada, or Resident Holder, will generally be required to include in income for a particular taxation year the portion of the income of the Trust for that particular taxation year, including net realized taxable capital gains, if any, that is paid or payable to the unitholder in the particular taxation year, whether such amount is received in additional units or cash. Provided that appropriate designations are made by the Trust, such portion of its net taxable capital gains as is paid or payable to a Resident Holder will effectively retain its character and be treated as such in the hands of the holder for purposes of the Tax Act.

    The non-taxable portion of any net realized capital gains of the Trust that is paid or payable to a Resident Holder in a taxation year will not be included in computing the holder's income for the year and, provided appropriate designations are made by the Trust, will not reduce the adjusted cost base of the holder's units. Any other amount in excess of the income of the Trust that is paid or payable to a Resident Holder in such year will not generally be included in the holder's income for the year. However, where such an amount is paid or payable to a Resident Holder (other than as proceeds of disposition of a unit), the holder generally will be required to reduce the adjusted cost base of the units to the holder by such amount. To the extent that the adjusted cost base of a unit would otherwise be less than zero, the negative amount will be deemed to be a capital gain realized by the Resident Holder from the disposition of the unit and the holder's adjusted cost base in respect of the unit will be increased by the amount of such deemed capital gain to zero.

    On the disposition or deemed disposition of a unit (including a redemption), a Resident Holder will realize a capital gain (or capital loss) equal to the amount by which the holder's proceeds of disposition exceed (or are less than) the adjusted cost base to the holder of the unit.

    See "Tax Considerations—Canadian Taxation of Unitholders Resident in Canada."

RISK FACTORS

    You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, including the Trust's financial statement and the related notes.

The value of the units relates directly to the value of the 1 oz. gold coins that the Trust holds, and a decline in the price of gold would negatively affect the value of an investment in the units.

    The principal factors affecting the price of 1 oz. gold coins are also factors that affect the value of the units. 1 oz. gold coins are tradable internationally, and their price is generally quoted in U.S. dollars. The price of the units will depend on, and will typically fluctuate with, the price fluctuations of gold. The price of gold may be affected at any time by many international, economic, monetary and political factors, many of which are unpredictable. These factors include, without limitation:

•
global gold supply and demand, which is influenced by such factors as: (i) forward selling by gold producers; (ii) purchases that gold producers make to unwind gold hedge positions; (iii) central bank purchases and sales; (iv) production and cost levels in major gold-producing countries; and (v) new production projects;

•
investors' expectations for future inflation rates;

•
exchange rate volatility of the U.S. dollar, the principal currency in which the price of gold is generally quoted (the Trust does not anticipate engaging in any hedging transactions);

•
futures exchanges changing the margin requirements that investors are required to meet in order to trade in gold futures or options;

•
interest rate volatility; and

•
unexpected global, or regional, political or economic incidents.

    Changing tax, royalty, land and mineral rights ownership and leasing regulations in gold producing countries can have an impact on market functions and expectations for future gold supply. These factors can affect both share prices of gold mining companies and the relative prices of other commodities, which are both factors that may affect investor decisions in respect of investing in gold or in the units.

The premium over the price of gold bullion at which the 1 oz. gold coins trade is subject to fluctuation, which would affect the value of the 1 oz. gold coins, and in turn, the value of an investment in the units.

    In addition to the price fluctuations of gold, the price of the 1 oz. gold coins may also be affected by a change in the amount of the premium over the price of gold bullion per ounce at which the 1 oz. gold coins trade. As a result, a decrease in the premium over the price of gold bullion at which the 1 oz. gold coins trade would have an adverse effect on the value of the net assets of the Trust and the NAV.

An investment in the Trust will yield long-term gains only if the value of gold increases in an amount in excess of the Trust's expenses. If the long-term value of 1 oz. gold coins decreases, or fails to increase in excess of the Trust's expenses, the value of an investment in the units will decrease.

    The Trust does not actively trade gold to take advantage of market fluctuations in the price of gold or actively generate other income. Accordingly, the Trust's long-term performance is dependent on the long-term performance of the price of gold. As a result, an investment in the Trust will yield long-term gains only if the value of gold increases in an amount in excess of the Trust's expenses. If the long-term value of gold decreases, or fails to increase in excess of the Trust's expenses, the value of an investment in the units will decrease.

A redemption of units for cash or 1 oz. gold coins may yield a lesser amount than selling the units on NYSE Arca or the TSX, if such a sale is possible.

    Because the cash redemption value of the units is based on 95% of the lesser of (i) the volume-weighted average trading price of the units traded on NYSE Arca or, if trading has been suspended on NYSE Arca, the trading price of the units traded on TSX, for the last five days on which the respective exchange is open for trading during the month in which the redemption request is processed by the registrar and transfer agent, and (ii) the NAV of the redeemed units on the last day of the month on which NYSE Arca is open for trading during the month in which the redemption request is processed (in each case, less any applicable taxes), redeeming the units for cash will generally yield a lesser amount than selling the shares on NYSE Arca or the TSX, assuming such a sale is possible. Unitholders who redeem their units for 1 oz. gold coins are entitled to receive a redemption price equal to 100% of the aggregate NAV of the redeemed units at the weekly redemption date and time, less the redemption expenses. The redeeming unitholder will receive the appropriate number of 1 oz. gold coins (of the type or types selected by the Manager in its sole discretion but with the objective of matching the relative mix of 1 oz. gold coins in the Trust holdings) based on the valuation of the 1 oz. gold coins as of the valuation date and time, rounded down to the nearest whole number of such type of 1 oz. gold coins, with any excess amount, after a reduction for applicable expenses, returned to the redeeming unitholder in cash. You should consider how the Trust determines the cash redemption value or gold redemption value before exercising your right to redeem your units for cash or gold.

The international gold market has experienced historically high trading prices in the past two years, and there can be no assurance that this historically high trading price of gold will be sustained. A decline in prices of 1 oz. gold coins would decrease the value of the net assets of the Trust and the NAV.

    Prices in the international gold bullion market have been near historically high levels in the past two years. The Trust anticipates that the price of 1 oz. gold coins going forward and, in turn, the future value of the net assets of the Trust, will depend on factors such as global supply and demand for 1 oz. gold coins, investors' inflation expectations, exchange rate volatility and interest rate volatility. An adverse development with regard to one or more of these factors may lead to a decrease in the prices of 1 oz. gold coins. A decline in prices of 1 oz. gold coins would decrease the value of the net assets of the Trust and the NAV.

If the Trust sells 1 oz. gold coins to pay expenses, it will reduce the amount of 1 oz. gold coins that each unit represents on an ongoing basis, irrespective of whether the trading price of the units rises or falls in response to changes in the prices of 1 oz. gold coins.

    Each outstanding unit represents an equal, undivided ownership interest in the net assets of the Trust attributable to the units. As the Trust does not expect to generate any net income and will sell 1 oz. gold coins over time only on an as-needed basis to pay for its expenses, the amount of 1 oz. gold coins that each unit represents will, and the NAV may, decline over time. Assuming a constant gold price, the trading price of the units is expected to gradually decline relative to the price of gold as the amount of 1 oz. gold coins represented by the units gradually declines. The units will only maintain their original value if the price of 1 oz. gold coins increases enough to offset the Trust's expenses.

    Investors should be aware that the gradual decline in the amount of 1 oz. gold coins that the Trust holds will occur regardless of whether the trading price of the units rises or falls in response to changes in the price of gold. The estimated ordinary operating expenses of the Trust, which accrue daily, are described in "Business of the Trust—Fees and Expenses."

If the Trust sells 1 oz. gold coins to pay expenses at a time of low gold prices, it could adversely affect the value of the net assets of the Trust.

    The Manager will sell 1 oz. gold coins held by the Trust to pay Trust expenses on an as-needed basis irrespective of then-current gold prices, and it will not attempt to buy or sell 1 oz. gold coins to protect against or to take advantage of fluctuations in the price of gold. Consequently, the Trust may sell its 1 oz. gold coins at a time when the price of gold is low. Sales of 1 oz. gold coins at relatively lower gold prices will require the sale of more 1 oz. gold coins, which, in turn, will have an adverse effect on the value of the net assets of the Trust and the NAV.

If the sub-custodians and other service providers do not carry adequate insurance to cover claims against them by the Trust and the Trust is unable to recover for any of its losses, the value of the net assets of the Trust and the NAV would decrease.

    RBC Dexia, the Trustee and other sub-custodians or service providers of the Trust maintain such insurance as they deem adequate with respect to their respective businesses and their positions as custodian, trustee or otherwise of the Trust. Unitholders cannot be assured that any of the aforementioned parties will maintain any insurance with respect to the Trust's assets held or the services that such parties provide to the Trust and, if they maintain insurance, that such insurance is sufficient to satisfy any losses incurred by them in respect of their relationship with the Trust. In addition, none of the Trust's service providers is required to include the Trust as a named beneficiary of any such insurance policies that are purchased. Accordingly, the Trust will have to rely on the efforts of the service provider to recover from their insurer compensation for any losses incurred by the Trust in connection with such arrangements. If the sub-custodians and other service providers do not carry adequate insurance to cover claims against them by the Trust and the Trust is unable to recover for any of its losses, the value of the net assets of the Trust and the NAV would decrease.

In the event the 1 oz. gold coins that the Trust owns are lost, damaged, stolen or destroyed, recovery may be limited to the market value of the gold at the time the loss is discovered, and the value of the net assets of the Trust would decrease.

    If there is a loss due to theft, loss, damage, destruction or fraud or otherwise with respect to the Trust's 1 oz. gold coins that one of the Trust's custodians holds, and such loss is found to be the fault of such custodian, the Trust may not be able to recover more than the market value of the gold at the time the loss is discovered. If the market value of gold increases between the time the loss is discovered and the time the Trust receives payment for its loss and purchases 1 oz. gold coins to replace the losses, the Trust would acquire fewer 1 oz. gold coins than the Trust lost, and the value of the net assets of the Trust would decrease.

A redeeming unitholder that suffers loss of, or damage to, its 1 oz. gold coins during delivery from the Gold Custodian will not be able to claim damages from the Trust, the Manager, RBC Dexia or the Gold Custodian.

    If a unitholder exercises its option to redeem units for 1 oz. gold coins, a shipping service provider that the Trust engages will transport the 1 oz. gold coins and will fully insure such shipment. Because legal ownership of the 1 oz. gold coins will transfer to such unitholder at the time the Gold Custodian places the 1 oz. gold coins with the shipping service provider and the responsibility of the Trust for the redemption will be complete, the redeeming unitholder will bear the risk of loss from that moment. In the event of any loss or damage in connection with the delivery of the 1 oz. gold coins after such time, such unitholder will not be able to claim damages from the Trust, the Manager, RBC Dexia or the Gold Custodian, but will instead need to bring a claim against the shipping service provider and/or its insurer, as the case may be.

Because the Trust invests substantially all of its assets in 1 oz. gold coins, an investment in the Trust may be more volatile than an investment in a more broadly diversified portfolio.

    The Trust intends to invest substantially all of its assets in 1 oz. gold coins, but intends to hold in highly liquid investments (consisting of short term certificates of deposit or any U.S. Government Security) or cash an amount equal to approximately 3% of its total net assets generally to pay expenses and cash redemptions. As a result, the Trust's holdings are not diversified. Accordingly, the aggregate

NAV of the Trust may be more volatile than another investment vehicle with a more broadly diversified portfolio and may fluctuate substantially over time. An investment in the Trust is therefore speculative and is not intended as a complete investment program. An investment in units is suitable only for persons financially able to maintain their investment and who can bear the risk of loss associated with an investment in the Trust. Investors should review closely the objective and strategy, the Investment Guidelines and the redemption provisions of the Trust as outlined herein and familiarize themselves with the risks associated with an investment in the Trust.

A delay in the purchase by the Trust of 1 oz. gold coins with the net proceeds of this offering may result in the Trust purchasing fewer 1 oz. gold coins than it could have purchased earlier.

    The Trust intends to purchase 1 oz. gold coins with the net proceeds of this offering as described in this prospectus as soon as practicable, but in any event within 90 days of the closing of this offering. Given the anticipated size of this offering, the Trust expects that it will not be able to purchase immediately all of the required 1 oz. gold coins. Additionally, the increased demand for 1 oz. gold coins caused by purchases by the Trust following this offering may cause an increase in the market price of 1 oz. gold coins. Although the Trust will endeavor to complete the necessary purchases as quickly as practicable, there may be a delay in the completion of the Trust's purchases of 1 oz. gold coins. If prices of 1 oz. gold coins increase between the time of this offering and the time the Trust completes its purchases, whether or not caused by the Trust's acquisition of 1 oz. gold coins, the amount of 1 oz. gold coins the Trust will be able to purchase will be less than it would have been able to purchase had it been able to complete its purchases immediately. In either of these circumstances, the quantity of 1 oz. gold coins purchased per unit will be reduced, which may have a negative effect on the value of the units.

A notice of redemption is irrevocable, which could prevent you from revoking a redemption notice if you change your mind due to a change in the NAV or for other reasons.

    In order to redeem units for cash or 1 oz. gold coins, a unitholder must provide a notice of redemption to the Trust's registrar and transfer agent. Except when the Trust has suspended redemptions, once the registrar and transfer agent has received a notice of redemption, the unitholder no longer can revoke the notice under any circumstances, though it may be rejected by the registrar and transfer agent if it does not comply with the requirements for a notice of redemption. An investor who is unable to revoke a redemption notice may be harmed if the NAV of redeemed units decreases from the time the redemption notice is provided to the transfer agent to the time the redemption amount is calculated or if the NAV of the redeemed units increases after the redemption amount is calculated and before such investor receives such redemption proceeds. See "Redemption of Units."

The Trust may terminate and liquidate at a time when the value of the assets of the Trust is low, resulting in losses to investors.

    If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time which is disadvantageous to unitholders, such as when gold prices are lower than the gold prices at the time when unitholders purchased their units. In such a case, were the Trust's 1 oz. gold coins sold as part of the Trust's liquidation, the resulting proceeds distributed to unitholders will be less than if gold prices were higher at the time of sale. See "Termination of the Trust" for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Manager, the Trustee or the unitholders.

The units may trade at a price which is at, above or below the NAV, and any discount or premium in the trading price relative to the NAV may widen as a result of non-concurrent trading hours between the COMEX, NYSE Arca and the TSX.

    Units may trade in the market at a premium or discount to the NAV. This risk is separate and distinct from the risk that the NAV may decrease.

    The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours between the COMEX division of the New York Mercantile Exchange, which is the U.S. exchange on which gold for physical delivery is traded, and NYSE Arca and the TSX. While the units will trade on NYSE Arca and the TSX until 4:00 p.m. Eastern time, liquidity in the global gold market will lessen after the close of the COMEX division of the New York Mercantile Exchange at 1:30 p.m. Eastern time. As a result, during this time, trading spreads, and the resulting premium or discount to the NAV may widen.

The Trust may suspend redemptions, which may negatively affect the trading price of the units.

    In certain circumstances, the Trust may suspend the right of unitholders to request a redemption of their units or postpone the date of delivery or payment of the redemption proceeds of the Trust (whether 1 oz. gold coins and/or cash, as the case may be) with the prior approval of Canadian securities regulatory authorities having jurisdiction. These circumstances include any period during which the Trust determines that conditions exist which render impractical the sale of assets of the Trust or which impair the ability of the Trust or the valuation agent to determine the value of the assets of the Trust and the NAV or the redemption amount for the units. See "Redemption of Units—Suspension of Redemptions." If unitholders are unable to redeem their units for 1 oz. gold coins or cash, the trading price of the units may be negatively affected.

Future governmental decisions may reduce the value of the net assets of the Trust, the NAV and the trading price of the units.

    Generally, gold prices reflect the supply and demand of available gold. Governmental decisions, such as the executive order that the President of the United States issued in 1933 requiring all persons in the United States to deliver gold to the Federal Reserve or the abandonment of the gold standard by the United States in 1971, have been viewed as having significant impact on the supply and demand of gold and the price of gold. Future governmental decisions may have an impact on the price of 1 oz. gold coins, and may result in a significant decrease or increase in the value of the net assets of the Trust, the NAV and the trading price of the units.

The market for units and the liquidity of units may be adversely affected by competition from other methods of investing in gold, which may negatively affect the trading price of the units.

    The Trust competes with other financial vehicles, including traditional debt and equity securities issued by companies in the gold industry and other securities backed by or linked to gold, direct investments in gold and investment vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Manager's control, may make it more attractive to invest in other financial vehicles or to invest in gold directly, which could limit the market for the units and reduce the liquidity of the units and, accordingly, negatively affect the trading price of the units.

Crises may motivate large-scale sales of gold, which could decrease the price of gold and adversely affect the value of an investment in the units.

    The possibility of large-scale distress sales of gold in times of crisis may have a negative impact on the price of gold and adversely affect an investment in the units. For example, the 2008 financial credit crisis resulted in significantly depressed prices of gold due to forced sales and deleveraging from institutional investors such as hedge funds and pension funds. Crises in the future may impair gold's price performance which would, in turn, adversely affect the value of an investment in the units.

The Trust may be forced to sell 1 oz. gold coins earlier than anticipated, which may result in a reduction of the value of the net assets of the Trust, the NAV and the trading price of the units.

    The Trust intends to hold in highly liquid investments (consisting of short term certificates of deposit or any U.S. Government Security) or cash an amount equal to approximately 3% of its total net assets generally to pay expenses and cash redemptions. If the Trust's expenses or cash redemptions are higher than estimated, the Trust may need to sell 1 oz. gold coins earlier than anticipated to meet its expenses and fund cash redemptions. Such accelerated sales of 1 oz. gold coins may result in a reduction of the value of the net assets of the Trust, the NAV and the trading price of the units.

Substantial sales of gold by the official sector could adversely affect the value of an investment in the units.

    The official sector consists of central banks, other governmental agencies and multi-lateral institutions that buy, sell and hold gold as part of their reserve assets. The official sector holds a significant amount of gold, some of which is static, meaning that it is held in vaults and is not bought, sold, leased or swapped or otherwise available in the open market. Several central banks and multi-lateral institutions have sold portions of their gold reserves in recent years, with the result being that the official sector, taken as a whole, has been a net supplier of gold to the open market. In the event that future economic, political or social conditions or pressures require members of the official sector to liquidate their gold assets all at once or in an uncoordinated manner, the demand for gold may not be sufficient to accommodate the sudden increase in the supply of gold to the market. Consequently, the price of gold may decline, which could adversely affect the value of an investment in the units.

Unitholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the Commodity Exchange Act.

    The Trust is not, and is not expected to be, registered as an investment company under the Investment Company Act of 1940, or the Investment Company Act. Consequently, unitholders will not benefit from the protections provided to investors in investment companies under that act. The Trust does not and will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act of 1936, or the Commodity Exchange Act, as administered by the Commodity Futures Trading Commission, or the CFTC. Furthermore, the Trust is not a commodity pool for purposes of the Commodity Exchange Act, and none of the Manager, the Trustee or the underwriters is subject to CFTC regulation as a commodity pool operator or a commodity trading advisor in connection with the units. Consequently, unitholders do not have the regulatory protections provided to investors in Commodity Exchange Act-regulated instruments or commodity pools.

The Manager, its parent, and its affiliates may also manage other funds that invest in 1 oz. gold coins and other precious metals that may be held by the Trust, and conflicts of interest by the Manager or its affiliates may occur, which may reduce the value of the net assets of the Trust, the NAV and the trading price of the units.

    The Manager is responsible for the day-to-day activities and administration of the Trust and, therefore, exercises significant control over the Trust. The Manager may have different interests than the unitholders and consequently may act in a manner that is not advantageous to unitholders at any particular time.

    The Manager and its directors and officers, and their respective affiliates and associates may engage in the promotion, management or investment management of other accounts, funds or trusts that invest primarily in 1 oz. gold coins and other precious metals. Although officers, directors and professional staff of the Manager intend to devote as much time to the Trust as is deemed appropriate to perform their duties, the staff of the Manager may allocate their time and services among the Trust and the other accounts, funds or trusts managed by the Manager. The Manager will provide any such services to the Trust on terms not less favorable to the Trust than would be available from a non-affiliated party. Conflicts of interest could arise in the event that the Manager becomes a Canadian corporation, and the Manager exercises its right to become the Trustee of the Trust. In the event that such conflicts of interest are not resolved in the Trust's favor, the value of the net assets of the Trust, the NAV and the trading price of the units may be reduced.

The Trust's obligation to reimburse the Trustee, the Manager, the underwriters or certain parties related to them for certain liabilities could reduce the value of the net assets of the Trust, the NAV and the trading price of the units.

    Under certain circumstances, the Trust might be subject to significant indemnification obligations in favor of the Trustee, the Manager, the underwriters for this offering or certain parties related to them or retained by them. The Trust does not carry any insurance to cover such potential obligations, and, to the Manager's knowledge, none of the foregoing parties are insured for losses for which the Trust has agreed to indemnify them. Any such indemnification that the Trust needs to pay would reduce the value of the net assets of the Trust, the NAV and the trading price of the units.

A unitholder may be unable to bring actions or enforce judgments against the Trust or the Trustee or any of their officers and directors under U.S. federal securities laws in Canada or to serve process on any of them in the United States.

    The Trust is organized under the laws of the Province of Ontario, Canada, and the Trustee is organized under the federal laws of Canada, and all of their executive offices and administrative activities and assets are located outside the United States. In addition, the directors and officers of the Trustee are residents of jurisdictions other than the United States, and all or a substantial portion of the assets of those persons are or may be located outside the United States. As a result, a unitholder may be unable to serve legal process within the United States upon any of the Trust or the Trustee or any of their directors or officers, as applicable. In addition, a unitholder may have difficulty enforcing against them in the appropriate Canadian courts judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States, or bringing an original action in the appropriate Canadian courts to enforce liabilities against the Trust or the Trustee or any of their directors of officers, as applicable, based upon the U.S. federal securities laws.

Unitholders do not have the same rights as shareholders of a corporation and have limited ability to affect the management of the Trust, and, as a result, a unitholder may determine to sell its units, which could occur at a time when the value of its investment in the units of the Trust may decrease.

    Because the Trust is organized as a trust rather than a corporation, the rights of unitholders are set forth in the amended and restated trust agreement rather than in a corporate statute. This means that unitholders do not have the statutory rights normally associated with the ownership of shares in an Ontario corporation. For example, the Trust is not subject to minimum quorum requirements, is not required to hold annual meetings, and has no officers or directors required by statute. Unitholders have the right to vote on matters brought before unitholders in accordance with the amended and restated trust agreement but do not have a right to elect the Manager, though unitholders do have the right to remove the Manager in certain circumstances. A unitholder that disagrees with the management of the Trust may determine to sell its units if such unitholder deems its recourse under the amended and restated trust agreement to be inadequate or unsatisfactory, which could occur at a time when it is disadvantageous to sell units of the Trust. In such circumstances, the value of a unitholder's investment in the units of the Trust may decrease.

Unitholders do not have a right to bring "oppression" or "derivative" suits as a means of enforcing their rights, and the unitholder would not be able to recover the true value of the unitholder's investment in the event that the Trust could bring a suit on its own behalf but is unable or unwilling to do so.

    Unitholders do not have the right to bring "oppression" or "derivative" suits, which could negatively affect the ability of a unitholder to recover losses should causes of action arise. Therefore, the unitholder would not be able to recover the true value of the unitholder's investment in the event that the Trust could bring a suit on its own behalf but is unable or unwilling to do so.

The investment objective and restrictions of the Trust and the attributes of the units of the Trust may be changed by way of an extraordinary resolution by the unitholders, which may result in a decrease in the value of the units.

    The investment objective and restrictions of the Trust and the attributes of the units may be changed with the approval of a resolution, in person or by proxy, of unitholders holding units representing in aggregate not less than 66 2/3% of the total number of units of the Trust voted at a duly constituted meeting of unitholders, or at any adjournment thereof, called and held in accordance with the amended and restated trust agreement, or a written resolution signed by unitholders holding units representing in aggregate not less than 66 2/3% of the total number of outstanding units of the Trust in accordance with the amended and restated trust agreement. Such changes to the investment objective or restrictions of the Trust or the attributes of the units may be more favorable or less favorable to you than the investment objective or restrictions of the Trust or the attributes of the units, as the case may be, as described in this prospectus. The value of the units sold hereby may decrease as a result of such changes.

The supermajority voting requirement for unitholders may make it difficult for unitholders to effectuate a necessary or desirable change to the investment objective of the Trust, attributes of the units, or the management of the Trust.

    Amending the investment objective or the Investment Guidelines of the Trust, changing materially the attributes of the units or approving a change in Manager (unless the successor manager is an affiliate of the current Manager or the successor manager occurs primarily as a result of a reorganization of the current Manager) requires approval of unitholders representing in aggregate not less than 66 2/3% of the total number of outstanding units of the Trust voted at a duly constituted meeting of unitholders, or at any adjournment thereof, called and held in accordance with the amended and restated trust agreement, or a written resolution signed by unitholders holding units representing in aggregate not less than 66 2/3% of the total number of outstanding units of the Trust in accordance with the amended and restated trust agreement. The 66 2/3% approval threshold may make it difficult for our unitholders to modify any features of the Trust or the units, or to appoint a successor manager if the Manager resigns and does not appoint a successor manager of the Trust.

Substantial redemptions of units may affect the liquidity and trading price of units and increase the pro rata expenses per unit, which could decrease the value of the net assets of the Trust, the NAV or the trading price of the units.

    Substantial redemptions of units could result in a decrease in the trading liquidity of the units and increase the amount of Trust expenses allocated to each remaining unit. Such increased expenses may reduce the value of the net assets of the Trust, the NAV and the trading price of the units.

Fluctuation in foreign exchange rates may have an adverse effect on the Trust and on the trading price of the units.

    The Trust maintains its accounting records, purchases gold and reports its financial position and results in U.S. dollars. Because certain of the Trust's expenses are paid in Canadian dollars, an increase in the value of the Canadian dollar would increase the reported expenses of the Trust that are payable in Canadian dollars, which could result in the Trust being required to sell more 1 oz. gold coins to pay its expenses. Further, such appreciation could adversely affect the Trust's reported financial results, which may have an adverse effect on the trading price of the units.

The Trust or the Trust's registrar and transfer agent will calculate all redemptions using U.S. dollars, which will expose redeeming non-U.S. unitholders to currency risk and result in a lesser redemption amount to a unitholder redeeming units in a different currency.

    The Trust or the Trust's registrar and transfer agent will calculate all redemptions using U.S. dollars. All redeeming unitholders will receive any cash amount to which the unitholder is entitled in connection with the redemption in U.S. dollars, which will expose such unitholder to the risk that the exchange rate between the U.S. dollar and the other currency in which the unitholder generally operates will result in a lesser redemption amount than the unitholder would have received if the redemption amount had been calculated and delivered in such other currency. In addition, the Trust will deliver or cause to be delivered any cash as a result of the redemption in U.S. dollars, the redeeming unitholder may be required to open or maintain an account that can receive deposits of U.S. dollars.

The Trust could be classified as a grantor trust (and not a foreign corporation) for U.S. federal income tax purposes, which would mean that a unitholder selling its units would be treated for U.S. income tax purposes as selling a pro rata share of the Trust assets with the result that the portion of the gain that is attributable to the deemed sale of 1 oz. gold coins held by the Trust would be subject to U.S. federal income tax at the rate applicable to collectibles (with a maximum standard long-term capital gain tax rate of 28% for collectibles held for more than one year).

    The Trust expects to be treated as a business entity and not as a trust for U.S. federal tax purposes, and it has elected to be treated as a foreign corporation for U.S. federal tax purposes. The Trust has received an opinion of Special U.S. Tax Counsel (as defined below) that it is a business entity entitled to elect to be treated as a corporation. The Trust's determination and the opinion of Special U.S. Tax Counsel are not binding on the IRS or any U.S. court. Consequently, no assurance can be given that the IRS will not assert that the Trust should be treated as a trust rather than a business entity. If it were ultimately determined that the Trust is a trust (and not a business entity eligible to elect to be taxed as a corporation) for U.S. federal income tax purposes, the Trust would likely be treated as a grantor trust of the unitholders for U.S. federal income tax purposes. As such, each U.S. Holder would be deemed to own its pro rata share of the Trust's assets and liabilities. A U.S. Holder would be subject to U.S. federal income tax on the income or loss therefrom, including as a result of a sale of its units. In the case of a non-corporate U.S. Holder, any gain from an actual or deemed sale of its pro rata share of the 1 oz. gold coins would be subject to U.S. federal income tax at the rate applicable to collectibles (with a maximum standard long-term capital gain tax rate of 28% for collectibles held for more than one year). If the 1 oz. gold coins were not held for more than one year, the net gain would generally be subject to tax at the rates applicable to ordinary income. See "Tax Considerations—U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Classification of the Trust."

The Trust expects to be a PFIC, which may result in certain adverse U.S. federal income tax consequences to U.S. Holders of units who do not make a QEF election.

    Based on the expected composition (and estimated values) of the Trust's assets and the expected nature of its income, the Trust expects to be treated as a PFIC for its current taxable year and subsequent taxable years. If the Trust is a PFIC for any taxable year (or portion thereof) in which a U.S. Holder owns units, and such U.S. Holder does not make a QEF election that is effective for the taxable year in which the U.S. Holder first acquires any units, such holder generally will be liable to pay income tax at the highest ordinary income tax rate on any "excess distribution" from the Trust and on the U.S. Holder's gain from the disposition of units as if such excess distribution or gain had been recognized ratably over the U.S. Holder's holding period for the units, plus interest on such amount as if it were treated as a series of underpayments of tax in such prior years. A U.S. Holder is able to avoid these adverse tax consequences, however, by making a QEF election to include its pro rata share of the Trust's earnings and profits in income currently as it is earned. See "Tax Considerations—U.S.

Federal Income Tax Considerations—U.S. Holders—Passive Foreign Investment Company Rules." U.S. Holders should consult their own tax advisors about the impact of making or failing to make a timely QEF election with respect to their units.

A U.S. Holder that makes a QEF election with respect to its units may be required to include amounts in income for U.S. federal income tax purposes without the receipt of cash.

    A U.S. Holder who makes a QEF election with respect to its units is required to include in income its pro rata share of the Trust's earnings and profits, on a current basis, whether or not distributed. See "Tax Considerations—U.S. Federal Income Tax Considerations—U.S. Holders—Passive Foreign Investment Company Rules—Qualified Electing Fund." The Trust may have earnings and profits from its investments in securities, a sale of 1 oz. gold coins or a distribution of 1 oz. gold coins to a redeeming unitholder. As a result, a U.S. Holder may be subject to U.S. federal income tax based on another unitholder's redemption, even if the U.S. Holder was not a unitholder at the time of the redemption. See "Tax Considerations—U.S. Federal Income Tax Considerations—U.S. Holders—Redemption of Units." Since the Trust does not expect to make regular cash distributions, any such tax would have to be paid by the U.S. Holder from other sources. A U.S. Holder that redeems its units for 1 oz. gold coins at a gain generally will also have a taxable gain without the receipt of cash.

Sales of 1 oz. gold coins by the Trust and redemptions by other Unitholders may increase the tax basis of units held by a U.S. Holder that makes a QEF election, thereby affecting the amount and character of gain or loss recognized by the U.S. Holder when the U.S. Holder sells or redeems its units.

    When the Trust sells (or is deemed to sell) 1 oz. gold coins, a U.S. Holder that has made a QEF election with respect to its units will recognize gain, and the gain recognized on such sales will increase the adjusted tax basis of units held by a U.S. Holder. See "Tax Considerations—U.S. Federal Income Tax Considerations—U.S. Holders—Passive Foreign Investment Company Rules—Qualified Electing Fund." The effect of this recognition of gain and increase in basis could cause a U.S. Holder that has made a QEF election to have a basis in its units greater than the value of the units. In that case, if the U.S. Holder were to sell its units, the U.S. Holder would recognize a long-term capital loss on the sale of the units that were held for more than one year. For a non-corporate U.S. Holder, the long-term capital loss recognized on the sale of its units would potentially offset gains otherwise eligible for the maximum standard long-term capital gain tax rate, even though the gains the U.S. Holder had recognized as a result of the QEF election were subject to tax at the higher capital gains tax rate applicable to collectibles. In such a case, the U.S. Holder that made a QEF election could eventually pay more capital gains tax at the higher rate applicable to collectibles and less capital gains tax at the maximum standard long-term capital gain tax rate, compared to the capital gains tax the U.S. Holder would have paid had if the U.S. Holder held its pro rata share of the 1 oz. gold coins directly.

The U.S. Treasury has the authority to issue regulations applying the 28% tax rate to gain from the sale or exchange of interests in a QEF which is attributable to unrealized appreciation in the value of collectibles, and could increase the U.S. federal income tax liability of unitholders.

    The maximum standard long-term capital gain tax rate on the sale by a non-corporate taxpayer of stock in a QEF is currently 15% (although it is scheduled to increase to 20% for taxable years beginning after December 31, 2012, before most U.S. Holders could meet the holding period to qualify for long-term capital gain treatment). Gain from the sale or other taxable disposition of collectibles by a non-corporate taxpayer, such as 1 oz. gold coins held for more than one year, however, is currently subject to a maximum standard long-term capital gain tax rate of 28%. The Code gives the U.S. Treasury the authority to issue regulations applying the 28% standard tax rate to long-term capital gain from the sale or exchange of interests in pass-through entities, including QEFs, that is attributable to unrealized appreciation in the value of collectibles. There can be no assurance that the U.S. Treasury will not adopt regulations imposing the 28% standard long-term capital gain tax rate on gain from the sale of Trust units by a non-corporate U.S. Holder that has made a QEF election to the extent such gain is attributable to appreciation in the underlying 1 oz. gold coins, which could increase the U.S. federal income tax liability of unitholders, or that such regulations will not apply retroactively. See "Tax Considerations—U.S. Federal Income Tax Considerations—U.S. Holders—Sale of Units."

An IRA unitholder that receives 1 oz. gold coins which constitute non-excluded "collectibles" will be treated as having made a taxable distribution.

    If a unitholder that is subject to (or that has purchased units using assets which are subject to) the requirements of Section 408 of the Code receives 1 oz. gold coins from the Trust in a redemption, and the 1 oz. gold coins it receives constitute non-excluded "collectibles" under Section 408(m) of the Code, the cost that the unitholder pays for the redemption will be treated as a taxable distribution by the IRA unitholder to the beneficiary.

Unitholders may be liable for obligations of the Trust to the extent the Trust's obligations are not satisfied out of the Trust's assets.

    The amended and restated trust agreement provides that no unitholder will be personally liable, and no resort will be had to a unitholder's property for satisfaction of any obligation or claim arising out of or in connection with any contract or obligation of the Trust, the Manager or the Trustee or any obligation for which a unitholder would otherwise have to indemnify the Trustee for any personal liability incurred by the Trustee, but rather, only the property of the Trust is subject to levy or execution for such satisfaction. If the Trust acquires any investments subject to existing contractual obligations, the Manager, or the Trustee on the direction of the Manager, as the case may be, will use its best efforts to have any obligations modified so as to achieve disavowal of contractual liability. Further, the Manager will cause the operations of the Trust to be conducted in such a way and in such jurisdictions as to avoid, as far as possible, any material risk of liability on the unitholders of claims against the Trust and will, to the extent it determines to be possible and reasonable, including the cost of premiums, cause the Trust to carry insurance for the benefit of the unitholders in such amounts as it considers adequate to cover any such foreseeable non-contractual or non-excluded contractual liability. Also, under the Trust Beneficiaries' Liability Act, 2004 (Ontario), holders of units of a trust governed by the laws of the Province of Ontario that is a reporting issuer under the Securities Act (Ontario) (as the Trust is) are not, as beneficiaries, liable for any act, default, obligation or liability of the trust. Notwithstanding the above, there is a risk that a unitholder could be held personally liable for obligations of the Trust to the extent that claims are not satisfied out of the assets of the Trust if a court finds (i) that Ontario law does not govern the ability of a third party to make a claim against a beneficiary of a trust and that the applicable governing law permits such a claim, or (ii) that the unitholder was acting in a capacity other than as a beneficiary of the trust. In the event that a unitholder should be required to satisfy any obligation of the Trust, under the amended and restated trust agreement, such unitholder will be entitled to reimbursement from any available assets of the Trust.

Potential changes to income tax, securities and other laws, including changes in the administration of those laws, could decrease the trading price of the units.

    There can be no assurance that income tax, securities and other laws will not be changed in a manner which adversely affects the Trust and the distributions received by unitholders. In particular, there can be no assurance that Canadian federal income tax laws and the administrative policies and assessing practices of the Canada Revenue Agency respecting the treatment of mutual fund trusts will not be changed in a manner which adversely affects the Trust or the unitholders, which could decrease the trading price of the units.

Canadian registered plans that redeem their units for 1 oz. gold coins may be subject to adverse Canadian tax consequences.

    Canadian registered plans that redeem their units for 1 oz. gold coins may be subject to adverse tax consequences. 1 oz. gold coins received by a Canadian registered plan, such as a registered retirement savings plan, registered retirement income fund, deferred profit sharing plan, registered disability savings plan, registered education savings plan or tax-free savings account on a redemption of units for 1 oz. gold coins may not be a qualified investment for such plan. Accordingly, such plans (and in the case of certain plans, the annuitants, subscribers or beneficiaries thereunder or holders thereof) may be subject to adverse Canadian tax consequences including, in the case of registered education savings plans, revocation of such plans.

If the Trust ceases to qualify as a mutual fund trust for Canadian income tax purposes, it or the unitholders could become subject to material adverse tax consequences.

    In order to qualify as a mutual fund trust under the Tax Act, the Trust must comply with various requirements contained in the Tax Act, including (in many or most circumstances) requirements to hold substantially all its property in assets (such as 1 oz. gold coins and cash) that are not "taxable Canadian property," and to restrict its undertaking to the investing of its funds. See "Tax Considerations—Canadian Federal Income Tax Considerations—Canadian Taxation of the Trust." If the Trust were to cease to qualify as a mutual fund trust (whether as a result of a change of law or administrative practice, or due to its failure to comply with the current Canadian requirements for qualification as a mutual fund trust), it may experience various potential adverse consequences, including being subject to a deemed realization of its assets for their fair market value every 21 years and becoming subject to a requirement to withhold tax on distributions made to non-resident unitholders of any capital gains realized from the dispositions of 1 oz. gold coins.

If the Trust were to be considered to be carrying on a business in Canada for the purposes of the Tax Act in a taxation year or the Trust was considered to acquire securities that were "non-portfolio properties" as defined in the Tax Act, it could become subject to tax at full corporate tax rates on some or all of its income for that year.

    The Trust anticipates that it will make sufficient distributions in each year of any income (including taxable capital gains) realized by the Trust for Canadian tax purposes so as to ensure that it will not be subject to Canadian income tax on such income. Such income generally will become subject to Canadian income tax at full corporate rates if the Trust becomes a specified investment flow-through trust, or SIFT trust, even if it distributes its income in full. If the Trust, contrary to its investment restrictions, were to carry on a business in Canada in a taxation year and use its property in the course of any such business, or acquire securities that were "non-portfolio properties," it could become a SIFT trust. Although the activities of the Trust, as described in this prospectus, are intended to avoid characterization as a SIFT trust, it may be possible that the Canada Revenue Agency would take a different (and adverse) view of this issue. If the Trust were a SIFT trust for a taxation year, the Trust would effectively be taxed like a corporation on income and capital gains in respect of such non-portfolio properties at a combined federal/provincial tax rate comparable to rates that apply to income earned and distributed by Canadian corporations. Distributions of such income received by Resident Holders would be treated as taxable dividends from a taxable Canadian corporation and distributions received by non-Canadian resident unitholders of a SIFT trust would be treated as Canadian-source dividends for Canadian withholding tax purposes. The Trust has been created to provide unitholders with an exposure to physical gold coins and gold bullion in accordance with the Investment Guidelines of the Trust. The Trust is subject to investment restrictions intended to ensure that it will not be a SIFT trust. If the Trust were to qualify as a SIFT trust, the income tax considerations described under "Canadian Federal Income Tax Considerations" would be adversely different in certain respects.

If the Trust treats distributed gains as being on capital account, and the Canada Revenue Agency later determines that such gains were on income account, adverse Canadian tax consequences will result to the Trust and its unitholders, which may reduce the value of the net assets of the Trust, the NAV and the trading price of the units.

    As the Trust generally intends to be a long-term holder of 1 oz. gold coins, it will treat gains (or losses) as a result of the disposition of 1 oz. gold coins as capital gains (or capital losses) or, depending on the circumstances, include the full amount in (or deduct the full amount from) income. The Canada Revenue Agency has expressed the opinion that gains (or losses) of mutual fund trusts resulting from transactions in commodities should generally be treated for tax purposes as ordinary income rather than as capital gains, although the treatment in each particular case remains a question of fact to be determined having regard to all the circumstances. If the Trust reports any transactions on capital account, but the Canada Revenue Agency subsequently determines that such transactions are on income account, there may be an increase in the net income of the Trust for tax purposes and the taxable component of redemption proceeds (or any other amounts) that have been, or will be, distributed to unitholders. Furthermore, as distributions of income (as opposed to capital gains) to non-resident unitholders will be subject to Canadian withholding taxes, such redetermination by the Canada Revenue Agency may result in the Trust and non-Resident Holders being jointly liable for unwithheld withholding taxes on prior distributions made to unitholders who were not resident in Canada at the time of the distribution. See "Tax Considerations—Canadian Taxation of U.S. Resident Unitholders." Such liability of the Trust or provisions for such potential liability may reduce the value of the net assets of the Trust, the NAV and trading price of the units.

The Trust must calculate its Canadian tax obligations, and make Canadian tax filings in Canadian dollars, which may expose it to currency risk.

    As the Trust is required to input its income, gains and losses in Canadian dollars for Canadian tax purposes in accordance with the rules in the Tax Act, the amount of income, gain and losses of the Trust for Canadian income tax purposes may be affected by the value of the U.S. dollar relative to the Canadian dollar.

BUSINESS OF THE TRUST

Investment Objective of the Trust

    The Trust intends to invest in and hold substantially all of its assets in 1 oz. American Gold Eagle bullion coins and 1oz. Canadian Gold Maple Leaf bullion coins, although the Trust is also permitted to purchase 1 oz. gold bullion bars and rounds, any or all of which we refer to as 1 oz. gold coins in this prospectus. The Trust seeks to provide a secure, convenient and exchange-traded investment alternative for investors interested in holding 1 oz. gold coins.

Investment Strategy of the Trust

    The Trust intends to invest in long-term holdings of 1 oz. gold coins, but intends to hold in highly liquid investments (consisting of short term certificates of deposit or any U.S. Government Security) or cash an amount equal to approximately 3% of its total net assets generally to pay expenses and cash redemptions. The Trust does not intend to speculate in gold (in other words, we do not intend to try to profit from developments that would influence the price of gold in the daily market). The Trust may be required to sell some of its 1 oz. gold coins from time to time in order to replenish the amount held in cash. The Trust does not anticipate making cash distributions to unitholders.

Overview of the Structure of the Trust

    APMEX Physical—1 oz. Gold Redeemable Trust was established on March 10, 2011 under the laws of the Province of Ontario, Canada, pursuant to an amended and restated trust agreement dated as of December 28, 2011.

    The Trust is authorized to issue an unlimited number of units. All units have equal rights and privileges with respect to all matters, including voting, receipt of distributions from the Trust, liquidation and other events in connection with the Trust. The units offered hereby will have no preference, conversion, exchange or pre-emptive rights. Each whole unit entitles the holder thereof to one vote at meetings of unitholders.

    APMEX Precious Metals Management Services, Inc. is the Manager, and Computershare Trust Company of Canada, a trust company existing under the laws of Canada, is the Trustee. The fiscal year-end of the Trust is December 31.

    RBC Dexia acts as custodian of the assets that the Trust owns and will appoint the Gold Custodian as sub-custodian to hold the 1 oz. gold coins pursuant to a sub-custodian agreement. See "Custody of the Trust's Assets."

Purchasing the 1 oz. Gold Coins for the Trust's Portfolio

    Following this offering, the Manager will direct the Trust to purchase 1 oz. gold coins in one or more transactions from authorized distributors with respect to the United States Mint and the Royal Canadian Mint, which we refer to as the authorized distributors. We refer to "authorized distributors" as those entities that have met the criteria established by the U.S. Mint and the Royal Canadian Mint, respectively, in their sole discretion, for the purposes of recognition as a buyer directly from such mint in order to distribute the products of the respective mint into the marketplace. These criteria include financial experience, operations and other criteria, that would be satisfactory to such mint. The amount of such purchases in the aggregate shall be an amount equal to the net proceeds of this offering, less cash in the amount of approximately $            , which the Trust will hold to pay expenses and cash redemptions. Pending completion of such purchases, the Trust will hold the net proceeds of the offering (and any remaining cash) in an interest bearing account established in the name of the Trust at RBC Dexia. The cash remaining from the proceeds of this offering after such purchases of 1 oz. gold coins, together with the Trust's existing cash reserve, should render unnecessary the immediate sale of 1 oz. gold coins out of the Trust's portfolio to pay for expenses. The Trust will fund the purchase amount of the 1 oz. gold coins directly to the authorized distributors and receive delivery of the 1 oz. gold coins from the authorized distributors. The Manager will not buy and sell 1 oz. gold coins for the Trust through its parent company, APMEX Precious Metals Exchange, Inc., of which the Manager's officers and directors are officers.

    To purchase all of the 1 oz. gold coins pursuant to the Investment Guidelines as described below, the Manager will negotiate on behalf of the Trust for multiple transactions with certain authorized distributors; all of such distributors are independent of the Manager and any affiliate of the Manager. These negotiations and related transactions will include the pricing of the 1 oz. gold coins, the proposed terms of payment and certain delivery requirements in each transaction for the 1 oz. gold coins to be received at the Gold Custodian. For each transaction, the Manager expects that the price per coin for the specified number of coins in the order will be quoted and offered by the distributors at a fixed amount over the price of gold per ounce on a date certain in the future as published by London Gold Market Fixing, or the London PM Fix, although the Manager may use other processes to establish a fair, competitive market price and related terms. The process of determining the worldwide price of gold occurs twice daily in London, once in the morning and once in the afternoon, by a committee of five internationally recognized bullion dealers, all of which are members of the London Bullion Market Association. Once the Manager identifies an offer of price and terms as acceptable for a transaction, it will prepare a purchase order for the transaction that specifies the Trust as the buyer and the seller as the identified distributor and will set forth in reasonable detail the price and terms. The Manager will sign the purchase order on behalf of the Trust and deliver it to the selling distributor. In accordance with the terms of the purchase order, funds will be delivered to the selling distributor directly from the Trust. As the physical delivery of the 1 oz. gold coins is completed at the Gold Custodian, a representative of the Manager will be present. At delivery, the Manager will inspect the 1 oz. gold coins and complete a random review of the count and authenticity of the gold content. Once the Manager is satisfied with the completeness and accuracy of the delivery of the 1 oz. gold coins, the Gold Custodian will put the 1 oz. gold coins in storage and provide a written report to the Trust Custodian of the details of such receipt. The Manager expects to complete all of the transactions for purchases of the 1 oz. gold coins within 90 days of the receipt of good funds in the account of the Trust as a result of this offering. The Gold Custodian is not responsible for the authenticity, contents, composition or fineness of the 1 oz. gold coins.

Investment Guidelines

    In making investments on behalf of the Trust, the Manager or any investment manager is subject to the Investment Guidelines, which are set out in the amended and restated trust agreement. The Investment Guidelines may not be changed without the prior approval of unitholders by way of an extraordinary resolution, which must be approved, in person or by proxy, by unitholders holding units representing in aggregate not less than 66 2/3% of the total number of units of the Trust voted in favor of the resolution at a duly constituted meeting of unitholders, or at any adjournment thereof, called and held in accordance with the amended and restated trust agreement, or a written resolution signed by unitholders holding units representing in aggregate not less than 66 2/3% of the total number of outstanding units of the Trust in accordance with the amended and restated trust agreement, or an extraordinary resolution, unless such change or changes are necessary to ensure compliance with applicable laws, regulations or other requirements imposed from time to time by applicable securities regulatory authorities.

    The Investment Guidelines provide that the Trust:

  (a)
  will invest in and hold a minimum of 80% of the total net assets of the Trust in 1 oz. gold coins and hold no more than 20% of the total net assets of the Trust in cash (such as interest-bearing accounts and short-term certificates of deposit) or any "U.S. Government Security" (except during the 90-day period following the closing of the Trust's initial public offering or additional offerings or prior to the distribution of assets of the Trust, at which times the Trust may hold more than 20% of the total net assets of the Trust in cash (such as interest-bearing accounts and short-term certificates of deposit) and U.S. Government Securities). U.S. Government Security means any direct obligations of or obligations guaranteed as to principal or interest by the United States, or securities issued or guaranteed by corporations in which the United States has a direct or indirect interest which shall have been designated by the Secretary of the Treasury, pursuant to section 3(a)(12) of the Exchange Act, as exempted securities for the purposes of that act;

  (b)
  will store all 1 oz. gold coins that the Trust owns at RBC Dexia or the Gold Custodian or in the treasury vaults of a Schedule I Canadian chartered bank or an affiliate or division thereof on a fully allocated basis. 1 oz. gold coins with a value equal to at least 60% of the net asset value of the Trust will at all times be stored in Canada, with the remainder to be stored in the United States;

  (c)
  will not purchase, sell or hold derivatives;

  (d)
  will not issue units following completion of this offering (i) unless the per unit offering price, after deducting underwriting fees, commissions and offering expenses, will not yield proceeds less than the NAV per unit, as determined on the business day prior to the pricing of the units to be sold in the offering, or (ii) except by way of unit distribution in connection with an income distribution;

  (e)
  will ensure that no part of the stored 1 oz. gold coins may be delivered out of safekeeping by RBC Dexia or Gold Custodian or, if the 1 oz. gold coins are held by another custodian, that custodian, without receipt of an instruction from the Manager in the form specified by RBC Dexia or Gold Custodian or such other custodian indicating the purpose of the delivery and giving direction with respect to the specific amount;

  (f)
  will ensure that no director or officer of the Manager or the Manager's stockholder, or representative of the Trust or the Manager, will be authorized to enter into the 1 oz. gold coins storage vaults without being accompanied by at least one representative of RBC Dexia or Gold Custodian or, if the 1 oz. gold coins are held by another custodian, that custodian, as the case may be;

  (g)
  will ensure that the 1 oz. gold coins remain unencumbered;

  (h)
  will inspect or cause to be inspected the stored 1 oz. gold coins periodically;

  (i)
  will not guarantee the securities or obligations of any person other than the Manager, and then only in respect of the activities of the Trust;

  (j)
  in connection with requirements of the Tax Act, will not make or hold any investment or engage in any activity that would result in the Trust failing to qualify as a "mutual fund trust" within the meaning of the Tax Act;

  (k)
  in connection with requirements of the Tax Act, will not invest in any security that would be a tax shelter investment within the meaning of section 143.2 of the Tax Act;

  (l)
  in connection with requirements of the Tax Act, will not acquire or hold an interest in a non-resident trust (or in any partnership that holds an interest in a non-resident trust), if the Trust (or the partnership) would be required to include amounts in its income pursuant to section 91, 94 or 94.1 of the Tax Act (and any proposed amendments to these provisions as set forth in draft legislation released on August 27, 2010 or any successor provisions thereto), or in accordance with proposed section 94.2 of the Tax Act as set forth in draft legislation released on August 27, 2010 (or amendments to such proposals or provisions as enacted into the law or successor provisions thereto);

  (m)
  in connection with requirements of the Tax Act, will not invest in any security of an issuer that would be a foreign affiliate of the Trust for purposes of the Tax Act;

  (n)
  in connection with requirements of the Tax Act, will not carry on any business and make or hold any investments that would result in the Trust itself being subject to the tax for SIFT trusts as provided for in section 122 of the Tax Act, or the SIFT Rules; and

  (o)
  in connection with the requirements of the Tax Act, will not hold any "taxable Canadian property" for purposes of the Tax Act, or any property that otherwise qualifies as "specified property" within the meaning of proposed amendments to the Tax Act announced on September 16, 2004 or amendments to such proposals, provisions enacted into law or successor provisions thereto.

Fees and Expenses

    This table lists the fees and expenses that the Trust pays for the continued operation of its business and that you may have to pay if you invest in the Trust. Payment of these fees and expenses will reduce the value of your investment in the Trust in the discretion of the Manager. You will have to pay fees and expenses directly if you redeem your units for 1 oz. gold coins.

Fees and Expenses Payable by the Trust

Type of Fee	Amount and Description
Management Fee:	The Trust pays the Manager a monthly management fee equal to 1/12 of 0.35% of the value of the net assets of the Trust (determined in accordance with the amended and restated management agreement), plus any applicable taxes. The management fee is calculated and accrued daily and payable monthly in arrears on the last day of each month. In addition, the Trust will pay to the Manager a one-time set up fee equal to 0.25% of the cash price of the 1 oz. gold coins purchased by the Manager on behalf of the Trust, which fee shall be exclusive of the management fee.
Operating Expenses:
Except as otherwise described in this prospectus, the Trust is responsible for all costs and expenses incurred in connection with the ongoing operation and administration of the Trust including, but not limited to: the fees and expenses payable to and incurred by the Trustee, the Manager, any investment manager, RBC Dexia, any sub-custodians, including the Gold Custodian, the registrar and transfer agent, and the valuation agent of the Trust, third party website and communication providers; acquisition, transaction and handling costs for the 1 oz. gold coins (other than the redemption expenses); storage fees for the 1 oz. gold coins; custodian settlement fees; counterparty fees; legal, audit, accounting, bookkeeping and record-keeping fees and expenses; costs and expenses of reporting to unitholders and conducting unitholder meetings; printing and mailing costs; filing and listing fees payable to applicable securities regulatory authorities and stock exchanges; other administrative expenses and costs incurred in connection with the Trust's continuous disclosure public filing requirements and investor relations; any applicable taxes payable by the Trust or to which the Trust may be subject; interest expenses and borrowing costs, if any; brokerage expenses and commissions; costs and expenses relating to the issuance of units; costs and expenses of preparing financial and other reports (including auditors and legal counsel); any expenses associated with the implementation and ongoing operation of the independent review committee of the Trust; costs and expenses arising as a result of complying with all applicable laws; and any expenditures incurred upon the termination of the Trust.

Type of Fee	Amount and Description
Expense Cap:	The Manager has contractually agreed that, if the expenses of the Trust, including the management fee, at the end of any month (the "Initial Month") exceed an amount equal to 1/12 of 0.65% of the value of the net assets of the Trust (the "Expense Cap"), then the expenses in excess of the Expense Cap (the "Excess Expenses") shall reduce the management fee payable to the Manager for the Initial Month by the amount of such Excess Expenses up to the gross amount of the management fee payable to the Manager from the Trust for the Initial Month. In addition, to the extent that the Excess Expenses exceed the gross amount of the management fee earned by the Manager from the Trust in the Initial Month, then the management fees earned by the Manager in up to each of the two months following the Initial Month will be reduced by the amount of such Excess Expenses, up to the gross amount of the management fee earned by the Manager in each such month, provided that in no case may the reduction exceed the amount of such Excess Expenses. Any such reduction in the management fee will not be carried forward or payable for any month following the two months after the Initial Month. In addition, to the extent that the expenses of the Trust are less than the Expense Cap Trust in either of the two months following the Initial Month, then the Manager will be entitled to reduce the amount of such Excess Expenses by the difference between the Expense Cap and the actual expenses for such month, resulting in the Manager's fee not being reduced by the amount of such difference. In calculating the expenses of the Trust for purposes of the Expense Cap, the following will be excluded: any applicable taxes payable by the Trust or to which the Trust may be subject; any unrealized or realized gains or losses of the Trust; and any expenses not in the ordinary course of business, including without limitation, any litigation costs (including legal fees) or indemnification amounts.
Other Fees and Expenses:
The Trust is responsible for the fees and expenses of any action, suit or other proceedings in which, or in relation to which, the Trustee, the Manager, RBC Dexia, any sub-custodians, including the Gold Custodian, the valuation agent, the registrar and transfer agent or the underwriters for this offering and/or any of their respective officers, directors, employees, consultants or agents is entitled to indemnity by the Trust.
Redemption and Delivery Costs:
Except as set forth in this prospectus, there are no redemption fees payable upon the redemption of units for cash, though a redemption of units for cash will be made at a 5% discount to the value of the units as calculated in accordance with the amended and restated trust agreement, less any applicable taxes. See "Redemption of Units—Redemptions for Cash." However, if you choose to receive 1 oz. gold coins upon redemption of units, you will be responsible for the redemption expenses. See "Redemption of Units—Redemptions for 1 oz. Gold Coins."

    The Trust intends to hold in highly liquid investments (consisting of short term certificates of deposit or any U.S. Government Security) or cash an amount equal to approximately 3% of its total net assets generally to pay expenses and cash redemptions. From time to time, the Trust will sell 1 oz. gold coins to replenish this cash reserve to meet its expenses and cash redemptions.

Fees and Expenses Payable by You In Connection with an Investment in the Trust

	Amount
Type of Fee	Per Unit	Total
Gross Proceeds:(1)	$10.00	$300,000,000
Less:
Underwriting Commissions	0.50	15,000,000
Offering Expenses	0.05	1,500,000

Net Proceeds	$9.45	$283,500,000

(1)
Gross proceeds, per unit value, number of units, underwriting commissions and offering expenses are estimated for this table.

    The following table breaks down the estimated expense ratio you must bear for an investment in the Trust:

	Initial Year(1)		Subsequent Years(2)
Net Proceeds(3)	$283,500,000	100.0000%	$283,500,000	100.0000%

Trustee expenses, Custodial, Valuation and Fund Administration expenses, Transfer Agent expenses, Other Operating expenses	$850,000	0.2998%	$836,700	0.2951%
Management expenses	992,250	0.3500%	992,250	0.3500%
Total annual expenses(4)	$1,842,250	0.6498%	$1,828,950	0.6451%

(1)
In the initial year, in addition to annual fees, there are set up fees and one-time fees to establish the Trust and related accounts and services.

(2)
In the subsequent years, the expenses shown are the annual expenses based on either flat rates or a percentage of the assets under management.

(3)
The net proceeds are either invested in gold coins or in cash and cash equivalents, the amounts of which are estimated for this table presentation.

(4)
Total annual expenses do not include any miscellaneous expenses which, were not estimated. The total annual cap on expenses is 0.65% of the assets under management. The Manager has contractually agreed that, if the expenses of the Trust, including the management fee, at the end of any month (the "Initial Month") exceed an amount equal to 1/12 of 0.65% of the value of the net assets of the Trust, then the expenses in excess of the Expense Cap (the "Excess Expenses") shall reduce the management fee payable to the Manager for the Initial Month by the amount of such excess up to the gross amount of the management fee payable to the Manager from the Trust for the Initial Month. In addition, to the extent that the excess expenses for the Initial Month exceed the gross amount of the management fee earned by the Manager from the Trust in the Initial Month, then the management fees earned by the Manager in up to each of the two months following the Initial Month shall be reduced by the amount of such excess up to the gross amount of the management fee earned by the Manager in each such month, provided that in no case may the reduction exceed the amount of such excess expenses. Any such reduction in the management fee will not be carried forward or payable to the Manager in any month following the two months after the Initial Month. In calculating the expenses of the Trust for purposes of the Expense Cap, the following will be excluded: any applicable taxes payable by the Trust or to which the Trust may be subject; any unrealized or realized gains or losses of the Trust; and any expenses not in the ordinary course of business, including without limitation, any litigation costs (including legal fees) or indemnification amounts.

  Other Fees and Expenses Payable Directly by You

Type of Fee	Amount and Description
Other Fees and Expenses:	No other charges apply. If applicable, you may be subject to brokerage commissions or other fees associated with trading the units.

  Fees and Expenses in Connection with this Offering

Type of Fee	Amount and Description
Fees Payable to the Underwriters for Selling the Units:	The underwriters will be entitled to a cash commission equal to % of the total amount of gross proceeds raised from the sale of the units.
Expenses of This Offering:
The legal expenses and certain other start-up costs incurred in the process of this offering until the closing date of this offering hereof are the responsibility of the Manager. However, in the event the offering of the units is successfully completed, the Trust, not the Manager, will be responsible for all of the expenses of the Trust incurred in connection with the public offering of the units (including the costs of creating and organizing the Trust, the costs of printing and preparing this prospectus, legal expenses, marketing expenses and other reasonable out-of-pocket expenses of the Trust, the filing and listing fees of the applicable securities authorities and stock exchanges, the fees and expenses payable to the Trust's registrar and transfer agent, and the selling commissions of the underwriters and the legal expenses incurred by the underwriters). The expenses of this offering incurred to date are estimated to be approximately $1,350,000. In the event this offering is terminated, the underwriters will receive only a reimbursement of out-of-pocket accountable expenses actually incurred in accordance with FINRA Rule 5110(f)(2)(D).

  Additional Services

      Additional services that the Manager or any of its affiliates provides to the Trust that have not been described in this prospectus must be on terms that are generally no less favorable to the Trust than those available from arm's length parties (within the meaning of the Tax Act) for comparable services, and the Trust will pay all fees or expenses associated with such additional services. Such additional services may include, but not be limited to, special security services or consultants, insurance evaluation consultants, authentication services or other services which would be required to safeguard, protect, control or otherwise promote the assets of the Trust. The introduction of any fees or expenses that are charged to the Trust which could result in an increase in charges to the Trust requires the prior approval of the unitholders of the Trust by an ordinary resolution.

      No change in the basis of the calculation of the management fee or other fees or expenses that are charged to the Trust, including the expense cap on the management fee, will be made which could result in an increase in charges to the Trust without the prior approval of the unitholders, other than increased fees or expenses payable by the Trust to parties at arms' length to the Trust where unitholders are given notice of such increased fees or expenses. The foregoing unitholder approval is to be expressed by way of an ordinary resolution.

      The Manager will refer all conflict of interest matters to its independent review committee for review and/or approval in accordance with applicable securities legislation. The Manager will establish a written charter for the independent review committee, which includes its mandate, responsibilities and functions, and the written policies and procedures it will follow when performing its functions, including dealing with conflict of interest matters. Pursuant to its written charter, the independent review committee will review conflict of interest matters referred to it by the Manager and make recommendations to the Manager regarding whether the Manager's proposed actions in connection with the conflict of interest matter achieve a fair and reasonable result for the Trust, and, if deemed appropriate, approve the Manager's decision on a conflict of interest matter that the Manager refers to the independent review committee for approval. In the event that the Manager or any of its affiliates seeks to provide additional services to the Trust that have not been described in this prospectus, the independent review committee may review publicly available information regarding such services and/or obtain additional quotations for such services from non-affiliated third parties prior to making a determination with respect to the Manager or its affiliates providing such services. See "Organization and Management Details of the Trust—The Manager—Independent Review Committee" for further discussion.

  The Trust is Not an Exchange-Traded Fund

  The Trust Will Not Issue Creation Units

      The Trust is not an exchange-traded fund, or ETF. An ETF is an investment company that is legally classified as an open-end company or unit investment trust, or UIT, but that differs from traditional open-end companies and UITs in the following respects: (i) an ETF does not sell individual shares directly to investors and only issues its shares in large blocks that are known as "creation units," and (ii) investors generally do not purchase creation units with cash and, instead, buy creation units with a basket of securities that generally mirrors the ETF's portfolio. Since the Trust is not an ETF, it will not issue creation units.

  ETFs Investing in Gold Are Generally Subject to 28% Long-Term Capital Gain Tax Rate

      Under current U.S. tax law, an ETF structure is generally treated "as if" the holder of the creation units of the ETF directly holds the gold in which the ETF invested. Because the gold is considered a "collectible," gains of non-corporate U.S. Holders that meet the long-term holding period are generally subject to a 28% maximum standard long-term capital gain rate applicable to "collectibles." In contrast, because holders of our units will be treated for U.S. tax purposes as holding shares of stock, gains on the sale of units by non-corporate U.S. Holders that meet the long-term holding period generally will be taxed at a maximum standard long-term capital gain tax rate that is currently 15% (although such rate is scheduled to increase to 20% for taxable years beginning after December 31, 2012 before most U.S. Holders could meet the holding period to qualify for long-term capital gain treatment). See "Tax Considerations—U.S. Federal Income Tax Considerations."

OVERVIEW OF THE GLOBAL GOLD MARKET

Introduction

    The global gold market is influenced by several industries, organizations and activities which may be categorized as banking, governmental, mining, manufacturing and investment. For example:

  •
  Multi-national bullion banks provide a variety of bullion-related products and services to the global gold market, including physical purchases and sales, gold leasing, hedging and gold deposits.

  •
  Governments, through central bank activities for each nation, buy, sell and hold gold reserves.

  •
  Mining companies produce gold directly and combine with other companies that produce gold as a by-product and companies that are scrap merchants and gold recyclers to provide a supply of gold.

  •
  Manufacturers which use gold in the process of making or constructing a final product, including products in the industrial community, electronic products, dental applications and jewelry, combine to provide demand for gold.

  •
  Investment activities of individuals, corporations, pooled accounts, exchange traded funds and other investment oriented trading activity combine to provide demand for gold.

Gold Supply

    Sources of gold supply include both mine production and recycling of existing previously mined gold. Gold mine production constitutes the largest portion of gold supplied into the market annually. Gold scrap, from jewelry and other manufactured products, is the second largest source of annual gold supply. Although many central banks have recently been purchasing gold rather than selling, central bank sales have historically accounted for a significant supply of gold coming into the marketplace.

Mine Production

    Mine production includes gold produced from a primary or a secondary deposit. As shown in Table 1 below, for the last five years, gold from net mining activity (gold from mining producers less hedging by producers) has been relatively stable at a level of between approximately 2,031 metric tons and approximately 2,686 metric tons per year. Notwithstanding this steady production, this supply represents only approximately 58% to 63% of the total annual demand for gold. As shown in Table 2 below, during the last seven quarters with rising prices and, accordingly, greater incentive for mining, net mining activity is providing from 57% to 75% of the total demand for gold.

Governmental

    Central banks, as well as other governmental agencies, have historically retained gold as a strategic asset. However, since 1989, the governmental segment has been a net seller of gold to the private sector until the fourth quarter of 2010. As shown in Table 1, for the last five years, central bank sales of gold have declined from approximately 370 metric tons in 2006, or approximately 10% of total annual supp1y of 3,574 metric tons, turning to negative supply, or otherwise a factor in demand, to approximately 77 metric tons in 2010, a significant turnaround from a source of supply to a source of demand. As shown in Table 2, in the last seven quarters, central bank sales have provided a source of demand, not a source of supply, except for the fourth quarter of 2010, ranging from the provision of demand of as much as approximately 148 metric tons in the third quarter of 2011, to a swing as a source of supply of approximately 18 metric tons in the fourth quarter of 2010. Overall for 2010, central banks provided a net of approximately 77 metric tons of demand, not supply, in the global market.

    As a result of the swing from net seller in 2006 to a net buyer in 2010, these central banks have ceased providing a supply of gold to the market and have become a consumer of gold in the market. This dramatic shift may have significant impact on supply and demand relationships in the future.

Gold Scrap Recovery

    Gold scrap consists of gold that has been recovered from recycled jewelry and also from manufactured products, such as electrical wiring and dental gold. Gold scrap is melted and refined in a high heat process then poured into bars or cooled into small "pebbles" or "shot." This gold is generally either sold to jewelry manufacturers or to other refiners for ultimate production into more finished products such as wire, bars or coins. As shown in Table 1, over the last five years, scrap gold recovery has varied in providing supply volume from a low of approximately 956 metric tons in 2007, or 28% of total supply, to a high of approximately 1,695 metric tons in 2009, representing 39% of total demand. As shown in Table 2, over the last seven quarters, scrap gold recovery has provided as little as 37% of total supply in the third quarter of 2010 to a high of 41% of total supply in the fourth quarter of 10 and the third quarter of 2011, with the absolute high of 462 metric tons in the fourth quarter of 2010, or 41% of total supply in such quarter. By its very nature, scrap gold recovery is not as reliable as a continuing source of supply as mine production.

Gold Demand

    Historically, demand for jewelry primarily drives the demand for gold. Although jewelry is principally used for adornment in the industrialized world, it represents an investment in many developing countries. Retail investment and industrial applications represent increasingly important components of overall demand. Retail investment is measured as customer purchases of physical bars and coins. Gold demand is widely dispersed throughout virtually all countries in the world.

Industrial Demand

    Industrial gold demand includes production for electronic devices, dental applications and other uses. Gold has manufacturing properties that include malleability, resistance to corrosion and conductivity that make the metal ideal for a variety of electronic components such as smartphones and notebooks and even in emerging technology such as nanoparticles. As shown in Table 1, during the last five years, industrial demand has been as high as 466 metric tons per year to as low as 410 metric tons per year and has represented as much as 13% of total annual demand and as low as 11% of total annual demand. As shown in Table 2, for the last seven quarters, industrial demand has increased from 114 metric tons in the first quarter of 2010 to 120 metric tons in the third quarter of 2011with a high of 120 metric tons in the third quarters of 2010 and 2011.

Jewelry Demand

    Gold jewelry continues to be the primary source of gold demand worldwide, although in 2009, investment demand exceeded jewelry demand. India is the most significant market for gold jewelry demand followed by China, the United States and Saudi Arabia. As shown in Table 1, during the last five years, jewelry demand has been between 50% and 69% of the total annual demand. As shown in Table 2, for the most recent seven quarters, jewelry demand has varied from 418 metric tons in the second quarter of 2010 to 558 metric tons in the first quarter of 2011. As a portion of total demand during the last seven quarters, jewelry has represented between 38% and 60% of total demand.

Investment Demand

    Retail and institutional investment demand includes government gold coin production, medals and other coin and bar production, gold bar hoarding, increases in gold on deposit for exchange traded funds and other gold fund investments and other physical investment demand. As shown in Table 1, for the last five years, investment demand has grown from 830 metric tons in 2006 to 1,518 metric tons in 2010. As shown in Table 2, during the last seven quarters, investment demand has fluctuated from 248 metric tons in the first quarter of 2010 to a high of 575 metric tons in the second quarter of 2010. For the last seven quarters, investment demand has provided from 27% to 52% of total demand.

Analysis of World Gold Supply and Demand

    Gold is a physical asset which is not consumed, except in trace amounts. Therefore virtually all of the gold that has ever been mined generally still exists in some form.

Table 1. Global Gold Supply and Demand for the Five Years 2006-2010

Supply (metric tons)	2006		2007		2008		2009		2010
Net Mining Activity	2,075	58%	2,031	58%	2,060	58%	2,589	60%	2,686	63%
Central Bank Sales	370	10%	484	14%	236	7%	34	1%	(77)	(2)%
Scrap Gold Recovery	1,129	32%	956	28%	1,217	35%	1,695	39%	1,651	39%

Total Supply	3,574	100%	3,471	100%	3,513	100%	4,318	100%	4,260	100%

Demand (metric tons)
Industrial	459	13%	462	13%	436	12%	410	11%	466	12%
Jewelry	2,285	64%	2,405	69%	2,187	62%	1,814	50%	2,017	50%
Investment	830	23%	604	18%	890	26%	1,393	39%	1,518	38%

Total Demand	3,574	100%	3,471	100%	3,513	100%	3,617	100%	4,001	100%

Gold Value per ounce	$632		$834		$870		$1,088		$1,406

Source:
World Gold Council, www.gold.org; 2010 may be subject to revision.

Table 2. Global Gold Supply and Demand by Calendar Quarter from Fourth Quarter 2009 to Third Quarter 2011

	2010								2011
	The First Quarter		The Second Quarter		The Third Quarter		The Fourth Quarter		The First Quarter		The Second Quarter		The Third Quarter
Supply (metric tons)
Net Mining Activity	601	66%	676	61%	657	65%	645	57%	653	75%	700	67%	756	73%
Central Bank Sales	(58)	(6)%	(14)	(1)%	(23)	(2)%	18	(2)%	(134)	(15)%	(67)	(6)%	(148)	(14)%
Scrap Gold Recovery	368	40%	442	40%	379	37%	462	41%	347	41%	411	39%	427	41%
Total Supply	911	100%	1,104	100%	1,013	100%	1,125	100%	866	100%	1,044	100%	1,035	100%

Demand (metric tons)
Industrial	114	13%	116	10%	120	12%	116	12%	114	12%	117	12%	120	11%
Jewelry	546	60%	418	38%	541	53%	512	53%	558	57%	480	49%	483	45%
Investment	248	27%	575	52%	352	35%	343	35%	314	32%	374	39%	468	44%
Total Demand	908	100%	1,109	100%	1,013	100%	971	100%	986	100%	971	100%	1,071	100%
Gold Value per ounce	$1,116		$1,244		$1,307		$1,406		$1,439		$1,506		$1,620

Source:
World Gold Council, www.gold.org, 2011. May be subject to revision.

Comparative Price History of Gold

    Beginning in the 1950s, professional investors began to utilize asset allocation among the asset classes of stocks, bonds and cash in order to maximize returns under varying market conditions. This approach worked well during the relatively stable periods in the 1950s through to the early 1970s.

The Inflation in 1970s-1980s

    In the mid-1970s, oil prices began to rise significantly due to the coordination of the various oil producing countries, primarily in the Middle East, which was followed by the formation of the Organization of Petroleum Exporting Countries. The rapidly rising prices in oil, along with other economic activity in the 1970s, created an environment of double digit inflation. Although many investments recorded positive performance during this period, the race to provide returns above inflation in the United States, or the real returns (nominal return less inflation), was being lost by stocks and bonds while cash holdings were rapidly losing purchasing power.

    Table 3 below shows the indexed performance of stocks, represented by the S&P 500, bonds, represented by the AAA corporate bond yield, the price of gold and consumer prices, as reported by the GNP Deflator from 1970 to 1990.

Table 3. Indexed Performance of Stocks, Bonds, Gold and Consumer Prices, 1970-1990, 1970=100

	S&P 500	AAA Bond Yields	Gold	Consumer Prices
1970	100	100	100	100
1971	111	90	114	105
1972	128	88	162	109
1973	107	95	271	117
1974	75	110	443	129
1975	98	109	448	139
1976	116	102	347	147
1977	103	100	411	157
1978	104	112	538	168
1979	117	134	853	183
1980	148	161	1704	200
1981	134	177	1280	217
1982	153	145	1045	228
1983	179	154	1181	236
1984	182	153	1003	244
1985	229	131	883	251
1986	263	108	1023	257
1987	268	124	1242	265
1988	302	117	1216	275
1989	384	110	1061	284
1990	359	116	1067	296

Source:
S&P 500, www.marketwatch.com; AAA Corporate Bond Yields and GNP Deflator, Federal Reserve Bank of St. Louis, research.stlouisfed.org; gold price per ounce, London Bullion Market Association

    As shown in Chart 1 below, the impact of double digit inflation on investment portfolios was significant in that the traditional asset classes of stocks, bonds and cash did not adequately protect the investment from the severe effects of rising prices. It was during this time that many professional investment managers began to add a fourth asset class consisting of alternative investments, including gold, in order to seek to rebalance portfolios with a view to improving overall financial performance.

Chart 1. Indexed Value of Gold, Consumer Prices, S&P 500 and AAA Bond Yields, 1970-1990, 1970=100

Indexed Value of Gold, Consumer Prices,
S&P 500 and AAA Bond Yields

Source:
S&P 500, www.marketwatch.com; AAA Corporate Bond Yields and GNP Deflator, Federal Reserve Bank of St. Louis, research.stlouisfed.org; gold price per ounce, London Bullion Market Association

The Period of Relative Prosperity, 1990-2000

    According to data from the Bureau of Economic Statistics as shown in Table 4 below, after starting with a 3% increase for 1991 as compared to 1990, the economy of the United States, as measured by the gross domestic product, grew from 5% to 7% each year from 1991 to 2000. As the economy of the United States grew from an indexed value of 100 in 1990 to 172 in 2000, correspondingly, the debt of the United States, as reported by the U.S. Treasury, increased from an indexed value of 100 in 1990 to 175 in 2000. During this same period, the S&P 500 increased from an indexed value of 100 in 1990 to 400 in 2000, while gold decreased from an indexed value of 100 in 1990 to 73 in 2000.

    As a result, during this period from 1990 to 2000 and as illustrated in Chart 2 below, the United States realized proportional growth of the gross domestic product as compared to the growth in its debt, and this comparable growth pattern in gross domestic product and its debt was a significant factor, along with other factors including the relative stability of the price of oil, in the prosperity of the United States and the consequential increase in the S&P 500.

    The Table 4 below shows the indexed performance of stocks, represented by the S&P 500, the price of gold, the U.S. gross domestic product and the U.S. debt from 1990 to 2000.

Table 4. Indexed Performance of Stocks, Gold, Gross Domestic Product and U.S. Debt, 1990-2000, 1990=100

	S&P 500	Gold	Gross Domestic Product	U.S. Debt
1990	100	100	100	100
1991	126	94	103	113
1992	132	90	109	126
1993	141	94	115	136
1994	139	100	122	145
1995	187	100	128	154
1996	225	101	135	162
1997	294	86	144	167
1998	372	77	152	171
1999	445	73	161	175
2000	400	73	172	175

Source:
S&P 500, www.marketwatch.com; gold price per ounce, London Bullion Market Association; Gross Domestic Product, Bureau of Economic Analysis; U.S. Debt, U.S. Treasury

Chart 2. Indexed Value of Gold, S&P 500, Gross Domestic Product and U.S. Debt, 1990-2000, 1990=100

Indexed Value of Gold, S&P 500,
Gross Domestic Product and U.S. Debt

Source:
S&P 500, www.marketwatch.com; gold price per ounce, London Bullion Market Association; Gross Domestic Product, Bureau of Economic Analysis; U.S. Debt, U.S. Treasury

The 21st Century and Impact of Uncertainty

    The beginning of the 21st century ushered in unprecedented uncertainty into the investment portfolio. Just as the unexpected impact of double digit inflation adversely impacted asset allocation among stocks, bonds and cash, the 21st century exposed new risks to the portfolio that had not been anticipated.

    For the early part of the first decade of the 2000s, stocks languished, but, beginning in 2007 and manifesting broadly in 2008, a severe financial crisis hit the United States and world markets unlike any prior event since the 1930s. With communication circling around the globe virtually at the speed of light, financial information was widely and instantly available. Stock prices fell and credit markets began to cease functioning in any normal manner. Worldwide, many governments began to pour funds into their economies to prevent even more severe reactions.

    As shown in Table 5 below, during the period of 2000 to 2010, the annual increase in the U.S. debt exceeded the annual increase of the U.S. gross domestic product in every year, except for the one year at the beginning of the period from 2000 to 2001. In the comparison year following this initial period from 2001 to 2002, the annual increase in the U.S. debt was approximately 8% as compared to the annual increase in the U.S. gross domestic product of approximately 4%, demonstrating a doubling in the pace of the growth of U.S. debt to U.S. gross domestic product. In the subsequent years and as illustrated in Chart 3 below, the difference in the annual rate of increase of the U.S. debt relative to the annual rate of increase in the U.S. gross domestic product was as low as 13% in 2006 as compared to 2005 and exceeding 1900% in 2009 as compared with 2008. Most recently, in 2010 as compared with 2009, the growth in the U.S. debt was approximately 14% while the corresponding growth in the U.S. gross domestic product was approximately 4%, resulting in a difference in the annual rate of increase of the U.S. debt relative to the annual rate of increase in the U.S. gross domestic product of more than 290%.

Chart 3. Growth in Gross Domestic Product and U.S. Debt with Indexed Value of Gold, 2000-2010, 2000=100

Growth in Gross Domestic Product and
U.S. Debt with Indexed Value of Gold

Source:
S&P 500, www.marketwatch.com; gold price per ounce, London Bullion Market Association; Gross Domestic Product, Bureau of Economic Analysis; U.S. Debt, U.S. Treasury

    The resulting uncertainty regarding corporate profits, the impact of government debt both in the United States and across Europe, and large cash injections into the domestic economy by the U.S. Federal Reserve, created imbalances in credit, interest rates and liquidity across global markets. In May of 2010, U.S. stock markets experienced another severe emergency with the aptly-named "flash crash" of May 6th. On that day, the Dow Jones Industrial Average fell by 998 points, the largest single day decline in the history of the Dow. Interest rates on AAA corporate bonds fell throughout 2010 to low annual rates in September 2010 of 4.5%, levels that had not been experienced since 1965.

    Once the financial crisis began in 2007, some professional investors initiated a reallocation of assets across the spectrum of stocks, bonds, cash and alternative investments, including gold. This reallocation was driven by the known risks of inflation, influenced by the massive injection of liquidity into the markets and also by the new risks of the now fragile financial markets, sovereign debt issues, flash crash volatility and other geopolitical challenges.

    The Table 5 below shows the indexed performance of stocks, represented by the S&P 500, the price of gold, the U.S. gross domestic product and the U.S. debt from 2000 to 2010.

Table 5. Indexed Performance of Stocks, Gold, U.S. Gross Domestic Product and U.S. Debt, 2000-2010, 2000=100

	S&P 500	Gold	Gross Domestic Product	U.S. Debt
2000	100	100	100	100
2001	98	93	103	102
2002	81	100	107	110
2003	61	130	112	120
2004	81	141	119	130
2005	85	149	127	140
2006	92	201	135	150
2007	103	230	141	159
2008	99	326	144	177
2009	59	325	142	210
2010	77	381	147	239

Source:
S&P 500, www.marketwatch.com; gold price per ounce, London Bullion Market Association; Gross Domestic Product, Bureau of Economic Analysis; U.S. Debt, U.S. Treasury

Chart 4. Indexed Value of Gold, S&P 500, Gross Domestic Product and U.S. Debt, 2000-2010, 2000=100

Indexed Value of Gold, S&P 500,
Gross Domestic Product and U.S. Debt

Source:
S&P 500, www.marketwatch.com; gold price per ounce, London Bullion Market Association; Gross Domestic Product, Bureau of Economic Analysis; U.S. Debt, U.S. Treasury

21st Century Portfolio Balancing with Gold

    With the uncertainty of the 21st century, coupled with the rapid, global communications, there are many challenges to maintaining a balanced portfolio across the asset classes of stock, bonds, cash and alternative investments, including gold. Probabilities can be established for each portfolio regarding the occurrence of events such as high inflation, impact of European debt, contagious defaults, U.S. Federal Reserve monetary expansion, geopolitical unrest, oil supply interruptions, rapid expansion of the Chinese economy and consumption of resources and other risks that directly affect the investment asset values.

    Appropriate asset allocation, asset balance, and diversification all have the objective of owning assets that will perform under any probable economic condition. Accordingly, assets should have differing correlation of performance so that when economic conditions are unfavorable for one asset class, simultaneously, the same conditions are favorable for a different asset class. Therefore, it is important to consider the historical performance correlation between asset classes and balance the portfolio with assets that have varying correlation coefficients.

    As shown in Table 6 below, the correlation coefficients for the S&P 500 and for gold for the three historic periods relating to inflation, the 21st century and the financial crisis. A perfect correlation is 1.00, therefore, a balanced portfolio would have a low or even a negative correlation between asset classes so that under a certain economic circumstance, one asset may be performing positively while the other asset is performing negatively or not performing at all.

Table 6. Correlation of Performance Between S&P 500 and Gold for Three Historic Periods

Period	Description	Correlation
1970-1990	Inflation Period	0.57
2000-2010	21st Century	-0.06
May 2007 to 2010	Financial Crisis	-0.34

Source:
S&P 500, www.marketwatch.com; gold price per ounce, London Bullion Market Association

    During the inflation of the 1970s to 1980s, gold provided a correlation not directly similar to the S&P 500. For the period of 1970 to 1990 as shown in Table 3 above, in accordance with the table above entitled Indexed Performance of Stocks, Bonds, Gold and Consumer Prices, the S&P 500 increased from an indexed value of 100 to an indexed value of 359, while for the same period, Consumer Prices increased from an indexed value of 100 to an indexed value of 296. For the identical period, gold increased from an indexed value of 100 to an indexed value of 1067, substantially outperforming both the rise in Consumer Prices and the increase in the S&P 500.

    From 2000 to 2010 as shown in Table 5 above, gold provided a negative correlation to the S&P 500. The S&P 500 decreased from an indexed value of 100 in 2000 to an indexed value of 77 in 2010, while for the same period, gold increased from an indexed value of 100 to an indexed value of 381, again substantially outperforming the S&P 500.

    With the financial crisis beginning in May 2007, gold has provided a negative correlation to the S&P 500, as shown in Table 6 above, from May 2007 to the end of 2010 of -0.34, demonstrating a price move almost diametrically opposite that of the price movement for the S&P 500.

Comparative Value of Gold to Other Assets

    For the past ten years, gold has outperformed equity indices such as the Dow Jones Industrial Average, 30-year bonds, Morgan Stanley Capital International All Country World Index Ex-U.S. and Thomson Reuters/Jefferies CRB Commodity Index. Charts 5 and 6 below show the indexed performance of these and other equity indices compared to gold.

Chart 5. Value of Gold and Other Investment Indices, 2000-2011

Chart 6. Correlation of Gold Relative to Other Asset Classes(1)

Asset Class	Index(2)	6 month	1-Year	2-Year	3-Year	5-Year	10-Year	15-Year
U.S. Equity	S&P 500 Index	0.253	0.229	0.300	0.176	0.037	(0.001)	0.015
Canadian Equity	S&P/TSX Composite Index	0.472	0.438	0.472	0.256	0.224	0.216	0.208
International Equity	MSCI EAFE Index	0.361	0.359	0.349	0.209	0.184	0.187	0.181
Global Gold Equity	S&P/TSX Global Gold Index	0.821	0.761	0.769	0.767	0.799	0.749	0.749

Source:
Bloomberg (as of 1/23/2012).

Note: Correlation of indices with Gold Spot $/oz

(1)
1 indicates a perfect correlation; -1 indicates a perfect inverse correlation

(2)
S&P 500 Index = S&P 500 Total Return Index; S&P/TSX Composite Index = S&P/TSX Composite Total Return Index; MSCI EAFE Index = MSCI Daily TR Gross EAFE USD; S&P/TSX Global Gold Index = S&P/TSX Global Gold Total Return Index

Access to the Worldwide Market for Gold

    Gold is traded around the world, 24 hours a day, 7 days a week, 365 days per year. One ounce of gold is universally recognized and priced simultaneously, first in U.S. Dollars, then in other currencies. Virtually every currency in the world can also be expressed in a value per troy ounce of gold.

    Gold can be owned directly or indirectly in several ways and traded in several different markets depending on the form of gold ownership or rights to own the underlying gold.

Commodity Exchange

    There are several commodity exchanges around the world. The commodity exchange provides the ability to purchase a contract for delivery of a fixed amount of gold in a specified purity, or fineness, with delivery at a specific time in the future. Commodity exchange contracts can be satisfied either financially or by physical delivery. The current delivery month contract trades at a price that approximates the current value of the underlying amount of gold while future delivery months trade a premium to the current delivery month. Generally, the longer the time until the contract delivery month, the higher the premium per ounce of gold the contract trades relative to the current delivery month. Because the contracts expire and must be satisfied either financially or by physical delivery, there is some action required by the contract owner every month for the current contract.

Gold Company Stocks

    Stock exchanges around the world trade the equities of gold mining companies. These publicly traded gold mining companies may or may not have profitable operations and may or may not have ownership or rights to gold mines. The gold mines in which the gold mining companies have exploration rights may or may not be producing gold. The public disclosure of the details and explanations of the operations of the gold mining companies that trade on the exchanges vary in each country and in each trading exchange. Such public disclosure must be carefully read and understood in order to comprehend the operations of the gold mining company and the relationship, if any, of the gold mining company equity to the value of gold and the operating risks peculiar to that issuer. Equity ownership of a gold mining company is not the same as owning gold or owning the rights to gold and the price of the equity shares that trade on the exchanges may not be directly related to the price of gold. A purchase of a publicly-traded gold mining stock is as much an investment in the management of that company as it is a possible investment in the actual gold that may be mined. In fact, the current market value of that company may be based, in part, on both factors.

Gold Derivatives

    There are several worldwide exchanges that trade gold derivatives. Gold derivatives include options to purchase or sell gold, forwards and other forms of trading rights to buy or sell gold. These options and other derivatives usually carry a fixed price of gold at which the gold must be bought or sold and have a tenor, or fixed time frame when the right to buy or sell expires. Settlement of the derivative trade is most often completed financially and no physical gold is generally ever bought, sold or delivered. The owner of a derivative holds a right to buy or sell gold and not the physical gold and prices at which these derivatives trade are not directly related to the price of gold, but trade at prices that include the price of gold, the premium of the option, the remaining time before expiration of the option and other factors.

Physical Gold

    Gold can be purchased in a physical form in almost every country in the world. The most popular forms of gold ownership include coins, most commonly in one ounce gold coins of a known fineness, struck by sovereign governments including the United States, Canada, South Africa, Australia, Austria and others, along with bars and rounds also commonly containing one ounce or less in a known or expressed fineness, provided by major gold refiners including Johnson & Matthey, Produits Artistiques Métaux Précieux, Credit Suisse and others. Physical gold can be purchased in the United States through most precious metal or coin dealers and over the Internet, while in Europe and other parts of the world, purchases can also be made through banks and other financial institutions.

    Physical gold is paid at the time of delivery and generally the prices track the world price of gold directly plus a small premium for manufacturing and distribution costs. The owner of the gold has a responsibility to store and insure the gold, but that is at the discretion of the owner. Private depositories and bank safe deposit vaults are available for annual fees.

Gold Funds

    There are several gold funds operating around the world with the majority of the funds traded on public exchanges in the form of open or closed end funds, or alternatively, in exchange traded funds. These publicly traded funds are a form of asset backed securities where the owner of the security holds an undivided interest in the pool of gold that the public fund holds. Generally, the public funds hold gold in safekeeping, and the value of the securities is directly related to the value of the gold that the public fund holds. But there can be some trading premium or discount to the value of the underlying gold based on current market conditions, the need for liquidity by the owners of the public funds, temporary imbalances of buy or sell orders for the securities, tax treatments of the public funds, or other factors. Generally, the interest in the public funds is bought or sold through brokerage firms with official access to the exchanges on which the securities of the public funds trade.

Value and Distribution of Gold Coins

    The Trust will determine the fair market value of the 1 oz. American Gold Eagle bullion coins and the 1 oz. Canadian Gold Maple Leaf bullion coins by using the closing price information provided by Bloomberg Finance LP. The closing price of each coin is separately recognized by Bloomberg as COINGEAG and COINGCML, respectively, based on the mid-point between the high bid and low ask for that coin on the applicable date. Bloomberg's quotations are based on information provided by the Certified Coin Exchange. The Certified Coin Exchange is an electronic exchange for coins that obtains bid and ask information from its member dealers, of which there are more than 500 (and of which the parent company of the Manager is one), that post over 100,000 bid and ask prices on a wide variety of coins, including the 1 oz. American Gold Eagle and the 1 oz. Canadian Gold Maple Leaf, at a given time. To the extent that the Trust holds 1 oz. gold bars or rounds, the fair market value is equal to the market value of 1 oz. of gold in the current market, which the Trust can obtain from Bloomberg.

    The 1 oz. gold coins are manufactured and distributed by the United States Mint and the Royal Canadian Mint. Both of these mints offer the 1 oz. gold coins at a price equal to the value of 1 oz. of gold plus a premium. The premium is a percentage of the value of the then applicable price of 1 oz. of gold, and such amount is intended to cover the cost of manufacturing and certain other distribution costs. This premium is set by the respective mints and generally does not change substantially although the price of the 1 oz. of gold changes with market conditions. Each of the mints offers the 1 oz. gold coins to a group of authorized distributors, which are approved by the respective mint. Each of the mints has established a set of criteria that must be met by prospective and current authorized distributors. The authorized distributors for the United States Mint consist of eight companies, of which three are publicly traded banks, four are units of publicly traded companies, and one is a private company. There are seven authorized distributors for the Royal Canadian Mint, two of which are units of publicly traded banks, three are units of publicly traded companies, and two are private companies.

    Based on the supply chain from the respective mints, the authorized distributors set their prices based on current market conditions, creating a spread between the purchase price of the 1 oz. gold coins from the mints and the selling price of such distributors with such selling price based on current market demand. Since the market value of the 1 oz. gold coins are primarily based on the price of 1 oz. of gold, and, further, since all of the coins from the respective mints are identical, the selling price of all the authorized distributors is substantially similar in what is a competitive commodity market. Generally, these authorized distributors (or "primary dealers") offer the 1 oz. gold coins to wholesalers and to larger retail sellers.

The APMEX Physical—1 oz. Gold Redeemable Trust

    The APMEX Physical—1 oz. Gold Redeemable Trust is a combination of the opportunity to own gold in the form of a gold fund traded on NYSE Arca and the TSX while providing the holders of the Trust with the opportunity to obtain the 1 oz. gold coins held by the Trust through redemption. The Trust will hold primarily 1 oz. gold coins minted by the U.S. Mint and the Royal Canadian Mint.

The 1 oz. American Eagle Gold Bullion Coin

    The American Eagle Gold Bullion Coin was authorized by the Bullion Coin Act of 1985 and recorded under United State Code, Title 31, Subtitle IV, Chapter 51, Subchapter II, Section 5112 as follows:

    "(a) The Secretary of the Treasury may mint and issue only the following coins:

    ...(7) a fifty dollar gold coin that is 32.7 millimeters in diameter, weighs 33.931 grams, and contains one troy ounce of fine gold.

    ...(h) The coins issued under this title shall be legal tender as provided in section 5103 of this title.

    (i)(1) Notwithstanding section 5111 (a)(1) of this title, the Secretary shall mint and issue the gold coins described in the paragraphs (7), (8), (9) and (10) of subsection (a) of this section in quantities sufficient to meet public demand..."

    In accordance with U.S. law, the U.S. Mint first struck the American Eagle Gold Bullion Coin, or American Gold Eagle coin, in 1986. Because these coins are products of the U.S. Mint and because the weight, purity and fineness are guaranteed by the full faith and credit of the U.S. government, these coins quickly became one of the world's leading gold bullion investment coins.

    The American Gold Eagle coin contains one troy ounce of gold and, along with other alloys, uses the durable 22-karat standard (0.9167 fine gold or similar) for gold coinage that was established over 350 years ago. Each coin contains the stated amount of pure gold, plus small amounts of silver and copper alloys, added for increased hardness and durability. They are struck to the U.S. Mint's exacting standards for quality. Each one troy ounce coin must contain one troy ounce of pure gold, must weigh 1.0909 troy ounces, must have a diameter of 32.70 millimeters and must be 2.87 millimeters thick. The American Gold Eagle is required, by law, to be struck from newly mined sources of gold in the United States.

    The obverse, or front, of each coin displays a design inspired by world-renowned sculptor Augustus Saint-Gaudens' $20.00 Gold Coin, which was minted for circulation in the United States between 1907 and 1933. The reverse, or back, design features a family of eagles, representing family tradition and unity. Since their inception in 1986, the U.S. Mint has struck 14,567,000 one troy ounce American Gold Eagle coins through April 2011, consuming approximately 458 metric tons of gold.

    As shown in Chart 7 below, the correlation of the market value of the 1 oz. American Gold Eagle coin to the gold spot, as reported by Bloomberg Finance L.P, for the period from January 2009 to August 2011 as of the last trading day each month, is 0.978. The data provided by Bloomberg Finance L.P. for the value of the 1 oz. American Gold Eagle Coin is the same data that will be used by the Trust to calculate the NAV. See "Computation of the Value of the Net Assets of the Trust."

The Canadian Gold Maple Leaf Bullion Coin

    The Canadian Gold Maple Leaf is the official gold bullion coin of Canada and is struck by the Royal Canadian Mint and enabled under the Royal Canadian Mint Act, Revised Statutes of Canada 1985, c.-R-9, as amended. The objectives of the Royal Canadian Mint are "to mint coins in anticipation of profit and to carry out other related activities." The Royal Canadian Mint has all the powers of a natural person. The Royal Canadian Mint is a Schedule III-Part II for profit Crown corporation under the Financial Administration Act and operates under the general direction of its board of directors. The Royal Canadian Mint reports to the Canadian Parliament through the Minister of Transport, Infrastructure and Communities.

    On February 20, 1979, a proclamation amended the Currency and Exchange Act, and authorized the issuance of a $50 gold bullion coin, weighing one troy ounce, from gold mined in Canada. On

September 5, 1979, the Royal Canadian Mint launched the Gold Maple Leaf coin program. At that time, these coins were the only competitor to the South African Gold Krugerrand.

    The Canadian Gold Maple Leaf coin contains one troy ounce of gold and is one of the purest gold coins in the world with a 24-karat fineness of 0.9999. This 24-karat purity is especially popular in the Asian and Indian markets, which account for a significant percentage of demand for these coins. The coins are guaranteed for their weight, purity and fineness by the Government of Canada. The coin has a diameter of 30 millimeters and is 2.8 millimeters thick.

    Although Canada has been an independent nation since its confederation in 1867, it is a member of the British Commonwealth, so the portrait of Queen Elizabeth II appears on the obverse, or front, of the coin. A large Maple Leaf, one of the national symbols of Canada, is displayed on the reverse, or back, of the coin. Between the first year of issuance, 1979 and 2009, the Royal Canadian Mint has struck 17,861,422 one troy ounce Canadian Gold Maple Leaf coins and consumed 555 metric tons of gold.

    As shown in Chart 7 below, the correlation of the market value of the 1 oz. Canadian Gold Maple Leaf coin to the gold spot, as reported by Bloomberg Finance L.P, for the period from January 2009 to August 2011 as of the last trading day each month, is 0.976. The data provided by Bloomberg Finance L.P. for the value of the 1 oz. Canadian Gold Maple Leaf Coin is the same data that will be used by the Trust to calculate the NAV. See "Computation of the Value of the Net Assets of the Trust."

Mintage of the American Gold Eagle and the Canadian Gold Maple Leaf Coins

    Table 7 below provides the number of 1 oz. American Gold Eagle coins and the 1 oz. Canadian Gold Maple Leaf coins minted from 2000 to 2010.

Table 7. Mintage of 1 oz. American Gold Eagle and 1 oz. Canadian Gold Maple Leaf Coins for 2000 to 2010

	American Gold Eagle	Canadian Gold Maple Leaf
2000	94,000	125,600
2001	245,000	188,800
2002	239,500	392,000
2003	405,500	237,600
2004	437,000	285,000
2005	351,500	329,329
2006	201,500	296,097
2007	147,500	278,816
2008	794,000	848,000
2009	1,315,500	1,169,000
2010	1,143,000	*

*
Datum not yet available

Source:
American Eagle Gold, www.usmint.gov/mint_programs/?action=american_eagles; Canadian Gold Maple Leaf, Canadian Mint Annual Reports, www.mint.ca/store/mint/about-the-mint/annual-report-1400016, years 2000 to 2007 include other 1 oz. gold products made by the Canadian Mint.

Chart 7. Comparative Values of Gold Spot and the 1 oz. American Gold Eagle Coin and the 1 oz. Canadian Gold Maple Leaf Coin, Monthly from January 2009 to December 2011

Source:
Bloomberg Finance L.P., Gold Spot, GOLDS; American Gold Eagle, COINGEAG; Canadian Maple Leaf, COINGCML; both the American Gold Eagle Coin and the Canadian Gold Maple Leaf Coin contain one troy ounce of gold.

ORGANIZATION AND MANAGEMENT DETAILS OF THE TRUST

Organizational Structure

    The chart below shows the contractual relationships between the Trust, the Trustee and various entities that provide services to the Trust.

(1)
The Trustee and the Registrar and Transfer Agent are both wholly-owned subsidiaries of Computershare Limited.

(2)
The Valuation Agent and the Trust Custodian are the same entity.

The Manager

    Pursuant to the amended and restated management agreement between the Trust and the Manager, the Manager acts as the manager of the Trust. The Manager is a corporation formed and organized under the laws of the State of Delaware, pursuant to its Articles of Incorporation dated December 21, 2010.

    The Manager's principal offices are located at 226 Dean A. McGee Avenue, Oklahoma City, Oklahoma 73102. The Manager may also be contacted by telephone at (405) 595-2100 extension 183, by facsimile at (888) 845-6564 or by e-mail to michael.haynes@apmex.com.

    The Manager is wholly owned by the parent company. The parent company, founded in 2001, is located in Oklahoma City, Oklahoma. The parent company is a leading online retailer of gold coins and other precious metals in bar and coin form to the public, primarily in the United States. Its primary purpose is to provide convenient internet access to precious metals and related depository, lending and other one-stop services, while also providing both fair and competitive buy and sell prices, service fees and useful information, research and education on asset allocation and diversification. It has a proprietary online platform with over 3,500 products. The parent company purchases the gold and other precious metals from the U.S. Mint, the Royal Canadian Mint, the Perth Mint, the Austrian Mint, New Zealand Mint, Bank of Mexico and British Royal Mint. It offers 22 different classifications of gold products, over 30 different classifications of silver products, 8 different classifications of platinum products, 5 different classifications of palladium products and certain other products including semi-numismatic and numismatic coins (collector coins) and certain high value currency.

    The parent company completes almost all of its sales using its proprietary online software platform. The minimum order threshold is one of the lowest in the industry, thereby allowing a wide variety of potential investors to become active clients. The commitment to a satisfied customer is evidenced by the 98% approval rating the parent company receives from its customers in customer surveys and an A+ rating by the Better Business Bureau.

    The parent company offers, on average, approximately 3,500 different precious metal items on their website (www.APMEX.com) which gives customers one of the largest choices of items in the market. This selection allows customers to select from a wide variety of precious metals in bar and coin form and includes a significant offering of semi-numismatic items (generally, coins that also have a demand element from collectors as well as precious metals). During the twelve months ended December 31, 2010, the parent company shipped to its customers more than 150,000 individual packages containing more than 15,000,000 individual items of precious metals. We are providing the parent company's internet address above only as a convenience to you, and the information contained on or connected to the website is not incorporated into, and does not form part of, this prospectus.

Duties and Services that the Manager Provides

    In accordance with the amended and restated management agreement with the Trust, the Trustee has delegated to the Manager responsibility for the day-to-day activities and administration of the Trust, including management of the Trust's portfolio and all clerical, administrative and operational services.

    The Manager initiated the creation and the organization of the Trust and, accordingly, may be considered a promoter or sponsor of the Trust under applicable securities laws.

The Manager's Experience in the Gold Markets

    Most of the officers of the Manager have experience in the gold, precious metals and coin markets. Such officers have been either the president or an owner of a gold, precious metals and coin business that has provided gold and precious metals coins and/or bars to customers for more than ten years.

    The Manager's chief executive officer is Michael Haynes, who has been in the gold, precious metals and coin business for more than 30 years as chief executive officer, president and/or chief financial officer of both private and publicly traded companies in the field with businesses in the United States, France and Switzerland. Mr. Haynes has managed companies that were in both the wholesale and retail segments of the gold, precious metals and coin markets including businesses that provided such products to collectors, investors, corporations, individuals, professional advisors and investors and funds. In addition, Mr. Haynes was president of one of the largest gold and precious metals dealers in the United States and an authorized distributor for every major government that mints and distributes gold and precious metals coins including the U.S. Mint. Mr. Haynes has also served as chief executive officer of companies that authenticated gold, precious metals and coins for the markets. Mr. Haynes has managed companies that have sold thousands of different items in precious metals. During his career in the field, Mr. Haynes was also a founder of the trade association, The Industry Council for Tangible Assets.

    The Manager's president is Scott Thomas, who has been in the gold, precious metals and coin business for more than 11 years as founder of the parent company. During his tenure, Mr. Thomas has grown the business into one of the largest sellers of gold, precious metals and coins in the United States, primarily using the Internet for distribution. Under his leadership, the parent company has become an authorized distributor for many major governments that mint and distribute gold and precious metals coins including the designation as an Authorized Purchaser with the U.S. Mint. In addition, Mr. Thomas has developed brand name gold and precious metals, bars and rounds that provide access to the gold and silver markets for investors desiring to place these investments in U.S. Individual Retirement Accounts. Mr. Thomas is an active member of the Industry Council for Tangible Assets, an industry trade association, and the International Precious Metals Institute, an international association of producers, refiners, fabricators, scientists, financial institutions and merchants in the precious metals markets.

    Michael Garofalo, a vice president of the Manager, has served in the gold, precious metals and coin markets for more than 30 years. Mr. Garofalo was the owner of a company in the gold, precious metals and coins business for 12 years and in that role was a buyer and seller of thousands of different precious metals items. Mr. Garofalo is a member of the International Precious Metals Institute, an international association of producers, refiners, fabricators, scientists, financial institutions and merchants in the precious metals markets.

    Paul Montgomery, a vice president of the Manager, has been president, owner and chief purchasing agent of businesses that are in the gold, precious metals and coin markets for more than 25 years. Mr. Montgomery was an owner of one of the first gold, precious metals and coin businesses founded by James Blanchard, who is widely credited as being one of the key figures in the change of the law in the United States to allow the citizens to own gold. Mr. Montgomery has been the buyer and seller of thousands of different precious metals items. Mr. Montgomery has provided advisory services to regulators and law enforcement including the U.S. Securities and Exchange Commission, or the SEC. Mr. Montgomery has served as the Chairman of The Industry Council for Tangible Assets, an industry trade association, and is the current President of the Professional Numismatists Guild, a member organization of coin, paper money and precious metals experts.

Directors and Officers of the Manager

    The address of each of the persons listed in the table is c/o APMEX Precious Metals Management Services, Inc., 226 Dean A. McGee Avenue, Oklahoma City, Oklahoma 73102. The name, municipality of residence and position(s) with the Manager and the parent company, and the principal occupation of the directors and senior officers of the Manager and the parent company are as follows:

Name and Municipality of Residence	Position with Manager	Position with Parent Company	Principal Activities
Michael Haynes, Oklahoma City, Oklahoma	Chief Executive Officer, Board Member	Chief Executive Officer	Chief Executive Officer of American Precious Metals Exchange, Inc.; Chief Executive Officer of the Manager and Director of the Manager
Scott Thomas, Edmond, Oklahoma	President, Chairman of the Board	President, Chairman of the Board	President and Chairman of the Board of American Precious Metals Exchange, Inc.; President of the Manager and Chairman of the Board of the Manager
Henry Lyons, Princeton, New Jersey	Chief Financial Officer	Chief Financial Officer	Chief Financial Officer of American Precious Metals Exchange, Inc.; Chief Financial Officer of the Manager
Michael Garofalo, Norman, Oklahoma	Vice President	Vice President Business Development	Vice President Business Development of American Precious Metals Exchange, Inc.; Vice President of the Manager

Name and Municipality of Residence	Position with Manager	Position with Parent Company	Principal Activities
Paul Montgomery, Edmond, Oklahoma	Vice President	Executive Vice President Purchasing and Merchandising	Executive Vice President Purchasing and Merchandising of American Precious Metals Exchange, Inc.; Vice President of the Manager
Steven B. Hildebrand, Broken Arrow, Oklahoma	Director	None	Director of the Manager

    Set out below are the particulars of the professional experience of the directors and senior officers of the Manager and the parent company:

    Michael Haynes, Chief Executive Officer and Director.    Michael Haynes has served as the chief executive officer and board member of the Manager since inception, and as the chief executive officer of the parent company since June 2010. Prior to joining the parent company, Mr. Haynes was chief executive officer of Black, Starr & Frost, a privately held luxury jewelry retailer, since 2009. From 2003 to 2009, Mr. Haynes was chief executive officer and a member of the board of directors of Collectors Universe, Inc., a NASDAQ-traded firm (NASDAQ: CLCT). Prior to joining Collectors Universe, Inc., Mr. Haynes served as president, chief operating officer, a member of the board of directors and/or chief financial officer of eight different public and private companies engaged in the gold, precious metals, coin, specialty retail, distribution, e-commerce and manufacturing businesses from 1974 to 2000. Mr. Haynes also was one of the co-founding board members of the Industry Council for Tangible Assets, a Washington, D.C. trade association. Mr. Haynes has an MBA and is a Certified Public Accountant (not practicing) and Certified Financial Planner. Mr. Haynes also holds a Professional Director Certification from the American College of Corporate Directors, a national public company director education and credentialing organization.

    Scott Thomas, President, Chairman of the Board.    Scott Thomas has served as president and chairman of the board of the Manager since inception. Mr. Thomas has served as president and chairman of the board of the parent company since inception in 2001, and as chief executive officer of the parent company from 2001 to 2010. Mr. Thomas is a member of the Industry Council for Tangible Assets and the International Precious Metals Institute, an international association of producers, refiners, fabricators, scientists, financial institutions and merchants in the precious metals markets.

    Henry Lyons, Chief Financial Officer.    Henry Lyons has served as chief financial officer of the Manager since December 2011 and as chief financial officer of the parent company since December 2011. Prior to joining the parent company, Mr. Lyons served as the chief financial officer and treasurer of Gain Capital Holdings, Inc., a provider of over-the-counter foreign exchange services to retail traders and institutional investors, from March 2008 to November 2011. From September 2006 to March 2008, Mr. Lyons served as senior vice president and chief financial officer at ACI Worldwide, a global provider of e-payment processing software and services. Mr. Lyons received a BBA in Accounting from Millsaps College and an MBA from the New York Institute of Technology.

    Michael Garofalo, Vice President.    Michael Garofalo has served as vice president of the Manager since inception, as vice president of the parent company from 2008 to 2010, and as vice president business development of the parent company since 2010. Prior to joining the parent company, Mr. Garofalo was the communication director of SmartPower.org from 2007 to 2008. Mr. Garofalo was president of Liberty Numismatics from 2004 to 2006. Mr. Garofalo was president of Securities Research Company, a privately held firm providing stock charting research, from 1998 to 2004. While at Securities Research Company, Mr. Garofalo was simultaneously serving as the chief technology officer for Babson-United Investment Advisors, Inc., an investment advisory firm and the parent company of Securities Research Company. Mr. Garofalo is a member of the International Precious Metals Institute, an international association of producers, refiners, fabricators, scientists, financial institutions and merchants in the precious metals markets.

    Paul Montgomery, Vice President.    Paul Montgomery has served as vice president of the Manager since inception and executive vice president purchasing and merchandising of the parent company since August 2010. Prior to joining the parent company, Mr. Montgomery owned a consulting firm that provided counsel to businesses, regulatory bodies and legal offices in the field of precious metals and coins from 2005 to 2010. Mr. Montgomery has served as the chairman of The Industry Council for Tangible Assets, an industry trade association, and is the current President of the Professional Numismatists Guild, a member organization of coin, paper money and precious metals experts.

    Steven B. Hildebrand, Director.    Steven B. Hildebrand has served as a director of the Manager since December 2011. Since 2008, Mr. Hildebrand has been engaged in personal investments. Mr. Hildebrand retired in 2008 from Dollar Thrifty Automotive Group, Inc. (NYSE: DTG) where he served as Executive Vice President and Chief Financial Officer since 1997. Prior to that, Mr. Hildebrand served as Executive Vice President and Chief Financial Officer of Thrifty Rent-A-Car System, Inc ., a subsidiary of Dollar Thrifty. Mr. Hildebrand joined Thrifty Rent-A-Car System, Inc. in 1987 as Vice President and Treasurer and became Chief Financial Officer in 1989. Mr. Hildebrand worked at Franklin Supply Company, an oilfield supply business, from 1980 to 1987 where he held several positions including Controller and Vice President of Finance. From 1976 to 1980, Mr. Hildebrand was with the accounting firm Coopers & Lybrand, most recently as Audit Supervisor. Mr. Hildebrand has served as director of Unit Corporation (NYSE: UNT) since October 2008 and serves on the Compensation Committee and as Chairman of the Audit Committee. Mr. Hildebrand has served as director for the Tulsa Area United Way since 2005. Mr. Hildebrand is a Certified Public Accountant.

Powers and Duties of the Manager

    Pursuant to the amended and restated management agreement, as authorized under the amended and restated trust agreement, the Trustee has delegated to the Manager certain of its powers and obligations in connection with the management of the affairs of the Trust including to provide the Trust with all necessary investment management services relating to the property of the Trust, including the power to vary the investment of the Trust in accordance with the Investment Guidelines and all clerical, administrative and operational services set forth in the amended and restated trust agreement and amended and restated management agreement. The powers and duties of the Manager are described in more detail in "Description of the Amended and Restated Trust Agreement—Delegation by the Trustee to the Manager" and "Certain Transactions—Amended and Restated Management Agreement."

    The Manager has the right to resign as Manager of the Trust by giving notice in writing to the Trustee and by press release to the unitholders not less than ninety days prior to the date on which such resignation is to take effect. The resignation will take effect on the date specified in such notice. Upon resignation, the Manager will appoint a successor manager of the Trust, or, if the Manager does not appoint a successor manager of the Trust, the Trustee will appoint a successor manager, and, unless the successor manager is an affiliate of the Manager, unitholders holding units representing in aggregate not less than 66 2/3% of the total number of outstanding units of the Trust must ratify such appointment. If, prior to the effective date of the Manager's resignation, the Manager or the Trustee has not appointed a successor manager or the unitholders do not approve of the appointment of the successor manager as required under the amended and restated trust agreement, the Trust will be terminated and dissolved upon the effective date of resignation of the Manager, and, after providing for the liabilities of the Trust, the property of the Trust will be distributed to the unitholders in accordance with the provisions of the amended and restated trust agreement and the Trustee and the

Manager will continue to act as trustee and manager, respectively, of the Trust until such property of the Trust has been so distributed. See "Termination of the Trust."

Standard of Care and Indemnification of the Manager

    The Manager must exercise the powers and discharge the duties of its office honestly, in good faith and in the best interests of the Trust and in connection therewith will exercise the degree of care, diligence and skill that a reasonably prudent professional manager would exercise in comparable circumstances. The standard of care and indemnification of the Manager are described in "Certain Transactions—Amended and Restated Management Agreement" and "Description of the Amended and Restated Trust Agreement."

Conflicts of Interest of the Manager

    The Manager, and its stockholders, officers, directors and affiliates, including the parent company of the Manager, may at any time, from time to time, engage in and own interests in other business ventures of any and every type and description, independently or with others, including ones similar to that of the Trust. The Manager is responsible for the management, administration and investment management of the portfolio held by the Trust. The Manager may in the future provide management and/or investment advisory services to other corporations, limited partnerships or other investment funds or managed accounts in addition to the Trust, including those that may invest in the same assets as the Trust. In the event that the Manager elects to undertake such activities and other business activities in the future, the Manager and its principals may be subject to conflicting demands in respect of allocating management time, services and other functions. The Manager and its principals and affiliates endeavor to treat each client, investment pool and managed account fairly and not to favor one client, investment pool or managed account over another.

    In executing its duties on behalf of the Trust, the Manager is subject to the provisions of the amended and restated trust agreement, the amended and restated management agreement and the Manager's Code of Ethics (a copy of which is available for review upon request at the offices of the Manager), which provide that the Manager will execute its duties in good faith and with a view to the best interests of the Trust and its unitholders. The Manager's Code of Ethics provides, among other things, that the employees of the Manager are:

•
required to act with honesty and integrity, avoiding actual or apparent conflicts of interest with the Trust in personal and professional relationships;

•
prohibited from using Trust property or non-public information for personal gain;

•
required to respect the confidentiality of information except when authorized or otherwise legally obligated to disclose it, and not use confidential information for personal advantage; and

•
required to promptly report to the Trust's independent review committee any conduct that the individual believes to be or would give rise to a violation of law or business ethics or of any provision of the Manager's Code of Ethics or the Trust's general code of conduct.

Regulation of the Manager

    The Manager is not Canadian and is not currently registered as an investment fund manager with the Ontario Securities Commission or any other provincial or territorial regulatory authority in Canada. However, the Manager will be required to be registered by September 28, 2011 in accordance with the provisions of National Instrument 31-103 Registration Requirements and Exemptions.

    The Manager is also subject to Canadian federal and provincial privacy laws regarding the collection, use, disclosure and protection of client information. The Personal Information Protection and Electronic Documents Act (Canada), or PIPEDA, which is the Canadian federal privacy legislation governing the private sector, requires that organizations only use personal information for purposes that a reasonable person would consider appropriate in the circumstances and for the purposes for which it is collected. The Trust complies with the applicable requirements of PIPEDA and all applicable provincial personal information laws. The Manager, on behalf of the Trust, collects personal information directly from the investors or through their financial advisor and/or dealer in order to provide such investor with services in connection with their investment, to meet legal and regulatory requirements and for any other purposes to which such investor may consent.

    The Manager does not sell, lease, barter or otherwise deal with personal information collected by it with third parties. The Manager carefully safeguards all personal information collected and retained by it and, to that end, restricts access to personal information to those employees and other persons who need to know the information to enable the Manager to provide its services. Employees are responsible for ensuring the confidentiality of all personal information they may access. Annually, each of the Manager's employees will be required to sign a code of conduct, which contains policies on the protection of personal information.

Independent Review Committee

    In accordance with applicable Canadian law, the Manager will establish an independent review committee for all mutual funds and non-redeemable investment funds that the Manager or any of its affiliates manages, which includes the Trust. The independent review committee will be composed of three members, each of whom will be independent of the Manager and its affiliates, and free from any interest and any business or other relationship which could, or could be reasonably perceived to, materially interfere with the exercise of an independent review committee member's judgment.

    The independent review committee will meet on an annual basis, except as otherwise required pursuant to its policies and procedures and Canadian law. The independent review committee will also meet within 45 days of the closing of this offering, or any other offering and issuance of units of the Trust as contemplated by the amended and restated trust agreement, to review the Trust's purchase of 1 oz. gold coins and other initial post-offering activities of the Trust.

    The Manager will refer all conflict of interest matters to the independent review committee for its review and/or approval in accordance with applicable securities legislation. The Manager will establish a written charter for the independent review committee, which includes its mandate, responsibilities and functions, and the written policies and procedures it will follow when performing its functions, including dealing with conflict of interest matters. The Manager will maintain records in respect of these matters and provide assistance to the independent review committee in carrying out its functions. The independent review committee will conduct regular assessments and provide reports, at least annually, to the Trust and to unitholders in respect of its functions. The report prepared by the independent review committee will be made available on the Trust's website or, at a unitholder's request, sent to the unitholder at no cost.

    The independent review committee will:

  (i)
  review and provide input on the Manager's written policies and procedures that deal with conflict of interest matters;

  (ii)
  review conflict of interest matters referred to it by the Manager and make recommendations to the Manager regarding whether the Manager's proposed actions in connection with the conflict of interest matter achieve a fair and reasonable result for the Trust;

  (iii)
  consider and, if deemed appropriate, approve the Manager's decision on a conflict of interest matter that the Manager refers to the independent review committee for approval; and

  (iv)
  perform such other duties as may be required of the independent review committee under applicable Canadian securities legislation.

    The Trust will pay all reasonable fees and expenses of the independent review committee incurred in connection with its duties with respect to the Trust, and the independent review committee has the authority to retain, at the reasonable expense of the Trust, independent counsel or other advisors if the independent review committee deems it appropriate to do so. The Trust will indemnify the members of the independent review committee, except in cases of willful misconduct, bad faith, negligence or breach of their standard of care.

Trustee

    Pursuant to the amended and restated trust agreement, Computershare Trust Company of Canada is the trustee of the Trust. The Trustee is a trust company existing under the laws of Canada. The principal office of the Trustee is located at 100 University Avenue, Suite 900, North Tower Toronto, Ontario M5J 2Y1.

Custodian and Sub-custodian

    RBC Dexia acts as the custodian of the assets that the Trust owns and will appoint the Gold Custodian as sub-custodian to hold the 1 oz. gold coins pursuant to a sub-custodian agreement.

Auditors

    The auditors of the Trust are Grant Thornton LLP, Chartered Accountants, Licensed Public Accountants, and their principal office is located at Royal Bank Plaza South Tower, 200 Bay Street, 19th Floor, PO Box 55, Toronto, Ontario M5J 2P9 Canada. The auditors will annually audit the financial statements of the Trust to determine whether they fairly represent, in all material respects, the Trust's financial position, results of operations and changes in equity and cash flows in accordance with IFRS. The auditors will also attend a count of the 1 oz. gold coins owned by the Trust on an annual basis.

Registrar and Transfer Agent

    Pursuant to a transfer agent, registrar and disbursing agent agreement dated                        , 2012, Computershare Investor Services Inc. was appointed as the registrar and transfer agent for the units. Computershare Investor Services Inc.'s principal office is located at 100 University Avenue, 9th Floor, North Tower Toronto, Ontario M5J 2Y1 Canada.

Valuation Agent

    Pursuant to a valuation services agreement dated September 9, 2011, the Trust has appointed RBC Dexia Investor Services Trust as the valuation agent of the Trust. The valuation agent provides, among other things, valuation and financial reporting services to the Trust and calculates the total value of the net assets of the Trust and the NAV on a daily basis. The valuation services agreement is described in detail in "Computation of the Value of the Net Assets of the Trust—The Valuation Services Agreement."

Promoter

    The Manager may be considered a promoter of the Trust within the meaning of the securities legislation of certain of the provinces and territories of Canada by reason of its initiative in organizing the Trust. See "Organization and Management Details of the Trust—The Manager." The Manager does not own any units. The Manager is entitled to ongoing management fees payable by the Trust. See "Certain Transactions—Amended and Restated Management Agreement."

CUSTODY OF THE TRUST'S ASSETS

    RBC Dexia acts as the custodian of the Trust's assets pursuant to a custodian agreement between RBC Dexia and the Trust, dated September 9, 2011, or the custodian agreement. RBC Dexia is responsible for the safekeeping of all of the assets of the Trust delivered to it and acts as the custodian of such assets. RBC Dexia is a federal Canadian trust company that is indirectly owned equally by Royal Bank of Canada and Dexia SA. The Trustee has the authority to change the custodial arrangements described above including, but not limited to, the appointment of a replacement custodian and/or additional custodians.

    Due to the fact that the primary assets of the Trust are 1 oz. gold coins which require secure storage in a precious metals vault, RBC Dexia will appoint the Gold Custodian to act as custodian of the 1 oz. gold coins that the Trust owns pursuant to a sub-custodian agreement with terms consistent with the custodian agreement. The Gold Custodian is one of the largest bullion banks in the world, the third largest bank in Canada serving over 14.5 million customers in over 50 countries and is a publicly traded bank with, according to its earnings release for the third quarter of 2011, net income of over $4 billion for the nine months ended July 31, 2011 and a market capitalization of over $58 billion. The Trust will store 1 oz. gold coins with a value equal to at least 60% of the value of the net assets of the Trust at all times in Canada, with the remainder to be stored in the United States. The location of the Gold Custodian in Canada is The Bank of Nova Scotia, Scotia Plaza, 40 King Street West, Station 'A' Scotia Plaza, Toronto, Ontario M5W2X6, Canada. The location of the Gold Custodian in the United States is 1 Liberty Plaza, 25th Floor, 165 Broadway, New York, New York 10006. The Trust pays RBC Dexia for its services as Trust Custodian, and RBC Dexia pays the Gold Custodian for its services, which expenses are included in amounts payable by the Trust to RBC Dexia under the custodian agreement. As compensation for the custodial services rendered to the Trust, RBC Dexia receives such fees as mutually agreed upon with the Manager from time to time. These fees are paid by the Trust out of the cash reserve held for expenses and cash redemptions. Such fees are initially set for a one-year term, which will renew annually unless terminated by 60 days' prior written notice and are subject to change as may be agreed upon in writing by the Trust, or the Manager on behalf of the Trust, and RBC Dexia. The Gold Custodian acts as security agent, a lender and a consignor under a syndicated facility for the benefit of the parent company of the Manager. Under the facility the Gold Custodian may make loans to the parent company of the Manager or consign precious metal to the parent company of the Manager. The Gold Custodian also has an agreement with the parent company of the Manager pursuant to which the Gold Custodian may, from time to time, purchase precious metals from the parent company of the Manager and such precious metals may be repurchased from time to time by the parent company of the Manager. In addition, in its normal course of business and pursuant to market terms, the parent company of the Manager purchases precious metals from the Gold Custodian.

    The Trust will engage a shipping service provider and arrange for the transportation of 1 oz. gold coins to or from the Gold Custodian, and the Trust will be responsible for such transportation costs (except in connection with a redemption of units for 1 oz. gold coins by a unitholder, in which case the redeeming unitholder will be responsible such costs).

    RBC Dexia will clearly record the property of the Trust in its books and records to indicate the beneficial ownership of the property of the Trust. The Gold Custodian will identify the 1 oz. gold coins in its books and records as being held on behalf of and registered in the name of the Trust, and the Gold Custodian will keep and clearly record the 1 oz. gold coins of the Trust in an account holding only property for the customers of RBC Dexia. The Trust is required to notify RBC Dexia within 60 days following the issue date of a statement of account of any alleged omissions from or additions wrongly made to or inaccurate entries in such statement. At the end of such 60 day period the statement may be invoked by RBC Dexia as conclusive evidence that, except as to any alleged errors of which RBC Dexia has been notified of, all of the entries in the statements are correct and RBC Dexia will be free from all claims with respect thereto. The Gold Custodian provides a monthly inventory statement to RBC Dexia, which RBC Dexia will provide to the Manager. Upon four weeks' notice to RBC Dexia, the Manager has the right to inspect the physical storage of the Trust's 1 oz. gold coins at the Gold Custodian on any Gold Custodian business day (which means any day other than a Saturday, Sunday or a holiday observed by the Gold Custodian) during the Gold Custodian's regular business hours.

    RBC Dexia and the Gold Custodian, in carrying out their duties in respect of the safekeeping of all of the assets of the Trust delivered to them, shall exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in the circumstances or at least the same degree of care as they would exercise with respect to their own property of a similar kind, if this is a higher degree of care. In the event that RBC Dexia does not comply with this standard of care, RBC Dexia shall be liable for any physical loss, damage or destruction of the property of the Trust that is in its custody, care and control. In the event that the Trust suffers a loss as a result of any act or omission of the Gold Custodian which is directly attributable to the failure of the Gold Custodian to use reasonable care (whether by reason of negligence, willful misconduct or lack of good faith) in the provision of any service to be provided by it in respect of the 1 oz. gold coins that the Trust owns, RBC Dexia shall assume liability for such loss directly and shall reimburse the Trust. RBC Dexia will not be responsible for any indirect, consequential or special damages, including but not limited to loss of reputation, goodwill or business.

    The Manager will not be responsible for any losses or damages to the Trust arising out of any action or inaction by the Gold Custodian, RBC Dexia or any sub-custodian holding the property of the Trust, unless such action or inaction arises out of or is the result of the Manager's breach of its standard of care or gross negligence, willful misconduct, bad faith or dishonesty or a material failure in complying with applicable laws or the provisions set forth in the amended and restated management agreement or the amended and restated trust agreement.

    The Manager, with the consent of the Trustee, has the authority to change the custodian agreement described above including, but not limited to, the appointment of a replacement custodian and/or additional custodians. The Manager or RBC Dexia may terminate the Trust's custodial relationship by giving 60 days' prior written notice of its intent to terminate the custodian agreement. The custodian agreement will terminate immediately if (i) either party is declared bankrupt or insolvent; (ii) the assets or the business of either party become liable to seizure or confiscation by any public or governmental authority; (iii) the Manager's powers and authorities to act on behalf of or represent the Trust have been revoked or terminated; or (iv) the Trust's initial public offering is not completed by June 30, 2012, unless otherwise extended by the Trust. The obligations of the Custodian and the Gold Custodian include, but are not limited to, maintaining an inventory of the 1 oz. gold coins that the Trust owns that are stored with the Gold Custodian, providing a monthly inventory to the Trust, identifying the 1 oz. gold coins in its books and records as being held on behalf of and registered in the name of the Trust, and taking good care, custody and control of the 1 oz. gold coins that the Trust owns.

    RBC Dexia will carry such insurance, and will ensure that the Gold Custodian will carry such insurance, as each deems appropriate for its businesses and its position as custodian of the property of the Trust. RBC Dexia will provide the Trust with at least 30 days' notice of any cancellation or termination of such coverage of it or the Gold Custodian. The custodian agreement does not require RBC Dexia to carry insurance in connection with any claims the Trust or unitholders may have against RBC Dexia in its capacity as custodian of the property of the Trust. Based on information provided by RBC Dexia, the Manager believes that the insurance that RBC Dexia carries provides the Trust with such protection in the event of loss or theft of the 1 oz. gold coins that the Trust owns that are stored at the Gold Custodian that is consistent with the protection afforded under insurance carried by other custodians that store gold commercially. Based on information provided by the Gold Custodian to RBC Dexia, RBC Dexia believes that the insurance that the Gold Custodian carries provides RBC Dexia with such protection in the event of loss or theft of the 1 oz. gold coins that the Trust owns that are stored at the Gold Custodian that is consistent with the protection afforded under insurance carried by other custodians that store gold commercially. In addition, RBC Dexia may make a determination whether the Gold Custodian should remain the custodian of the 1 oz. gold coins of the Trust in light of applicable circumstances from time to time, such as the level of insurance carried by Gold Custodian, the availability of other custodians and the risk in moving the Trust's 1 oz. gold coins to another custodian.

 DESCRIPTION OF THE UNITS

    The Trust is authorized to issue an unlimited number of units. Units are transferable and redeemable at the option of the unitholder in accordance with the provisions set forth in the amended and restated trust agreement. All units have equal rights and privileges with respect to all matters, including voting, receipt of distributions from the Trust, liquidation and other events in connection with the Trust. Units have no preference, conversion, exchange or pre-emptive rights. Each whole unit entitles the holder thereof to a vote at meetings of unitholders.

    The Trust may not issue additional units following the completion of this offering (i) unless the per unit offering price, after deducting underwriting fees, commissions and offering expenses, will not yield proceeds less than the NAV per unit, as determined on the business day prior to the pricing of the units to be sold in the offering, or (ii) except by way of unit distribution in connection with an income distribution.

Book-based System

    Registration or transfers of the units may be made through the book-entry system of CDS and/or DTC, each of which hold the units on behalf of its participants (i.e., brokers), which in turn may hold the units on behalf of their customers.

    References in this prospectus to a holder of units or unitholder means, unless the context otherwise requires, the owner of the beneficial interest in such units.

    Neither the Trust, the Manager, nor the underwriters will have any liability for (i) records maintained by a depositary relating to the beneficial interests in the units or the book-based accounts maintained by such depositary; (ii) maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or (iii) any advice or representation made or given by a depositary and made or given with respect to the rules and regulations of the depositary or any action taken by a depositary or at the direction of the depositary's participants.

    The Trust has the option to terminate registration of the units through the book-based systems in which case certificates for units in fully registered form will be issued to beneficial owners of such units or to their nominees.

 REDEMPTION OF UNITS

    Subject to the terms of the amended and restated trust agreement and to the right of the Trust to suspend redemptions in the circumstances described below, units may be redeemed at the option of a unitholder on a weekly basis for 1 oz. gold coins or cash. All redemptions will be determined using U.S. dollars, regardless of whether the redeemed units were acquired on NYSE Arca or the TSX. Cash redemption requests will be processed on the last business day of the applicable month.

Redemptions for 1 oz. Gold Coins

    Unitholders who redeem their units for 1 oz. gold coins are entitled to receive a redemption price equal to 100% of the aggregate NAV of the redeemed units on the Thursday for the week in respect of which the redemption request is processed by the registrar and transfer agent, or the weekly redemption date and time, less the redemption expenses, or the gold redemption amount. Such redemption requests must meet the gold redemption minimum, which is currently $10,000. The gold redemption minimum may only be amended with the approval of the unitholders holding units representing, in the aggregate, not less than a majority of the outstanding units of the Trust. The redeeming unitholder will receive the appropriate number of 1 oz. gold coins (of the type or types selected by the Manager in its sole discretion but with the objective of matching the relative mix of 1 oz. gold coins in the Trust holdings) based on the valuation of the 1 oz. gold coins as of the valuation date and time, rounded down to the nearest whole number of such type of 1 oz. gold coins, with any excess amount, after a reduction for applicable expenses, returned to the redeeming unitholder in cash.

Procedure to Redeem for 1 oz. Gold Coins

    A unitholder who owns a sufficient number of units who desires to exercise his, her or its redemption privileges for 1 oz. gold coins must do so by instructing his, her or its broker, who must be a direct or indirect participant of DTC or CDS, to deliver to the Trust's registrar and transfer agent on behalf of the unitholder a gold redemption notice. A form of gold redemption notice is attached to this prospectus as Exhibit A. The Trust's registrar and transfer agent must receive a gold redemption notice no later than 4:00 p.m., Toronto time, on the third day on which NYSE Arca or the TSX is open for trading prior to the weekly redemption date and time. Any gold redemption notice received after such time will not be processed until the next weekly redemption date.

    Except as provided under "Redemption of Units—Suspension of Redemptions" below, by instructing a broker to deliver to the Trust's registrar and transfer agent a gold redemption notice, the unitholder will be deemed to have irrevocably surrendered his, her or its units for redemption and appointed such broker to act as his, her or its exclusive settlement agent with respect to the exercise of such redemption privilege and the receipt of payment in connection with the settlement of obligations arising from such exercise.

    Once the Trust's registrar and transfer agent receives a gold redemption notice, the Trust or the Trust's registrar and transfer agent will determine whether such gold redemption notice complies with the applicable requirements, such as whether it is for an amount of gold that is equal to at least the gold redemption minimum and contains acceptable delivery instructions. If the Trust or the Trust's registrar and transfer agent determines that the gold redemption notice complies with all such requirements, the number of 1 oz. gold coins that will be delivered to the redeeming unitholder will be determined as at the valuation time on the applicable weekly redemption date in accordance with the amended and restated trust agreement.

    Any gold redemption notice delivered to the Trust's registrar and transfer agent that the registrar and transfer agent determines to be incomplete, not in proper form, not duly executed or for an amount of 1 oz. gold coins less than the gold redemption minimum held by the Trust at Gold Custodian, will for all purposes be void and of no effect, and the redemption privilege to which it relates will be considered for all purposes not to have been exercised thereby. If the Trust's registrar and transfer agent determines that the gold redemption notice does not comply with the applicable requirements, the registrar and transfer agent will provide a notice explaining the deficiency to the unitholder's broker.

    If the gold redemption notice is determined to have complied with the applicable requirements, the redeeming unitholder's broker will deliver the redeemed units to CDS or DTC, as the case may be, for cancellation on or prior to such weekly redemption date.

    A redeeming unitholder will receive 1 oz. gold coins (of the type or types selected by the Manager in its sole discretion but with the objective of matching the relative mix of 1 oz. gold coins in the Trust holdings) at a value as close to but not exceeding the gold redemption amount for the units to be redeemed, which is equal to (a) 100% of the aggregate NAV of the units to be redeemed as of the weekly redemption date and time, less (b) the redemption expenses. Such redemption value is allocated to the market value of the 1 oz. gold coins and rounded down to the nearest whole number of 1 oz. gold coins. The resulting excess amount, if any, after the application of the gold redemption amount in accordance with the above described procedure, will be paid in cash to the redeeming unitholder's brokerage account. The redeeming unitholder will bear the costs associated with the redemption of units and the costs and risks associated with the delivery of 1 oz. gold coins. Unitholders interested in redeeming units for 1 oz. gold coins should contact the Manager for current costs associated with the delivery of gold pursuant to the unitholder's delivery instructions.

    Based on instructions from the Trust, the Gold Custodian will release the requisite amount of 1 oz. gold coins from its custody to the shipping service provider, which will fully insure the shipment. See "Redemption of Units—Redemption for 1 oz. Gold Coins—Transporting the 1 oz. Gold Coins from the Gold Custodian to the Redeeming Unitholder." In the event that a redeeming unitholder does not provide an acceptable physical address for delivery of its 1 oz. gold coins in its gold redemption notice, such unitholder may either elect to have the 1 oz. gold coins delivered to the Manager to be picked up by the unitholder at the Manager's offices or to or redeem its units for cash as described in this prospectus. In such case, the unitholder will bear the risk of loss of the 1 oz. gold coins once they are delivered to the Manager and the Manager has no responsibility to insure such 1 oz. gold coins. Any cash to be received by a redeeming unitholder in connection with a redemption of units for 1 oz. gold coins will be delivered or caused to be delivered by the Trust to the unitholder's brokerage account within 10 business days after the week in which the redemption is processed.

Transporting the 1 oz. Gold Coins from the Gold Custodian to the Redeeming Unitholder

    A common carrier will deliver and will fully insure during transit 1 oz. gold coins due to a unitholder as a result of a redemption of units. The Trust will engage the shipping service provider in connection with a redemption. The 1 oz. gold coins can be delivered to any physical address (subject to approval by the Trust).

    The shipping service provider will receive 1 oz. gold coins in connection with a redemption of units approximately seven business days after the redemption is processed. Although the Trust expects that the shipping service provider will insure the shipments of 1 oz. gold coins, once the Trust places the 1 oz. gold coins representing the redeemed units with the shipping service provider, the Trust will have completed its responsibilities with respect to the redemption, and the redeeming unitholder will bear the risk of loss of, and damage to, such 1 oz. gold coins and may seek any redress for any loss or damage from the shipping service provider or the insurance provider, as the case may be. In the event of a loss after the 1 oz. gold coins have been placed with the shipping service provider, the unitholder will not have recourse against the Trust, the Manager, or the Gold Custodian.

Example of a Redemption for 1 oz. Gold Coins

    The following table sets forth an example of the redemption of 5,000 units, with the following assumptions: (1) NAV of $10.00; (2) the market value of the 1 oz. gold coins is $1,450; and (3) estimates for fees with the Gold Custodian and the shipping charges.

Description	Amount
NAV	$10.00
Number of redeemed units	5,000
Aggregate NAV of redeemed units	$50,000
100% of NAV of redeemed units	$50,000
Less:
In-and out fees(1)	50
Delivery costs(1)	50
Redemption value(2)	$49,900
Less value of 1 oz. gold coins(3)	49,400	(26 coins at an assumed market value of $1,900 per 1 oz. gold coin)
Cash paid to redeeming unitholder	$500

(1)
Estimated, may also include applicable tax.

(2)
After the application of the redemption value and the rounding down to the next whole number of 1 oz. gold coins.

(3)
In this example, the market value of the 1 oz. gold coins is identical for each type of 1 oz. gold coins. At the time of redemption, the market value of each type of 1 oz. gold coins may not be identical and, in such case, the Manager has the discretion to allocate the redemption value to the market value of each type of 1 oz. gold coins.

Special Considerations for IRA Unitholders

    Before exercising its redemption privilege for 1 oz. gold coins, a unitholder that is subject to (or that has purchased units using assets which are subject to) the requirements of Section 408 of the Code, should consider and consult with its counsel as to whether the 1 oz. gold coins it would receive in connection with such redemption would constitute non-excluded "collectibles" under Section 408(m) of the Code that would be treated as a taxable distribution by the unitholder under Section 408(m)(1) of the Code in an amount equal to the cost that the unitholder paid for such redemption.

Redemptions for Cash

    Unitholders who redeem their units for cash will receive a redemption price per unit equal to 95% of the lesser of (i) the volume-weighted average trading price of the units traded on NYSE Arca or, if trading has been suspended on NYSE Arca, the trading price of the units traded on the TSX, for the last five days on which the respective exchange is open for trading during the month in which the redemption request is processed by the registrar and transfer agent, and (ii) the NAV of the redeemed units, on the last day of such month on which NYSE Arca is open for trading (in each case, less any applicable taxes). A redeeming unitholder will receive cash redemption proceeds approximately three business days after the end of the month in which such redemption request is received by the Trust. The Trust will retain 5% of the value of the units.

Procedure to Redeem for Cash

    To redeem units for cash, a unitholder must instruct the unitholder's broker to deliver a notice to redeem units for cash, or a cash redemption notice, to the Trust's registrar and transfer agent. A cash redemption notice must be received by the Trust's registrar and transfer agent no later than 4:00 p.m., Toronto time, on the 15th day of the month in which the cash redemption notice will be processed or, if such day is not a business day, then on the immediately following day that is a business day. Any cash redemption notice received after such time will be processed in the next month. Any cash redemption notice must include a valid signature guarantee to be deemed valid by the Trust.

    Except as provided under "Redemption of Units—Suspension of Redemptions" below, by instructing a broker to deliver to the Trust's registrar and transfer agent a cash redemption notice, the unitholder will be deemed to have irrevocably surrendered his, her or its units for redemption and appointed such broker to act as his, her or its exclusive settlement agent with respect to the exercise of such redemption privilege and the receipt of payment in connection with the settlement of obligations arising from such exercise.

    Any cash redemption notice delivered to the Trust's registrar and transfer agent regarding a unitholder's intent to redeem units that the Trust or the Trust's registrar and transfer agent determines to be incomplete, not in proper form or not duly executed will for all purposes be void and of no effect and the redemption privilege to which it relates will be considered for all purposes not to have been exercised thereby. For each cash redemption notice, the Trust's registrar and transfer agent will notify the redeeming unitholder's broker that such cash redemption notice has been deemed insufficient or accepted and duly processed, as the case may be.

    Upon receipt of the cash redemption notice, the Trust and the Trust's registrar and transfer agent will determine on the last business day of the applicable month the amount of cash that will be delivered to the redeeming unitholder. Also on the last business day of the applicable month, the redeeming unitholder's broker will deliver the redeemed units to CDS or DTC, as the case may be, for cancellation.

Example of a Redemption for Cash

    The following table sets forth an example of the redemption of 5,000 units, with a pro forma volume-weighted average trading price of $10.75 per unit and a NAV of $10.00.

Description	Amount
Volume-weighted average trading price per unit	$10.75
NAV	$10.00
Lesser (value)	$10.00
Number of units	5,000
Aggregate value of units	$50,000
95% of aggregate value of units	$47,500

Canadian Tax Implications of Redemption

    Pursuant to the amended and restated trust agreement, the Trust may allocate and, where applicable, designate to a unitholder who has redeemed units during a year an amount equal to any net income or net realized capital gains realized by the Trust for the year as a result of the disposition of any of the property of the Trust to satisfy the gold redemption notice or the cash redemption notice, as the case may be, given by such unitholder or such other amount that is determined by the Trust to be reasonable. The Trust may also designate to such unitholder a portion of any income or capital gains of the Trust for the year so distributed on the redemption that otherwise would only have been distributed to unitholders who were unitholders of record as of 5:00 p.m., (Toronto time) on the last business day prior to a distribution date occurring in the year net of applicable withholding taxes.

Suspension of Redemptions

    The Trust may suspend the right of unitholders to request a redemption of their units or postpone the date of delivery or payment of the redemption proceeds (whether 1 oz. gold coins and/or cash, as the case may be) with the prior approval of Canadian securities regulatory authorities having jurisdiction for any period during which the Trust determines that conditions exist which render impractical the sale of assets of the Trust or which impair the ability of the Trust or the valuation agent to determine the value of the assets of the Trust and the NAV or the redemption amount for the units. During any such period of suspension, the Trust shall not issue or redeem any units.

    In the event of any such suspension, the Trust will issue a press release, and publicly file such press release with the SEC via the EDGAR system, with the TSX and with the Canadian securities regulatory authorities on SEDAR, announcing the suspension and will advise all agents of the Trust, as applicable. The suspension may apply to all requests for redemption received prior to the suspension, but as for which payment has not been made, as well as to all requests received while the suspension is in effect. All unitholders making such requests will be advised of the suspension and that the redemption will be effected at a price determined on the first valuation date that the value of the net assets of the Trust per unit is calculated following the termination of the suspension. All such unitholders will have, and will be advised that during such suspension of redemptions that they have, the right to withdraw their requests for redemption. The suspension will terminate in any event on the first business day on which the condition giving rise to the suspension has ceased to exist or when the Trust has determined that such condition no longer exists, provided that no other condition under which a suspension is authorized then exists, at which time the Trust will issue a press release announcing the termination of the suspension and will advise all agents of the Trust, as applicable. Subject to applicable Canadian and U.S. securities laws, any declaration of suspension made by the Trust will be conclusive.

Suspension of Calculation of the Value of the Net Assets of the Trust Per Unit

    During any period in which the right of unitholders to request a redemption of their units for 1 oz. gold coins and/or cash is suspended in the event that we are unable to obtain a valuation of the 1 oz. gold coins, the Trust may direct the Trust's valuation agent to suspend the calculation of the value of the net assets of the Trust and the NAV. See "Computation of the Value of the Net Assets of the Trust—Suspension of Calculation of the Value of the Net Assets of the Trust Per Unit."

USE OF PROCEEDS

    The estimated net proceeds from this offering, after deducting the underwriting commission and the estimated expenses of this offering, will be $            , (or $            if the underwriters fully exercise their over-allotment option). The Trust will use approximately 97% of the net proceeds of this offering to acquire 1 oz. gold coins in accordance with its investment objective and investment strategy and subject to its Investment Guidelines described herein. The Trust expects to hold the remaining proceeds to pay expenses and anticipated redemptions.

 MARKET FOR THE TRUST'S UNITS

    There is currently no trading market for the Trust's units. The Trust will apply for its units to be traded on NYSE Arca and the TSX under the symbols "            " and "                        ", respectively.

 CAPITALIZATION

    The following table sets forth the capitalization of the Trust as of                        , 20    , both before and after giving effect to this offering (assuming no exercise of the underwriters' over-allotment option). There have been no significant changes to the Trust's capitalization since                        , 20    .

Designation	Authorized	As of , 20	As of , 20 after giving effect to the offering(1)
Units	Unlimited
Total Capitalization

(1)
After deducting the estimated underwriting commissions and estimated applicable expenses of this offering.

DISTRIBUTION POLICY

Distribution of Net Income and Net Realized Capital Gains to Unitholders

    As of the last business day of each fiscal year or such other time as may be determined in accordance with the amended and restated trust agreement, or a distribution date, the Trust will determine the net income and net realized capital gains of the Trust for the period since the prior distribution date in accordance with the amended and restated trust agreement. The initial distribution policy of the Trust will be to make an annual distribution of such net income and net realized capital gains, if any, to unitholders through a distribution of additional units. The Trust does not anticipate making cash distributions to unitholders.

    Distributions, if any, of net income or net realized capital gains will generally be made to unitholders who were unitholders of record as of 5:00 p.m., Toronto time, on the last business day prior to any relevant distribution date. The amounts to be paid to a unitholder will be the amount of net income or net realized capital gains determined pursuant to the amended and restated trust agreement divided by the total number of units outstanding at 5:00 p.m., Toronto time, on the distribution date multiplied by the number of units held by such unitholder as of 5:00 p.m., Toronto time, on the applicable distribution date. Notwithstanding the foregoing, the Trust may adopt a method of allocating an appropriate proportion of net income and net realized capital gains to unitholders that redeemed units during the year. All distributions, if declared and paid, will be calculated and, if a cash distribution, paid in U.S. currency net of any applicable withholding taxes.

    The total amount due and payable in any year will not be less than the amount necessary to ensure that the Trust will not be liable for income tax under Part I of the Tax Act for such year. Such distribution or payment may be paid by the Trust in cash or in additional units. Any additional units that are issued in this manner will be issued at a price equal to the NAV as of the valuation time on the applicable distribution date, and the units will be immediately consolidated so that the number of outstanding units following the distribution will equal the number of units outstanding prior to the distribution.

    Notwithstanding the foregoing paragraph, where Canadian tax is required to be withheld in respect of a unitholder's share of a distribution paid in units, the consolidation will result in such unitholder holding that number of units equal to the product of (i) the sum of the number of units held by such unitholder prior to the distribution and the number of units received by such unitholder in connection with the distribution (net of the total of the number of whole or fractional units withheld by the Trust to satisfy the Trust's withholding obligations and the number of whole or fractional units withheld pursuant to the amended and restated trust agreement on account of the reasonable expenses incurred in respect of the sale of such units withheld on account of withholding taxes), and (ii) a quotient, the numerator of which is the aggregate number of units outstanding prior to the distribution, and the denominator of which is the aggregate number of units that would be outstanding following distribution and before the consolidation if no withholding were required in respect of any part of the distribution payable to any unitholders. Such unitholder will be required to surrender the certificates, if any, representing such unitholder's original units in exchange for a certificate representing such unitholder's fewer post-consolidation units.

Additional Distributions, Designations, Determinations, Allocations and Elections

    In addition to any distributions made to unitholders as described above, the Trust may, from time to time, make such additional distributions of monies or properties of the Trust including, without restriction, returns of capital, in such amounts per unit, payable at such time or times and to unitholders of record on such distribution date, as from time to time may be determined by the Trust, in its sole discretion, and make such designations, determinations, allocations and elections for tax purposes of amounts or portions of amounts which it has received, paid, declared payable or allocated to unitholders, and in respect of expenses incurred by the Trust and of tax deductions to which the Trust may be entitled.

Withholding Taxes

    The Trust will deduct or withhold from distributions payable to any unitholder all amounts required by applicable law to be withheld from such distributions, whether such distributions are in the form of cash, 1. oz gold coins or other assets of the Trust, additional units or otherwise. In the event of a distribution in the form of additional units, the Trust may sell units of such unitholder to pay such withholding taxes and to pay all reasonable expenses in respect of such sale and the Manager will have the power of attorney of such unitholder to do so. Any such sale will be made in compliance with applicable law and upon such sale, the affected unitholder will cease to be the holder of such units. In the event that the net proceeds of any such sale of a unitholder's units exceed the statutory withholding required and the reasonable expenses incurred in respect of such sale, the Trust will remit such excess to the unitholder.

Income Tax Statements

    Within 90 days from the end of the Trust's taxation year, or as otherwise required by the Tax Act, the Trustee will prepare and deliver or make available electronically, or cause to be prepared and delivered or be made available electronically in such a manner as is permitted by the Tax Act, to unitholders information pertaining to the Trust, including all distributions, designations, determinations, allocations and elections, which is required by the Tax Act.

    In the event that amounts that were allocated, distributed or paid to unitholders as capital gains or as non-taxable payments are, for any reason, subsequently determined (including as a result of an assessment or reassessment by any taxation authorities) to have been fully includible in the taxable income of the Trust for the relevant fiscal year, then the Trustee will have the discretion to declare that all or part of such amounts will be retroactively deemed to have been allocated, distributed and paid to unitholders out of the income of the Trust, and the Trust may issue new or amended tax reporting slips to the relevant unitholders or former unitholders to report any such distributions to them and to take such steps as are necessary to pay any withholding tax that was subsequently determined to apply, including selling units of such unitholder.

    Within 45 days from the end of each taxable year of the Trust, the Trust will provide or cause to be provided to unitholders all information necessary to enable unitholders or beneficial owners of units, as applicable, to elect or continue to treat the Trust as a QEF within the meaning of Section 1295 of the Code for U.S. federal income tax purposes and to comply with any reporting or other requirements incident to such election, including, but not limited to, providing or causing to be provided to unitholders or beneficial owners of units, as applicable, a completed "PFIC Annual Information Statement" as required by U.S. Treasury Regulations Section 1.1295-1(g). The Trust will comply with all applicable requirements of the U.S. Treasury Regulations necessary to enable unitholders or beneficial owners of units, as applicable, to elect or continue to treat the Trust as a QEF. The Trust will calculate and report the amount of each category of long-term capital gain provided in Section 1(h) of the Code that was recognized by the Trust during the taxable year pursuant to the U.S. Treasury Regulations Section 1.1293-1(a)(2)(A).

Unclaimed Interest, Dividends or Distributions

    In the event that the Trust's registrar and transfer agent holds interest, dividends or other distributions which are unclaimed or which cannot be paid for any reason, the Trust's registrar and transfer agent will not be under any obligation to invest or reinvest the same but will administer such unclaimed amounts as directed by the Manager, as follows. Any unitholder making a claim in respect of any amount payable pursuant to the amended and restated trust agreement is required to give notice in writing of such claim to the Trust's registrar and transfer agent and/or the Manager no later than the second anniversary of the date on which the amount was payable. Such notice must set out the basis for the claim, the amount claimed and the specific grounds for the claim. The Trust's registrar and transfer agent will, unless otherwise required by applicable law, pay over to the Trust any such amounts which have been held for more than six years. The Trust will indemnify and save harmless the Trust's registrar and transfer agent in respect of any claim made for such amounts.

 DESCRIPTION OF THE AMENDED AND RESTATED TRUST AGREEMENT

    The Trust is a mutual fund trust established on March 10, 2011 under the laws of the Province of Ontario, Canada, pursuant to the amended and restated trust agreement between the Trust's settlor and the Trustee. The amended and restated trust agreement governs all aspects of the Trust. A copy of the amended and restated trust agreement is available for inspection at the Manager's office. The following is a description of the material terms of the amended and restated trust agreement.

General

    The Trust was established under the laws of the Province of Ontario, Canada, and its units (as described below under "Description of the Amended and Restated Trust Agreement—Structure of the Trust") and its property are governed by the general laws of trusts of that Province and by the terms of the amended and restated trust agreement. The Trust will, for the benefit of its unitholders, engage in making investments in accordance with the Investment Guidelines described under "Business of the Trust—Investment Guidelines." The undertaking of the Trust will include all things necessary or advisable to give effect to the Trust's Investment Guidelines. The Trustee will act as the trustee of the assets, monies and investments from time to time of the Trust subject to the provisions of the amended and restated trust agreement. The Trust will consist of (i) monies from time to time delivered to the Trustee for investment and (ii) such investments and other assets as may from time to time be acquired by the Trustee through the application of such monies, together with accretions thereto, less amounts paid out by the Trustee from time to time in accordance with the amended and restated trust agreement. See "Business of the Trust—Investment Guidelines." The head office and principal office and the situs of administration of the Trust is in Toronto, Ontario, Canada.

    The Trust is considered a mutual fund under Canadian securities legislation. The Trust is not registered as an investment company under the Investment Company Act and is not a commodity pool for purposes of the Commodity Exchange Act, and none of the Manager, the Trustee or the underwriters for this offering is subject to regulation by the CFTC as a commodity pool operator or commodity trading advisor in connection with the units. The Trust will take all actions to prevent the Trust from being treated as an Investment Company subject to the Investment Company Act.

Structure of the Trust

    An interest in the Trust is represented by transferable, redeemable units, including the units in this offering. Unless changed or modified pursuant to the amended and restated trust agreement, the units will have the following attributes:

  (a)
  each unit will be without nominal or par value;

  (b)
  each unit will entitle the holder thereof to one vote at all meetings of unitholders;

  (c)
  each unit will entitle the holder thereof to participate pro rata, in accordance with the provisions of the amended and restated trust agreement, with respect to all distributions made and, upon liquidation of the Trust, to participate pro rata with other unitholders in the value of the net assets of the Trust remaining after the satisfaction of outstanding liabilities and provision for expenses of the Trust as provided in the amended and restated trust agreement;

  (d)
  no pre-emptive rights will attach to the units;

  (e)
  no cancellation or surrender provisions will attach to the units except as set out in the amended and restated trust agreement;

  (f)
  once the subscription price or NAV at the time of issuance has been paid, units will be non-assessable so that there will be no liability for future calls or assessments with respect to the units;

  (g)
  subject to applicable securities legislation, all units will be transferable, but only as contemplated by the amended and restated trust agreement;

  (h)
  each unit will entitle the holder thereof to require the Trust to redeem the unit as provided in the amended and restated trust agreement;

  (i)
  the number of units of the Trust that may be issued is unlimited; and

  (j)
  fractional units may be issued and will be proportionately entitled to all the same rights as whole units except voting rights (however fractional units held by a single unitholder may be combined).

    Units may be consolidated or subdivided by the Trustee upon at least three business days' prior written notice to each unitholder of its intention to do so. Notwithstanding the foregoing, units may be consolidated without notice to unitholders in connection with a distribution to unitholders in accordance with the amended and restated trust agreement. See "Distribution Policy."

    Each unit will be redeemable as set forth under "Redemption of Units", except during such times as the Manager has suspended the right to redeem in accordance with the amended and restated trust agreement. See "Redemption of Units—Suspension of Redemptions."

    The right to conduct the business and affairs of the Trust is vested exclusively in the Trustee, and the Trustee has delegated the day-to-day management and administration of the Trust to the Manager. Unitholders will have no interest in the Trust other than their beneficial interest in the units held by them, and unitholders will not be called upon to share or assume any losses of the Trust or suffer any assessment or further payments to the Trust or the Trustee of any kind by virtue of their ownership of the units. However, under the law governing the Trust, unitholders could be held summarily liable for obligations of the Trust to the extent that claims against the Trust are not satisfied out of the assets of the Trust. See also "Description of the Amended and Restated Trust Agreement—Unitholder Approval—Unitholder Liability."

Concerning the Unitholders

    Each unitholder is entitled to one vote for each whole unit held by the unitholder. Meetings of unitholders will be held by the Manager or the Trustee at such time and on such day as the Manager or the Trustee may from time to time determine for the purpose of considering the matters required to be placed before such meetings in accordance with the amended and restated trust agreement or applicable laws and for the transaction of such other related matters as the Manager or the Trustee determines. Unitholders holding units representing in aggregate not less than 50% of the value of the net assets of the Trust in accordance with the amended and restated trust agreement may requisition a meeting of unitholders by giving a written notice to the Manager or the Trustee setting out in detail the reason(s) for calling and holding such a meeting. The Trustee will, upon the written request of the Manager or the unitholders holding units representing in aggregate not less than 50% of the value of the net assets of the Trust in accordance with the amended and restated trust agreement, requisition a meeting of unitholders, provided that in the event of a request to call a meeting of unitholders made by such unitholders, the Trustee will not be obligated to call any such meeting until it has been satisfactorily indemnified by such unitholders against all costs of calling and holding such meeting. Unless otherwise required by applicable securities laws or stock exchange rules, the Trust need only hold meetings of unitholders as described above and is not required to hold annual or other periodic meetings.

    Meetings of unitholders will be held at the principal office of the Trust or elsewhere in the municipality in which its office is located or, if the Manager so determines, at any other place in Canada. Notice of the time and place of each meeting of unitholders will be given not less than 21 days before the day on which the meeting is to be held to each unitholder of record at 4:00 p.m., Toronto time, on the day on which the notice is given. Notice of a meeting of unitholders will comply with applicable securities legislation and will, at a minimum, state the general nature of the matters to be considered by the meeting. A meeting of unitholders may be held at any time and place without notice if all the unitholders entitled to vote thereat are present in person or represented by proxy or, if those not present or represented by proxy waive notice of, or otherwise consent to, such meeting being held.

    A quorum for the transaction of business at any meeting of unitholders will be at least two unitholders holding not less than one third of the outstanding units on such date present in person or represented by proxy and entitled to vote thereat. The chairman at a meeting of unitholders may, with the consent of those present at the meeting, adjourn the meeting from time to time and from place to place.

    At any meeting of unitholders every person will be entitled to vote who, as of the end of the business day immediately preceding the date of the meeting, is entered in the register of the Trust, unless in the notice of meeting and accompanying materials sent to unitholders in respect of the meeting a record date is established for persons entitled to vote thereat.

    For the purpose of determining the unitholders who are entitled to receive notice of and to vote at any meeting or any adjournment thereof, or for the purpose of any action other than as provided in the amended and restated trust agreement for valuation, computation and distribution of net income and net realized capital gains, any other additional distributions, and taxes, the Manager may fix a date not more than 60 days nor fewer than 30 days prior to the date of any meeting of unitholders or other action as a record date for the determination of unitholders entitled to receive notice of and to vote at such meeting, or any adjournment thereof, or to receive such distributions or to be treated as unitholders of record for purposes of such other action, and any unitholder who was a unitholder at the time so fixed will be entitled to receive notice of and to vote at, such meeting, or any adjournment thereof, or to be treated as a unitholder of record for purposes of such other action, even though he or she has since that date disposed of his or her units and no unitholder becoming such after that date will be entitled to receive notice of and to vote at such meeting, or any adjournment thereof, or to be treated as a unitholder of record for purposes of such other action.

    At any meeting of unitholders, any unitholder entitled to vote thereat may vote by proxy and a proxy need not be a unitholder, provided that no proxy may be voted at any meeting unless it has been placed on file with the Manager, or with such other agent of the Trust as the Trustee may direct, prior to the commencement of such meeting. If approved by the Manager, proxies may be solicited naming the Manager as proxy and the cost of such solicitation will be paid out of the property of the Trust. When any unit is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such unit, but if more than one of them is present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote will not be received in respect of such unit. The instrument appointing any proxy will be in such form and executed in such manner as the Manager may from time to time determine.

    At any meeting of unitholders every question will, unless otherwise required by the amended and restated trust agreement or applicable laws, be determined by an ordinary resolution on the question which must be approved by the vote.

    Subject to the provisions of the amended and restated trust agreement or applicable laws, any question at a meeting of unitholders will be decided by a poll. A poll will be taken in such manner as the chairman will direct. Upon a poll each person present will be entitled, in respect of the units which the unitholder is entitled to vote at the meeting upon the question, to one vote for each whole unit held and the result of the poll so taken will be the decision of the unitholders upon the said question.

    A resolution in writing forwarded to all unitholders entitled to vote on such resolution at a meeting of unitholders and signed by the requisite number of unitholders required to obtain approval of the matter addressed in such resolution is as valid as if it had been passed at a meeting of unitholders in accordance with the amended and restated trust agreement.

    Any resolution passed in accordance with the amended and restated trust agreement will be binding on all unitholders and their respective heirs, executors, administrators, other legal representatives, successors and assigns, whether or not such unitholder was present or represented by proxy at the meeting at which such resolution was passed and whether or not such unitholder voted against such resolution.

Amendments to the Amended and Restated Trust Agreement

    Any provision of the amended and restated trust agreement may be amended, deleted, expanded or varied by the Manager, with the approval of the Trustee, upon notice to unitholders, if the amendment, in the opinion of counsel for either the Trustee or the Manager, does not constitute a material change to the Trust or to the terms of the units and does not relate to any of the matters specified below under "Unitholder Approval." Notwithstanding the foregoing, no amendment may be made which adversely affects the pecuniary value of the interest of any unitholder or restricts any protection provided to the Trustee or impacts the responsibilities of the Trustee under the amended and restated trust agreement.

    The amended and restated trust agreement may also be amended by the Manager with the approval of the Trustee and without the approval of or notice to unitholders at any time prior to completion of this offering and at any time thereafter for the following purposes:

  (a)
  to remove any conflicts or other inconsistencies which may exist between any terms of the amended and restated trust agreement and any provisions of any applicable law affecting the Trust;

  (b)
  to make any change or correction in the amended and restated trust agreement which is of a typographical nature or is required to cure or correct any ambiguity or defective or inconsistent provision, clerical omission, mistake or manifest error contained therein;

  (c)
  to bring the amended and restated trust agreement into conformity with applicable laws, rules and policies of securities regulatory authorities, stock exchanges on which the units are listed or with current practice within the securities industry, provided that any such amendment does not adversely affect the rights, privileges or interests of any unitholder;

  (d)
  to maintain, or permit the Manager to take such steps as may be desirable or necessary to maintain, the status of the Trust as a "mutual fund trust" for the purposes of the Tax Act;

  (e)
  to maintain or permit the Manager to take such steps as may be desirable or necessary to maintain, the status of the Trust as an association taxable as a corporation for U.S. Federal income tax purposes; or

  (f)
  to provide added protection to unitholders.

    Unitholders will receive notice of any such amendment at least 60 days before the effective date of the amendment, unless the Trustee agree that such an amendment will become effective at an earlier date if, in the opinion of the Trustee, an earlier date is desirable, provided such amendment does not adversely affect the rights, privileges or interests of any unitholder.

Unitholder Approval

    Certain matters relating to the Trust require approval by the unitholders. Such approval may be given at a meeting duly called for that purpose or by written resolution pursuant to the amended and restated trust agreement. Any provision of the amended and restated trust agreement may be amended, deleted, expanded or varied with the approval of the unitholders for the following purposes by resolution passed by an ordinary resolution, other than (x) items (i), and (ii), which require approval of unitholders by an extraordinary resolution, (y) item (vii), which requires approval of unitholders holding units representing in aggregate not less than 66 2/3% of the total number of outstanding units of the Trust, or (z) item (xi), which requires approval of unitholders holding units representing in aggregate not less than a majority of the outstanding units of the Trust:

  (a)
  a change in the fundamental investment objective of the Trust;

  (b)
  a change in the Investment Guidelines of the Trust, unless such change or changes are necessary to ensure compliance with applicable laws or other requirements imposed from time to time by applicable securities regulatory authorities or stock exchanges on which the units are listed;

  (c)
  any change in the basis of calculating a fee or expense that is charged to the Trust or directly to its unitholders by the Trust or the Manager in connection with the holding of units which could result in an increase in charges to the Trust or to its unitholders other than a fee or expense charged by a person that is at arm's length to the Trust and the Trust has provided written notice to unitholders no later than 60 days before the effective date of such change;

  (d)
  the introduction of a fee or expense to be charged to the Trust or directly to its unitholders by the Trust or the Manager in connection with the holding of units which could result in an increase in charges to the Trust or to its unitholders;

  (e)
  a reduction in the frequency of calculating the value of the net assets of the Trust and the NAV, to less often than weekly;

  (f)
  a reduction in the frequency of redemptions;

  (g)
  a change in the Manager, unless the successor manager is an affiliate of the current Manager or the successor manager occurs primarily as a result of a reorganization of the current Manager;

  (h)
  a change to the expense cap on the management fee;

  (i)
  the Trust undertakes a reorganization with, or transfers its assets to, another investment fund, if (A) the Trust ceases to continue after the reorganization or transfer of assets, and (B) the transaction results in the unitholders becoming unitholders in the other investment fund, unless the independent review committee has approved such action according to applicable Canadian law, the Trust is being reorganized with, or its assets are being transferred to, another investment fund (to which certain Canadian laws apply and which is managed by the Manager or its affiliate), the reorganization or transfer of the assets of the Trust complies with applicable Canadian securities legislation and other applicable laws, the disclosure documents disclose that, although the approval of unitholders will not be obtained before making the change, written notice of such action will be sent to unitholders at least 60 days before the effective date of such action;

  (j)
  the Trust undertakes a reorganization with, or acquires assets from, another investment fund, if (A) the Trust continues after the reorganization or acquisition of assets, (B) the transaction results in the unitholders of the other investment fund becoming unitholders in the Trust, and (C) the transaction would be a material change to the Trust; or

  (k)
  an amendment to provisions in the amended and restated trust agreement governing the redemption of units.

    Any reorganization or transfer of assets pursuant to clause (ix) or (x) above, including a transaction approved by the independent review committee pursuant to clause (ix)(B), must satisfy the following criteria:

  (a)
  the reorganization of the Trust with another investment fund or the transfer of assets must be accomplished on a tax-deferred rollover basis for unitholders and for unitholders of the other investment fund and must be a tax-deferred transaction for U.S. and Canadian federal income tax purposes for unitholders and for unitholders of the other investment fund;

  (b)
  the investment fund with which the Trust is reorganized or which receives the Trust's assets: (A) is classified as a corporation for U.S. federal income tax purposes, (B) does not take any action inconsistent with its classification as a foreign corporation for U.S. federal income tax purposes, (C) does not elect to be treated as an entity other than a foreign corporation for such purposes, and (D) is a "mutual fund trust" and a "unit trust" for purposes of the Tax Act; and

  (c)
  the investment fund surviving the reorganization or transfer of assets: (A) within 45 days from the end of each taxable year of the investment fund, determines, or causes to be determined, whether the investment fund was a PFIC in such taxable year, (B) within 45 days from the end of each taxable year of the investment fund in which the investment fund is a PFIC, provides or causes to be provided to unitholders or beneficial owners of the units of the investment fund as applicable, of the investment fund all information necessary to enable unitholders or beneficial owners of units of the investment fund, as applicable, to elect or continue to treat the investment fund as a QEF for U.S. federal income tax purposes and to comply with any reporting or other requirements incident to such election, (C) within 45 days from the end of each taxable year of the investment fund in which the investment fund is a PFIC, provides, or causes to be provided, to unitholders or beneficial owners of units of the investment fund, as applicable, a completed "PFIC Annual Information Statement" as required by U.S. Treasury Regulations Section 1.1295-1(g) and otherwise complies with the applicable requirements of the U.S. Treasury Regulations, and (D) must agree to calculate and report the amount of each category of long-term capital gain provided in Section 1(h) of the Code that was recognized by the investment fund during the taxable year pursuant to U.S. Treasury Regulations Section 1.1293-1(a)(2)(A).

    In addition, any material amendment, modification or variation in the provisions of or rights attaching to the units must be approved by an extraordinary resolution of the unitholders.

    The consent of the Trustee is required to any amendment if the amendment restricts any protection provided to the Trustee or impacts the responsibilities of the Trustee under the amended and restated trust agreement.

    The auditors of the Trust may not be changed unless the independent review committee has approved the change of auditors in accordance with applicable Canadian securities legislation, and written notice will be sent to unitholders no later than 60 days before the effective date of the change of auditors.

    Notice of any amendment to the amended and restated trust agreement will be given in writing to unitholders, and any such amendment will take effect on a date specified therein and not less than 60 days after notice of the amendment is given to unitholders, except that any amendment will become effective at an earlier date if in the opinion of the Trustee an earlier date is desirable, provided such amendment does not adversely affect the rights, privileges or interests of any unitholder.

Unitholder Liability

    The amended and restated trust agreement provides that no unitholder will be held to have any personal liability as a unitholder and that there will be no resort to the unitholder's private property for satisfaction of any obligation or claim arising out of or in connection with any contract or obligation of any of the Trust, the Manager or the Trustee or any obligation that a unitholder would otherwise have to indemnify the Trustee for any personal liability incurred by the Trustee as such, but rather, only the Trust's assets are intended to be liable and subject to levy or execution for such satisfaction. If the Trust acquires any investments subject to existing contractual obligations, the Manager, or the Trustee on the direction of the Manager, as the case may be, will use its best efforts to have any obligations modified so as to achieve disavowal of contractual liability. Further, the amended and restated trust agreement provides that the Manager will cause the operations of the Trust to be conducted, with the advice of counsel, in such a way and in such jurisdictions as to avoid, as far as possible, any material risk of liability on the unitholders of claims against the Trust and will, to the extent it determines to be possible and reasonable, including the cost of premiums, cause the Trust to carry insurance for the benefit of the unitholders in such amounts as it considers adequate to cover any such foreseeable non-contractual or non-excluded contractual liability.

Unitholder Reporting

    The Trust will approve and forward to unitholders such audited annual financial statements and unaudited interim financial statements as it is required under applicable laws to deliver, within the time limits specified under such laws. The Trustee will not be required to prepare or approve any audited financial statements of the Trust. Within 45 days from the end of each taxable year of the Trust, the Trust will provide or cause to be provided to unitholders all information necessary to enable unitholders or beneficial owners of units, as applicable, to elect or continue to treat the Trust as a "qualified electing fund" within the meaning of Section 1295 of the Code for U.S. federal income tax purposes and to comply with any reporting or other requirements incident to such election including, but not limited to, providing or causing to be provided to unitholders or beneficial owners of units, as applicable, a completed "PFIC Annual Information Statement" as required by U.S. Treasury Regulations Section 1.1295-1(g). The Trust will comply with all applicable requirements of the U.S. Treasury Regulations necessary to enable unitholders or beneficial owners of units, as applicable, to elect or continue to treat the Trust as a QEF. The Trust will calculate and report the amount of each category of long-term capital gain provided in Section 1(h) of the Code that was recognized by the Trust during the taxable year pursuant to the U.S. Treasury Regulations Section 1.1293-1(a)(2)(A). The Trust will provide to unitholders all information required to be provided under the Tax Act within the time prescribed under such statute.

The Trustee

    In general, the Trustee or a lawful delegatee thereof, subject only to the specific limitations contained in the amended and restated trust agreement, has the full, absolute, and exclusive power, control and authority over the property of the Trust to do such acts and things as it, in its sole judgment and discretion deems necessary or incidental to, or desirable for, the carrying out of any of the purposes of the Trust or conducting the business of the Trust, including the power to vary the investments of the Trust in accordance with the Investment Guidelines.

    Specifically, the Trustee has and may exercise, at any time and from time to time, the following powers and authorities which may or may not be exercised by it in its sole judgment and discretion, and in such manner and upon such terms and conditions as it may from time to time deem proper:

  (a)
  to hold the property of the Trust other than the 1 oz. gold coins that it may acquire exercising the same degree of care which it gives to its own property of a similar kind under its own custody;

  (b)
  to make and vary the investments of the Trust within the Investment Guidelines;

  (c)
  to deliver any cash at any time held by it to purchase, or otherwise acquire, on behalf of the Trust, 1 oz. gold coins and to retain the same in trust in its capacity as Trustee; provided, however, that the Trustee will have no responsibility for the custody, authenticity or validity of title of any property of the Trust consisting of such 1 oz. gold coins held by RBC Dexia or Gold Custodian, including, without limitation, the weight, amount, purity, contents or any assaying thereof;

  (d)
  with any cash at any time held by it to purchase, or otherwise acquire, and to sell, on behalf of the Trust, any securities, currencies, assets or other property of the Trust (other than the Trust's

    1 oz. gold coins) of a kind permitted pursuant to the Trust's Investment Guidelines and to hold and retain the same in trust in its capacity as Trustee;

  (e)
  to enter into and settle foreign exchange transactions on behalf of the Trust for purposes of facilitating settlement of trades of property of the Trust held by it at any time and any such transactions may be entered into with such counterparties as the Trustee may choose;

  (f)
  to sell, convey, exchange for other securities or other property, convert, transfer, assign, pledge, encumber or otherwise dispose of any property of the Trust held by it at any time, by any means considered reasonable by the Trustee and to receive the consideration and grant discharges therefor;

  (g)
  to commence, defend, adjust or settle suits or legal proceedings in connection with the Trust and to represent the Trust in any such suits or legal proceedings; provided, however, that the Trustee will not be obliged or required to do so unless it has been indemnified to its satisfaction against all expenses and liabilities sustained or anticipated by the Trustee by reason thereof;

  (h)
  subject to applicable securities legislation, to lend money whether secured or unsecured;

  (i)
  to take any corporate action in connection with any such property of the Trust at any time held by the Trustee, and to make any payments incidental thereto; to consent to, or otherwise participate in or dissent from, the reorganization, consolidation, amalgamation or merger of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association, or of any of the securities of which may at any time be held by it, and to do any act with reference thereto, including the delegation of discretionary powers, the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions which it may deem necessary or advisable in connection therewith; to hold any property of the Trust which it may so acquire and generally to exercise any of the powers of any owner with respect to property of the Trust;

  (j)
  to vote personally, or by general or by limited proxy, any property of the Trust which may be held by it at any time, and similarly to exercise personally or by general or by limited power of attorney any right appurtenant to any property of the Trust held by it at any time;

  (k)
  to incur and pay out of the property of the Trust held by it at any time any charges or expenses and disburse any assets of the Trust, which charges, expenses or disbursements are necessary or incidental to or desirable for the carrying out of any of the purposes of the Trust or conducting the business of the Trust, including, without limitation, the management fee, the redemption expenses, fees payable to the custodians, the valuation agent, and the registrar and transfer agent, custodian settlement fees, any expenses related to the implementation and ongoing operation of an independent review committee under applicable Canadian securities legislation, brokerage fees and commissions, applicable taxes, or other governmental levies, charges and assessments of whatever kind or nature, imposed upon or against the Trustee in connection with the Trust or the property of the Trust or upon or against the property of the Trust or any part thereof and for any of the purposes under the amended and restated trust agreement;

  (l)
  to renew or extend or participate in the renewal or extension of any property of the Trust held by it at any time, upon such terms as it may deem advisable, and to agree to a reduction in the rate of interest on any property of the trust or of any guarantee pertaining thereto, in any manner and to any extent that it may deem advisable; to waive any default whether in the performance of any covenant or condition of any property of the Trust, or in the performance of any guarantee, or to enforce rights in respect of any such default in such manner and to such extent as it may deem advisable; to exercise and enforce any and all rights of foreclosure, to bid on property on sale or foreclosure with or without paying a consideration therefore and in connection therewith to release the obligation on the covenant secured by such security and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any such security or guarantee pertaining thereto;

  (m)
  to make, execute, acknowledge and deliver any and all deeds, leases, mortgages, conveyances, contracts, waivers, releases of other documents of transfer and any and all other instruments in writing that may be necessary or proper for the accomplishment of any of the powers granted under the amended and restated trust agreement, whether for a term extending beyond the office of the Trustee or beyond the possible termination of the Trust or for a lesser term;

  (n)
  in its sole discretion, to advance monies to the Trust for the purposes of settlement of transactions and overdrafts against the property of the Trust held by it at any time, on such terms and conditions as the Trustee may, in its sole discretion, determine, provided that, in order to secure the obligations of the Trust to repay such borrowings, the principal of and interest charged on such borrowing will be paid out of the relevant property of the Trust and will constitute a charge against the relevant property of the Trust until paid;

  (o)
  to purchase, hold, sell or exercise call or put options on securities, indices of shares or other securities, financial and stock index futures contracts, securities or currency futures or forward contracts or other financial or derivative instruments, all whether or not any such options, indices, contracts or instruments are traded on a regular exchange and in connection therewith to deposit property of the Trust held by it at any time with the counterparty as margin and to grant security interest therein;

  (p)
  to deposit any property of the Trust, including securities and documents of title held by it under the amended and restated trust agreement, with RBC Dexia or Gold Custodian, including a sub-custodian or a depository;

  (q)
  to employ in respect of the Trust such counsel, auditors, advisors, agents or other person as the Trustee may deem necessary from time to time for the purpose of discharging its duties under the amended and restated trust agreement and to pay out of the Trust their reasonable expenses and compensation;

  (r)
  to issue units for consideration and redeem units as set forth in the amended and restated trust agreement;

  (s)
  to dispose of any property of the Trust for the purpose of paying obligations of the Trust (including to pay any taxes applicable to distributions or redemptions) or for repaying any loan authorized under the amended and restated trust agreement;

  (t)
  to hold such portion of the property of the Trust held by it at any time that is uninvested in cash and, from time to time, to retain such cash balances on deposit with a chartered bank or other financial institution, in such account as the Trustee, in its sole discretion determines, whether or not such deposits will earn interest;

  (u)
  to delegate any of the powers and duties of the Trustee to any one or more officers, employees, or independent contractors as specifically provided in the amended and restated trust agreement; and

  (v)
  to do all such acts, to take all such proceedings and to exercise all such rights and privileges, although not specifically mentioned under the amended and restated trust agreement, as the Trustee may deem necessary to administer the Trust, and to carry out the purposes of the Trust.

    The exercise of any one or more of the foregoing powers or any combination thereof from time to time will not exhaust the rights of the Trustee to exercise such power or powers or combination of them thereafter from time to time.

    The Trustee will:

  (a)
  review statements provided to it by any agent, delegate or service provider to the Trust and if necessary resolve any discrepancies or questions relating to them with such person or approve them as received;

  (b)
  inspect the Trust's 1 oz. gold coins at least once annually and may accompany the Trust Custodian, Gold Custodian, or Trust auditor on any inspection or audit conducted by them; and

  (c)
  maintain records of its review of the statements, reports and documents provided by any agent, delegate or service provider to the Trust and of its inspection of the 1 oz. gold coins pursuant to the amended and restated trust agreement.

    The Trustee may, in its sole discretion, appoint, employ, invest in, contract or deal with any individual, firm, partnership, association, trust or body corporate with which it may be directly or indirectly affiliated or in which it may be directly or indirectly interested, whether on its own account or for the account of another (in a fiduciary capacity or otherwise) and, without limiting the foregoing, the Trustee may:

  (a)
  purchase, hold, sell, invest in or otherwise deal with securities or other property of the same class and nature as may be held by the Trust, whether on the Trustee's own account or for the account of another (in a fiduciary capacity or otherwise);

  (b)
  use in other capacities knowledge gained in its capacity as Trustee, provided that such use does not adversely affect the interests of the Trust and provided further that the Trustee may not make use of any specific confidential information for its own benefit or advantage that, if generally known, might be expected to affect materially the value of the property of the Trust or the units;

  (c)
  retain cash balances from time to time on hand in the Trust and pay interest to the Trust on such balances and the Trustee may, in its sole discretion:

  (i)
  hold the same on a pooled basis and pay interest thereon at the rate from time to time established by the Trustee and paid with respect to cash balances so held for similar accounts; or

  (ii)
  hold such cash balances on deposit with a Canadian chartered bank or such other deposit-taking institution in any jurisdiction, including itself or its affiliates, in such interest bearing account as the Trustee, in its sole discretion, may determine; and,

  (d)
  provide financial, investment or brokerage services related to any securities which form part of the property of the Trust or to the issuer of any securities forming part of the property of the Trust, invest in the securities or other property of any body corporate with which the Trustee may be directly or indirectly associated, affiliated or interested, or earn profits from any of the activities listed above, all without being liable to account therefor and without being in breach of the trust established under the amended and restated trust agreement.

Standard of Care and Indemnification of the Trustee

    Pursuant to the amended and restated trust agreement, the Trustee will exercise the powers and discharge the duties of its office honestly and in good faith and in the best interests of the Trust and in connection therewith will exercise the degree of care, diligence and skill that a reasonably prudent Canadian trust company would exercise in comparable circumstances.

    The amended and restated trust agreement provides that the Trustee will:

  (a)
  be fully protected in acting upon any instrument, certificate or other writing believed by it to be genuine and to be signed or presented by the proper person or persons;

  (b)
  be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained;

  (c)
  not be responsible or liable except as provided in accordance with the amended and restated trust agreement for:

  (i)
  the proper application by any unitholder of any part of its interests in the Trust if payments are made in accordance with written directions of such unitholder as provided in the amended and restated trust agreement;

  (ii)
  the adequacy of the Trust to meet and discharge any and all payments and liabilities in respect of a unitholder;

  (iii)
  the compliance by any unitholder with the rules under the Tax Act or any applicable laws;

  (iv)
  the validity of title to any property of the Trust which the Trustee did not arrange itself to have registered;

  (v)
  any act or omission (other than an act or omission related solely to the Trustee) required or demanded by any governmental, taxing regulatory or other competent authority in any country in which all or any part of the property of the Trust is held or which has jurisdiction over the Trustee, the Manager or the Trust;

  (vi)
  any loss or damage of any nature whatsoever resulting from official action, war or threat of war, insurrection or civil disturbance, interruption in postal, telephone, telegraph, telex or other electromechanical communication systems or power supply, or any other factor beyond the Trustee's control which obstructs, affects, prohibits or delays the Trustee, its directors, officers, employees or agents in carrying out the responsibilities provided for in the amended and restated trust agreement, in whole or in part; or

  (vii)
  any compliance, reporting or filings in accordance with applicable securities legislation or Canadian or U.S. tax laws, regulations, rules or policies that apply to the Trust.

    The Trustee may rely and act upon any statement, report or opinion prepared by or any advice received from the Trust's auditors, counsel or other professional advisors of the Trust and will not be responsible nor held liable for any loss or damage resulting from so relying or acting if the advice was within the area of professional competence of the person from whom it was received, the Trustee acted in good faith in relying thereon and the professional advisor was aware that the Trustee was receiving the advice in its capacity as Trustee of the Trust and the Trustee acted in good faith in relying thereon.

    In addition, the Trustee will in no way be responsible for, nor incur any liability based on, the action or failure to act or for acting pursuant to or in reliance on instructions of the Manager, any investment manager of the Trust, any custodian of the 1 oz. gold coins, any custodian of the other assets of the Trust, the Trust's valuation agent, the Trust's registrar and transfer agent, or any person or organization to whom its responsibilities are delegated pursuant to the amended and restated trust agreement.

    The Trustee will not be liable to the Trust or to any unitholder for any loss or damage relating to any matter regarding the Trust, including any loss or diminution in the value of the net assets of the Trust or to any particular asset of the Trust, except to the extent that the Trustee does not meet its standard of care described above. In no event will the Trustee be liable for indirect or consequential damages including, but not limited to, loss of reputation, good will or business.

    The Trust and its unitholders will deem the Trustee to have satisfied its standard of care with respect to the decision to appoint a manager by appointing APMEX Precious Metals Management Services, Inc. as the Manager pursuant to the amended and restated management agreement.

    Except to the extent that any such claim has been directly caused by the willful misconduct or dishonesty on the part of the Trustee and its directors, officers and employees or the Trustee's failure to meet its standard of care set forth above, the Trustee and its directors, officers and employees will at all times be indemnified and held harmless by the Trust from and against:

  (a)
  all claims whatsoever (including costs, losses, damages, penalties, actions, suits, judgments, charges and expenses, including legal fees in connection therewith) brought, commenced or prosecuted against any of them for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in connection with the execution of the Trustee's duties as Trustee, and

  (b)
  all other liabilities, costs, charges and expenses which any of them sustains or incurs in connection with the affairs of the Trust.

    The commencement of formal legal proceedings will not be a precondition for indemnification under the amended and restated trust agreement.

Resignation or Removal of the Trustee and Successor Trustees

    The Trustee or any successor trustee may resign as Trustee of the Trust by giving notice to the unitholders and to the Manager, if any, not less than ninety days prior to the date when such resignation takes effect. Such resignation will take effect on the date specified in such notice unless at or prior to such date a successor trustee is appointed by the Manager in which case such resignation will take effect immediately upon the appointment of such successor trustee. Any such appointment of a successor trustee by the Manager will be ratified by unitholders by ordinary resolution.

    The Trustee may be removed by the unitholders by ordinary resolution at any time by notice to the Trustee and the unitholders not less than ninety days prior to the date that such removal is to take effect, provided a successor trustee is appointed or the Trust is terminated and dissolved in accordance with the amended and restated trust agreement. If the Manager is a resident of Canada for purposes of the Tax Act, the Manager may remove the Trustee at any time by notice to the Trustee and the unitholders no less than sixty days prior to the date that such removal is to take effect without the requirement for any unitholder approvals if the successor trustee will be the Manager.

    In the event that the Trustee resigns or is removed or becomes incapable of acting or if for any cause a vacancy occurs in the office of Trustee, a successor trustee will forthwith be appointed to fill such vacancy in accordance with the terms of the amended and restated trust agreement. Following such appointment of a successor trustee, the Trustee will execute and deliver such documents as the Manager may reasonably require for the conveyance of any property of the Trust (other than the Trust's 1 oz. gold coins) held in the Trustee's name to the successor trustee, and will account for all of the property of the Trust which the Trustee retains as trustee and will thereupon be discharged as trustee. Any successor trustee will be a resident of Canada for the purposes of the Tax Act.

    In the event that a successor to the Trustee is not appointed, the Trust will be terminated and dissolved upon the effective date of the resignation or removal of the Trustee and, after providing for liabilities of the Trust, the property of the Trust's will be distributed to the unitholders pro rata. The Trustee will continue to act as trustee of the Trust until such property of the Trust has been so distributed. Fees and expenses of the Trustee will be a charge, to the extent permitted by applicable law, on the property of the Trust or the interests of the unitholders to secure payment thereof.

Delegation by the Trustee to the Manager

    Pursuant to the amended and restated management agreement, as authorized under the amended and restated trust agreement, the Trustee has delegated to the Manager certain of its powers and obligations in connection with the management of the affairs of the Trust, including to provide the

Trust with all necessary investment management services relating to the property of the Trust, including the power to vary the investment of the Trust in accordance with the Investment Guidelines and all clerical, administrative and operational services set forth in the amended and restated trust agreement and amended and restated management agreement.

    Except as otherwise expressly provided in the amended and restated trust agreement, the Manager has the following duties in connection with the management of the affairs of the Trust:

  (i)
  to determine the investment objectives and strategies applicable to the Trust, including to make and vary the investments of the Trust within the Investment Guidelines, as may be amended pursuant to the amended and restated trust agreement from time to time, provided that any change in the fundamental investment objective of the Trust or a change in the investment and operating restrictions of the Trust, unless such change or changes are necessary to ensure compliance with applicable laws or other requirements imposed from time to time by applicable securities authorities or stock exchanges on which the units are listed, will be subject to the approval of the unitholders by extraordinary resolution;

  (ii)
  to ensure that the Trust complies with applicable laws, including those relating to the investment of the property of the Trust, the distribution of the units and applicable stock exchange listing requirements;

  (iii)
  to monitor the performance of the 1 oz. gold coins and other property of the Trust;

  (iv)
  to provide services in respect of the Trust's daily operations, including the processing of and determination of procedures applicable to subscriptions and redemptions of units (including the acceptance and rejection of subscriptions, gold redemption notices and cash redemption notices) and to submit such subscriptions, gold redemption notices and cash redemption notices to the Trust's registrar and transfer agent for processing, and any other services not otherwise specifically contemplated by the amended and restated trust agreement;

  (v)
  to offer units for sale to prospective purchasers including the power and authority to enter into arrangements regarding the distribution and sale of units, including any underwriting agreement in respect of this offering, and other arrangements relating to the right to charge fees of any nature or kind (including, without limitation, sales commissions, redemption fees, distribution fees and transfer fees) in connection with the distribution or sale of units. Any such fees may be deducted from the amount of a subscription, redemption proceeds or a distribution if not paid separately by a unitholder;

  (vi)
  to determine from time to time the form of certificates (if any) that will represent the units;

  (vii)
  to conduct or cause to be conducted the day-to-day correspondence and administration of the Trust;

  (viii)
  to provide to the Trust all other administrative and other services and facilities required by the Trust in relation to the unitholders and be responsible for all aspects of the Trust's relationship with unitholders, including the preparation for and holding of meetings of unitholders, and other services for the provision of information to unitholders;

  (ix)
  to establish general matters of policy and governance of the Trust subject to the approval of the Trustee;

  (x)
  to authorize the payment of actual operating expenses incurred;

  (xi)
  to appoint the auditors and to change the auditors of the Trust (with prior consent of the Trustee and independent review committee and after providing notice to the unitholders);

  (xii)
  to maintain the accounting records for the Trust and to cause the financial statements of the Trust to be audited for each fiscal year;

  (xiii)
  to appoint the bankers of the Trust and to establish banking procedures to be implemented by the Trustee;

  (xiv)
  to appoint Gold Custodian to hold the 1 oz. gold coins and RBC Dexia to hold property of the Trust other than the 1 oz. gold coins, all of which appointments will be subject to the approval of the Trustee and any applicable securities authorities having jurisdiction over the Trust;

  (xv)
  subject to the approval of the Trustee, from time to time, to calculate the value of the net assets of the Trust and the NAV of the Trust in accordance with the amended and restated trust agreement, to appoint the Trust's valuation agent and to review the valuation of the property of the Trust as calculated by such valuation agent on each business day and, from time to time, consider the appropriateness of the valuation policies adopted by the Trust;

  (xvi)
  to appoint a registrar and transfer agent and distribution disbursing agent (which may be the registrar and transfer agent or an affiliate thereof) to make distributions of net income and net realized capital gains and other distributions in accordance with the amended and restated trust agreement and to pay cash redemption proceeds in accordance with the amended and restated trust agreement on behalf of the Trust;

  (xvii)
  to apply for listing of the units on NYSE Arca, the TSX and/or other recognized stock exchange(s) and to prepare, execute and file with the appropriate securities regulatory authorities or stock exchanges any other documents that are required or appropriate under relevant securities legislation or stock exchange rules and regulations in respect of the Trust;

  (xviii)
  to prepare and file with the appropriate securities regulatory authorities the prospectus or similar offering document, annual information forms, management reports of fund performance or such other continuous disclosure documents relating to the Trust, and any amendments thereto, as may be required under applicable securities legislation;

  (xix)
  to prepare, and subject to the approval of the Trustee, certify, execute and distribute to unitholders and file with the securities regulatory authorities and applicable tax authorities all such documents as may be necessary or desirable in connection with the issue, sale and distribution of units, including such interim financial statements, audited annual financial statements, reports to unitholders and other disclosure as may be required under applicable securities legislation, and to make all designations, elections, determinations, allocations and applications under the Tax Act;

  (xx)
  subject to the approval of the Trustee, to determine and compute for distribution purposes the net income and net realized capital gains of the Trust and determine when, to what extent, and in what manner distributions should be made payable to unitholders, as well as determine whether distributions are payable out of the income, dividends received from taxable Canadian corporations, capital gains, capital or otherwise of the Trust;

  (xxi)
  to authorize the issuance of additional units pursuant to the amended and restated trust agreement and the consolidation of the units outstanding after such a distribution;

  (xxii)
  to direct the Trust's registrar and transfer agent regarding the allotment and issue of units in accordance with the amended and restated trust agreement, subject to the approval of the Trustee;

  (xxiii)
  to accept or reject any units tendered for redemption in accordance with the amended and restated trust agreement;

  (xxiv)
  within 90 days from the end of the Trust's taxation year, to prepare and deliver to unitholders the information pertaining to the Trust (including all distributions, designations and allocations), which is required by the Tax Act;

  (xxv)
  within 90 days from the end of the Trust's taxation year, and such other date(s) in each year, to prepare and deliver to the appropriate taxation authorities in Canada and the United States, all relevant tax filings and/or returns for the Trust that are required by applicable laws;

  (xxvi)
  as set forth in the amended and restated trust agreement, to file an affirmative election with the U.S. Internal Revenue Service, or IRS, under U.S. Treasury Regulations Section 301.7701-3 on IRS Form 8832 for the Trust to be classified as an association taxable as a corporation for U.S. federal income tax purposes;

  (xxvii)
  as set forth in full in the amended and restated trust agreement, within 45 days from the end of each taxable year of the Trust, to provide unitholders with all information necessary to enable unitholders or beneficial owners of units, as applicable, to elect or continue to treat the Trust as a QEF for U.S. federal income tax purposes, including a completed "PFIC Annual Information Statement", and comply with all applicable requirements of the U.S. Treasury Regulations necessary to enable Unitholders or beneficial owners of Units, as applicable, to elect or continue to treat the trust as a QEF;

  (xxviii)
  to use its best efforts to ensure that the Trust qualifies at all times as a "unit trust" pursuant to subsection 108(2) of the Tax Act and a "mutual fund trust" pursuant to subsection 132(6) of the Tax Act;

  (xxix)
  to keep proper records relating to the performance of its duties as Manager, which records will be accessible for inspection by the Trustee, its agents, or the Manager's agents, including the investment manager and the auditors of the Trust, at any time, upon reasonable notice, during ordinary business hours;

  (xxx)
  to provide to the Trustee on an annual basis within 120 days after each fiscal year end a certificate of compliance executed by an officer of the Manager stating that it has performed all duties required of it under the amended and restated management agreement;

  (xxxi)
  subject to the approval of the Trustee, to delegate any or all of the powers and duties of the Manager contained in the amended and restated trust agreement to one or more agents, representatives, officers, employees, independent contractors or other persons without liability to the Manager except as specifically provided in the amended and restated trust agreement; and

  (xxxii)
  to do all such other acts and things as are incidental to the foregoing, and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote any of the purposes for which the Trust is formed and to carry out the provisions of the amended and restated trust agreement.

    The Manager may act as the investment manager to the Trust with responsibility for implementing the Investment Guidelines, including providing investment advisory and portfolio management services to the Trust. The Manager may also arrange for the implementation of such Investment Guidelines or portfolio management services by appointing, on behalf of the Trust, one or more investment managers, and delegating any of its investment advisory responsibilities to such investment managers. The Manager, on behalf of the Trust, will enter, subject to the approval of the Trustee, into an investment management agreement with any such investment manager to act for all or part of the portfolio investments of the Trust. Any instructions from an investment manager will be deemed to be instructions of the Manager pursuant to the provisions of the amended and restated trust agreement. The investment manager will be a person or persons who, if required by applicable laws, will be duly registered and qualified as a portfolio manager under applicable securities legislation and will determine, in its sole discretion, which portfolio securities and other assets of the Trust will be purchased, held or sold and will execute or cause the execution of purchase and sale orders in respect such determinations. The Manager will ensure that any investment manager appointed by it acts in accordance with the Investment Guidelines of the Trust and applicable laws. As of the date hereof, the Manager does not intend to appoint an investment manager for the Trust.

    The Manager may open accounts, including margin accounts, for the Trust with any brokerage firms, banks or others and may invest assets of the Trust in, and may conduct, maintain and operate these accounts for, the purchase, sale and exchange of stocks, bonds and other securities, and in connection therewith, may borrow money or securities on behalf of the Trust to complete trades, obtain guarantees, pledge securities and engage in all other activities necessary or incidental to conducting, maintaining and operating such accounts in connection with the performance of investment advisory and portfolio management services for the Trust.

    The Manager will make or cause to be made such arrangements as are expedient for the distribution of units, having regard to the requirements of applicable laws and applicable stock exchange rules and regulations respecting such distribution of units in the jurisdiction or jurisdictions in which they are to be distributed. The Manager or the investment manager may distribute units itself in the offering jurisdictions in which it is registered or is exempt or has obtained a discretionary exemption from such registration under applicable securities legislation, and, subject to the approval of the Trustee, the Manager will retain the services of underwriters for any offering pursuant to an underwriting agreement to assist it in the distribution of the units in the offering jurisdictions.

Resignation or Termination of the Manager

    The Manager has the right to resign as Manager of the Trust by giving notice in writing to the Trustee and by press release to the unitholders not less than ninety days prior to the date on which such resignation is to take effect. Such resignation will take effect on the date specified in such notice. Upon such resignation, the Manager will appoint a successor manager of the Trust or if the Manager does not appoint a successor manager, the Trustee will appoint a successor manager and, unless the successor manager is an affiliate of the Manager, such appointment must be ratified by unitholders holding units representing in aggregate not less than 66 2/3% of the total number of outstanding units of the Trust. If, prior to the effective date of the Manager's resignation, a successor manager is not appointed or the unitholders do not approve of the appointment of the successor manager as required under the amended and restated trust agreement, the Trust will be terminated and dissolved upon the effective date of resignation of the Manager and, after providing for the liabilities of the Trust, the property of the Trust will be distributed to the unitholders in accordance with the provisions of the amended and restated trust agreement and the Trustee and the Manager will continue to act as trustee and manager, respectively, of the Trust until such property of the Trust has been so distributed.

    The Manager may immediately terminate the amended and restated management agreement if the Trust is, in the reasonable opinion of the Manager, in material default of its obligations under the amended and restated management agreement and such default continues for 120 days from the date that the Trustee receives written notice of such default from the Manager. In the event the amended and restated management agreement is terminated, the Manager will be entitled to receive any unpaid portion of the management fee and any other fees payable in accordance with the amended and restated management agreement up to and including the termination date of the amended and restated management agreement.

    If the Manager is a resident of Canada for purposes of the Tax Act, the Manager may remove the Trustee at any time by notice to the Trustee and the unitholders not less than 60 days prior to the date that such removal is to take effect without the requirement for any unitholder approvals if the successor trustee will be the Manager.

    The Trust may immediately terminate the amended and restated management agreement if the Manager is, in the opinion of the Trustee, in material default of its obligations under the amended and restated management agreement and such default continues for 120 days from the date that the Manager receives written notice of such default from the Trustee and no successor manager has been appointed by the unitholders of the Trust pursuant to the amended and restated trust agreement.

    In addition, the Trust may immediately terminate the amended and restated management agreement when (i) the Manager has been declared bankrupt or insolvent or has entered into liquidation or winding-up, whether compulsory or voluntary (and not merely a voluntary liquidation for the purposes of amalgamation or reconstruction), and no successor manager has been appointed by the unitholders within 90 days from such date; (ii) the Manager makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency, and no successor manager has been appointed by the unitholders within 90 days from such date; or (iii) the assets of the Manager have become subject to seizure or confiscation by any public or governmental authority, and no successor manager has been appointed by the unitholders within 90 days from such date.

Standard of Care and Indemnification of the Manager

    The Manager will exercise the powers granted and discharge its duties under the amended and restated management agreement honestly, in good faith and in the best interests of the Trust and, in connection therewith, will exercise the degree of care, diligence and skill that a reasonably prudent professional manager would exercise in comparable circumstances. However, it is agreed that the Manager does not in any way guarantee the performance of the property of the Trust and will not be responsible for any loss in respect of the property of the Trust, except where such loss arises out of acts or omissions of the Manager done or suffered in breach of its standard of care or through the Manager's own gross negligence, willful misconduct, bad faith or dishonesty or a material failure in complying with applicable laws or the provisions set forth in the amended and restated management agreement or the amended and restated trust agreement.

    The Manager, its affiliates and agents, and their respective directors, partners, officers and employees will at all times be indemnified and held harmless by the Trust from and against all claims, costs, charges, expenses, liabilities, damages, judgments and amounts paid in settlement thereof collectively, suffered or incurred by or brought against any such person or entity in respect of or arising out of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted, in respect of any services provided to the Trust pursuant to the amended and restated trust agreement and the amended and restated management agreement, save and except where such expenses, losses, damages, liabilities, demands, charges, costs or claims are caused by acts or omissions of the Manager done or suffered in breach of its standard of care or through the Manager's own gross negligence, willful misconduct, bad faith or dishonesty or a material failure in complying with applicable laws or the provisions set forth in the amended and restated management agreement or the amended and restated trust agreement. The commencement of formal legal proceedings is not a precondition for indemnification under the amended and restated management agreement. None of the provisions of the amended and restated trust agreement or the amended and restated management agreement will require the Manager to expend or risk its own funds, appear in, prosecute or defend proceedings, or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under the amended and restated trust agreement or the amended and restated management agreement, unless the Manager is first indemnified to its satisfaction, acting reasonably, which provision will survive the resignation or removal of the Manager or the termination of the amended and restated trust agreement.

COMPUTATION OF THE VALUE OF THE NET ASSETS OF THE TRUST

    Pursuant to a valuation services agreement, the Trust's valuation agent, which is RBC Dexia, will determine the value of the net assets of the Trust and the NAV on each business day, unless the Trust determines that its assets cannot be valued as frequently as a result of the occurrence of a force majeure event, such as a war, earthquake, hurricane, civil disturbance or terrorist act. RBC Dexia is a global provider of trust and fund services with offices in 15 countries.

    Pursuant to the amended and restated trust agreement, the value of the net assets of the Trust will be determined for the purposes of subscriptions and redemptions as of the valuation time on each business day in U.S. dollars. A day shall constitute a business day if either NYSE Arca or the TSX is open for trading. The value of the net assets of the Trust determined on the last valuation date of each year will include all income, expenses of the Trust and any other items to be accrued to December 31 of such year and since the last calculation of the NAV, for the purpose of the distribution of net income and net realized capital gains of the Trust to unitholders.

    The value of the net assets of the Trust as of the valuation time on each business day is the amount obtained by deducting from the aggregate fair market value of the assets of the Trust as of such date an amount equal to the fair value of the liabilities of the Trust (excluding all liabilities represented by outstanding units, if any) as of such date. The NAV is determined by dividing the value of the net assets of the Trust on a date by the total number of units then outstanding on such date. The value of the assets of the Trust as of the valuation time on a date will be determined in accordance with the following:

  (a)
  The assets of the Trust include the following property:

  (i)
  all 1 oz. gold coins owned by or contracted for the Trust;

  (ii)
  all cash on hand or on deposit of the Trust, including any interest accrued thereon adjusted for accruals deriving from trades executed but not yet settled;

  (iii)
  all bills, notes and accounts receivable of the Trust;

  (iv)
  all interest accrued on any interest-bearing securities owned by the Trust other than interest, the payment of which is in default; and

  (v)
  prepaid expenses of the Trust.

  (b)
  The fair value of the assets of the Trust is determined as follows:

  (i)
  the value of 1 oz. gold coins is its market value based on the daily closing price provided by Bloomberg Finance L.P., or, if such information is not available by Bloomberg Finance L.P., a widely recognized pricing service as directed by the Trustee and, if such service is not available, such 1 oz. gold coins is valued at a price provided by another pricing service as determined by the Trustee, in consultation with the valuation agent, or the gold coin value, and the aggregate value of all 1 oz. gold coins of a type is (A) the gold coin value for such type of 1 oz. gold coins multiplied by (B) the number of such 1 oz. gold coins of such type held by the Trust (see "Overview of the Global Gold Market—Value and Distribution of Gold Coins");

  (ii)
  the value of any cash on hand or on deposit, bills, demand notes, accounts receivable, prepaid expenses, and interest accrued and not yet received, is deemed to be the full amount thereof unless any such deposit, bill, demand note, account receivable, prepaid expense or interest is not worth the full amount thereof, in which event the value thereof is deemed to be such value as the Trustee determines to be the fair value thereof;

    (iii)
    short-term investments including notes and money market instruments are valued at cost plus accrued interest;

    (iv)
    the value of any security or other property for which no price quotations are available or, in the opinion of the Trustee, to which the above valuation principles cannot or should not be applied, will be the fair value thereof determined from time to time in such manner as the Trustee will from time to time provide; and

    (v)
    the value of all assets and liabilities of the Trust valued in terms of a currency other than the currency used to calculate the value of the net assets of the Trust is converted to the currency used to calculate the value of the net assets of the Trust by applying the rate of exchange obtained from the best available sources to the Trust's valuation agent pursuant to the valuation services agreement.

  (c)
  The liabilities of the Trust are calculated on a fair value basis include the following:

  (i)
  all bills, notes and accounts payable of the Trust;

  (ii)
  all fees (including management fees) and administrative and operating expenses payable and/or accrued by the Trust;

  (iii)
  all contractual obligations of the Trust for the payment of money or property, including distributions of net income and net realized capital gains of the Trust, if any, declared, accrued or credited to the unitholders but not yet paid on the day before the valuation date as of which the value of the net assets of the Trust is being determined;

  (iv)
  all allowances of the Trust for taxes or contingencies, including, without limitation, withholding taxes; and

  (v)
  all other liabilities of the Trust of whatsoever kind and nature, except liabilities represented by outstanding units.

  (d)
  For the purposes of determining the market value of any security or property pursuant to paragraph (b) above to which the above valuation principles cannot be applied (because no price or yield equivalent quotations are available as provided above, or the current pricing option is not appropriate, or for any other reason), is the fair value as determined in such manner by the Trust's valuation agent and generally adopted by the marketplace from time to time, provided that any change to the standard pricing principles as set out above will require prior consultation and written agreement pursuant to the valuation services agreement. For greater certainty, fair valuing an investment comprising the property of the Trust may be appropriate if: (i) market quotations do not accurately reflect the fair value of an investment; (ii) an investment's value has been materially affected by events occurring after the close of the exchange or market on which the investment is principally traded; (iii) a trading halt closes an exchange or market early; or (iv) other events result in an exchange or market delaying its normal close.

  (e)
  For the purposes of determining the value of 1 oz. gold coins, the Trustee, the Manager or the valuation agent will rely for the number and type of 1 oz. gold coins held on information provided to them by third parties. The Trustee, the Manager or the valuation agent will not be required to make any investigation or inquiry as to the accuracy or validity of such information.

  (f)
  Portfolio transactions (investment purchases and sales) are reflected in the first computation of the value of the net assets of the Trust made after the date on which the transaction becomes binding.

  (g)
  The value of the net assets of the Trust and the NAV on the first business day following a valuation date are deemed to be equal to value of the net assets of the Trust (or per unit, as the case may be) on such valuation date after payment of all fees, including management fees, and after processing of all subscriptions and redemptions of units in respect of such valuation date.

  (h)
  The value of the net assets of the Trust and the NAV determined in accordance with the provisions of the amended and restated trust agreement is conclusive and binding on all unitholders.

  (i)
  The Manager and any investment manager retained by the Manager may propose such other rules regarding the calculation of the value of the net assets of the Trust and the NAV which they deem necessary from time to time, which rules may deviate from IFRS.

The following is a sample calculation of NAV of the Trust:

Cash(1)	$8,505,000
1 oz. gold coins	274,995,000
Total assets	$283,500,000
Less: Accrued expenses(2)	(113,896)

Net assets	$283,386,104

Number of units outstanding(3)	30,000,000

NAV	$9.45

(1)
Cash or highly liquid assets are assumed to be 3% of the net proceeds of this offering, as of the initial distribution of the units; see "Fees and Expenses Payable by You in Connection with an Investment in the Trust" for estimates of gross proceeds and expenses that would provide the net proceeds shown in this sample calculation.

(2)
Accrued expenses are those operating expenses to be paid in the ordinary course of business during the next operating month and such operating expenses are estimated based on the total assets as shown in the sample calculation.

(3)
Assumes the number of units issued were 30,000,000.

Suspension of Calculation of the Value of Net Assets Per Unit

    During any period in which the right of unitholders to request a redemption of their units for 1 oz. gold coins and/or cash is suspended, the Trust may direct the Trust's valuation agent to suspend the calculation of the value of the net assets of the Trust and the NAV. As noted in "Redemption of Units—Suspension of Redemptions," in the event of any such suspension or termination thereof, the Manager will issue a press release announcing the suspension or the termination of such suspension, as the case may be.

Reporting of the Value of the Net Assets of the Trust

    The value of the net assets of the Trust and the NAV is updated on a daily basis or as determined by the Manager in accordance with the amended and restated trust agreement and will be made available on a daily basis on the Trust's website [            ] or by calling the Manager at (405) 595-2100 extension 183 or toll free at [            ] (10:00 a.m. to 5:00 p.m., Toronto time). Information contained in, or connected to, the Manager's website is not incorporated into, and does not form part of, this prospectus.

The Valuation Services Agreement

    RBC Dexia will be appointed as valuation agent of the Trust pursuant to a valuation services agreement between the Trust and RBC Dexia as valuation agent. The valuation agent is responsible for providing valuation services to the Trust and calculates the value of the net assets of the Trust and the NAV pursuant to the terms of the valuation services agreement. See "Computation of the Value of the Net Assets of the Trust."

    In carrying out its duties as valuation agent, the valuation agent is required to exercise the care, diligence, and skill that a prudent service provider would exercise in comparable circumstances.

    Except to the extent any liability arises directly out of the negligence, willful misconduct, lack of good faith of the valuation agent, or the failure to comply with its standard of care, the valuation agent is not liable for any act or omission in the course of, or connected with, rendering the services under the valuation services agreement or for loss to, or diminution of, the property of the Trust. In no event will the valuation agent be liable for any consequential or special damages including, but not limited to, loss of reputation, goodwill or business. The Trust will indemnify and hold harmless the valuation agent and its respective directors, officers, and employees from legal fees, judgments and amounts paid in settlement in respect of anything done or omitted to be done in connection with the valuation services provided under the valuation services agreement, except to the extent incurred as a result of the negligence, willful misconduct or lack of good faith of the indemnified party. Notwithstanding the foregoing, the liability of the valuation agent under the valuation services agreement will in no event exceed the aggregate amount of fees received by the valuation agent from the Trust with respect to the services provided during the immediately preceding twelve months.

    The valuation services agreement provides that it may be terminated by either party without penalty at any time by providing to the other party 60 days' prior written notice of such termination unless the parties mutually agree in writing to a different period. The valuation services agreement will immediately terminate upon notice in the event that either party is declared bankrupt or will be insolvent, the assets or the business of either party become liable to seizure or confiscation by a public or governmental authority, the Manager's power and authority to act on behalf of, or to represent, the Trust has been revoked, terminated or is otherwise no longer in full force and effect, or this offering is not completed by June 30, 2012, unless otherwise extended by the Trustee.

    The valuation agent receives fees for the valuation services provided to the Trust.

TERMINATION OF THE TRUST

    The Trust will be dissolved and subsequently terminated in the event any of the following occurs:

  (1)
  there are no outstanding units;

  (2)
  the Trustee resigns or is removed and no successor trustee is appointed by the time the resignation or removal becomes effective;

  (3)
  the Manager resigns and no successor manager is appointed by the Trustee and approved by unitholders by the time the resignation becomes effective;

  (4)
  the Manager is, in the opinion of the Trustee, in material default of its obligations under the amended and restated management agreement and such default continues for 120 days from the date the Manager receives notice of such default from the Trustee and no successor manager has been appointed by the unitholders;

  (5)
  the Manager has been declared bankrupt or insolvent or has entered into a liquidation or winding-up, whether compulsory or voluntary (and not merely voluntary liquidation for the purposes of amalgamation or reconstruction), and no successor manager has been appointed by the unitholders within 90 days from such date;

  (6)
  the Manager makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency, and no successor manager has been appointed by the unitholders within 90 days from such date;

  (7)
  the assets of the Manager have become subject to seizure or confiscation by any public or governmental authority, and no successor manager has been appointed by the unitholders within 90 days from such date; or

  (8)
  this offering is not completed by June 30, 2012, unless otherwise extended by the Trustee.

    In addition, the Trustee may at any time dissolve and subsequently terminate the Trust if, in the opinion of the Trustee, after consulting with the Manager and the independent review committee, the value of the net assets of the Trust has been reduced such that it is no longer economically feasible to continue the Trust and it would be in the best interests of the unitholders to terminate the Trust, by giving the unitholders at the time at least 90 days' prior written notice. To the extent such termination in the discretion of the Manager may involve a matter that would be a "conflict of interest matter" as set forth in applicable Canadian laws, the matter will be referred by the Manager to the Trust's independent review committee for its recommendation. For a description of the independent review committee, see "Organization and Management Details of the Trust—The Manager—Independent Review Committee."

    In the event of the winding-up of the Trust, the rights of unitholders to require redemption of any or all of their units will be suspended, and the Manager or, in the event of (3), (4), (5), (6) or (7) above, such other person appointed by the Trustee, the unitholders of the Trust or a court of competent jurisdiction, as the case may be, will make appropriate arrangements for converting the investments of the Trust into cash and the Trustee will proceed to wind-up the affairs of the Trust in such manner as seems to it to be appropriate. The assets of the Trust remaining after paying or providing for all obligations and liabilities of the Trust will be distributed among the unitholders registered as of 4:00 p.m., Toronto time, on the date on which the Trust is terminated in accordance with the amended and restated trust agreement. Distributions of net income and net realized capital gains will, to the extent not inconsistent with the orderly realization of the assets of the Trust, continue to be made in accordance with the amended and restated trust agreement until the Trust has been wound up.

    If, after a period of six months from the effective date on which the Trust was terminated, the Trust's registrar and transfer agent is unable to locate the owner of any units as shown on the Trust's register, such amount as would be distributed to such unitholder will be deposited by the Trust's registrar and transfer agent in an account in a chartered bank or trust company (including the Trustee) in Canada in the name and to the order of such unitholder upon presentation by such unitholder of sufficient information determined by the chartered bank or trust company to be appropriate to verify such unitholder's entitlement to such amount. Upon such deposit being made, the units represented thereby will be cancelled and the Trust's registrar and transfer agent, the Manager, and the Trustee will be released from any and all further liability with respect to such moneys. Thereafter, the unitholder will have no rights against the Trust's registrar and transfer agent, the Trustee or the Manager to such moneys or an accounting therefor.

 PRINCIPAL UNITHOLDERS OF THE TRUST

    The following table sets forth, as of the date of this prospectus, information with respect to the beneficial ownership of the Trust's units by:

  •
  each person known to the Trust to beneficially own more than 5% of the Trust's issued and outstanding units;

  •
  each director and executive officer of the Manager; and

  •
  the directors and executive officers of the Manager as a group.

    Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the units. The table below assumes no exercise of the underwriters' over-allotment option and assumes that none of the unitholders listed purchases any units in this offering. Except as otherwise set forth below, the address of each of the persons or entities listed in the table is 226 Dean A. McGee Avenue, Oklahoma City, Oklahoma 73102. As of December 22, 2011, there was 1 record holder of the Trust's units, which is a non-U.S. person, and, therefore, 100% of the Trust's units are held by non-U.S. persons.

	Units Beneficially Owned Prior to Offering			Units Beneficially Owned After This Offering
Number of Units Offered
Name and Address of beneficial Owner	Units	%		Units	%
Michael Haynes, Chief Executive Officer, Board Member	—	—	—
Henry Lyons, Chief Financial Officer	—	—	—
Scott Thomas, President, Chairman of the Board	—	—	—
Michael Garofalo, Vice President	—	—	—
Paul Montgomery, Vice President	—	—	—
Steven B. Hildebrand	—	—	—
Computershare Trust Company of Canada (settlor)	1	100%	—	0	—

CERTAIN TRANSACTIONS

Amended and Restated Management Agreement

General

    Pursuant to an amended and restated management agreement between the Manager and the Trust, the Trustee has appointed the Manager to provide or, on behalf of the Trust, engage others, at the expense of the Trust, to provide all necessary or advisable investment management and management and administrative services and facilities for the Trust. The Manager manages the property of the Trust, including the 1 oz. gold coins that the Trust owns, and has full discretionary power to act on behalf of the Trust. The Manager follows the objective, strategy and Investment Guidelines described in this prospectus.

    Under the amended and restated management agreement, the Manager will manage the property of the Trust by taking such action from time to time as the Manager deems necessary or desirable for the proper investment management of the property of the Trust at all times in compliance with the Investment Guidelines, and the Manager's investment discretion is, subject to the Investment Guidelines, absolute. Subject to the amended and restated management agreement, as authorized under and set forth in the amended and restated trust agreement, the Trustee grants to the Manager the power to do such acts and things in connection with the management of the affairs of the Trust at the expense of the Trust that the Trustee has delegated to the Manager, including, without limitation, all power and authority necessary to give effect to the following:

  (a)
  provide or arrange to be provided to the Trust research, information, data, advice, opportunities and recommendations with respect to the making, acquiring (by purchase, investment, re-investment, exchange or otherwise), holding and disposing (through sale, exchange or otherwise) of the property of the Trust in the name of, on behalf of, and at the risk of, the Trust;

  (b)
  make and vary the investments of the Trust within the Investment Guidelines, provided that the Investment Guidelines applicable to the Trust must concur with any current disclosure document for investment in the units, like offering document of the Trust, or in any amendment thereto, or the amended and restated management agreement;

  (c)
  obtain for the Trust such services as may be required in acquiring, disposing of and owning the property of the Trust including, but not limited to, the placing of orders with brokers and investment dealers to purchase, sell and otherwise trade in or deal with any property of the Trust in the name of, on behalf of, and at the risk of, the Trust;

  (d)
  direct the delivery of the property of the Trust sold, exchanged or otherwise disposed of from the Trust's account and to direct the payment for the property of the Trust acquired for the Trust's account upon delivery to RBC Dexia or Gold Custodian, as the case may be;

  (e)
  direct the holding of all or any part of the property of the Trust in cash or cash equivalents from time to time available for investment in 1 oz. gold coins, in cash (such as interest-bearing accounts and certificates of deposit) or any U.S. Government Security, as the Manager, in its discretion, deems advisable;

  (f)
  arrange for, and complete, for and on behalf of the Trust, the purchase and sale of 1 oz. gold coins, at the best available prices available under market conditions over a prudent period of time;

  (g)
  provide to the Trust and RBC Dexia or Gold Custodian delivery and payment particulars in respect of each purchase and sale or redemption of 1 oz. gold coins;

  (h)
  arrange or cause to be arranged with RBC Dexia or Gold Custodian, or other custodians possessing industry expertise, for the storage of 1 oz. gold coins which is owned by the Trust,

    including arrangements regarding indemnities or insurance in favor of the Trust for the loss of such 1 oz. gold coins in accordance with industry practices;

  (i)
  monitor relationships with precious metals brokers that effectuate trades in the 1 oz. gold coins made by the Trust;

  (j)
  subject to the approval of the Trustee, from time to time, to calculate the value of the net assets of the Trust and NAV, to appoint the valuation agent and to review the valuation of the property of the Trust as calculated by such valuation agent on each valuation date and, from time to time, consider the appropriateness of the valuation policies adopted by the Trust;

  (k)
  monitor relationships with the Gold Custodian and any other custodian that the Trust appoints to hold and store the Trust's 1 oz. gold coins which the Trust owns;

  (l)
  execute any registration statement, prospectus or similar document relating to the offering of securities of the Trust filed, or any continuous disclosure documents (including filings pursuant to the Exchange Act, and certifications required by the Sarbanes Oxley Act of 2002) to be filed, with the Canadian or U.S. securities authorities on behalf of the Trust, maintain relationships with any underwriters and licensed securities dealers, provide such investor relations activities for the benefit of the Trust as may be deemed necessary to inform public markets of the property of the Trust and provide research, data and other information with respect to the precious metals markets for the purposes of educating and informing the public regarding the property of the Trust; and

  (m)
  generally perform these duties at the expense of the Trust and any other act necessary to enable it to carry out its obligations under the amended and restated management agreement and the amended and restated trust agreement.

    The Manager, at the expense of the Trust, will provide monthly reports to the Trustee with respect to transactions affecting the property of the Trust (if any such transactions took place during that month or quarterly if no transactions took place during a given month) and quarterly reports describing the property of the Trust. The Manager will provide the Trustee with a report at least quarterly confirming compliance by the Trust with the Investment Guidelines. As these reports are merely intended to assist the Trustee in the performance of its duties, including the monitoring of the Manager's performance of its duties under the amended and restated management agreement, investors will not receive copies of such reports. The Manager will provide the Trustee for its prior written consent draft copies of all agreements, literature, certificates, disclosure documents for investment in the units, continuous disclosure documents to be filed with securities authorities, advertisements, printed matter and other material which contain any reference to the Trustee or which relate to the functions being performed under the amended and restated trust agreement or the amended and restated management agreement or which may affect the Trustee, except material which is circulated among or sent to employees, unitholders and correspondence in the ordinary course of business and which merely reflects in accurate terms, information contained in the then current disclosure documents. The Manager will cause to be furnished to the Trustee from time to time, in addition to any other documents required to be furnished under the amended and restated trust agreement or the amended and restated management agreement: (i) a copy of each of the disclosure documents for investment in units; (ii) a copy of each continuous disclosure document relating to the Trust filed with, furnished or otherwise provided to, any securities authority under applicable securities legislation; (iii) on or before 90 days following December 31 of each year, a copy of the audited annual financial statement of the Trust, together with the report of the auditors thereon; and (iv) a certificate of authorized signing authorities specifying the names and titles of those persons authorized to give approvals, consents or directions on behalf of the Manager including specimen signatures of each such person.

    The Manager, and its stockholders, officers, directors and affiliates, including the parent company of the Manager, may at any time, from time to time, engage in and own interests in other business ventures of any and every type and description, independently or with others, including ones similar to that of the Trust. The amended and restated management agreement or the amended and restated trust agreement will not operate to restrict or prevent the Manager, its partners, employees, associates and affiliates or any of them now or in the future from carrying on activities competitive with those of the Trust or buying, selling or trading in assets and portfolio securities of the Trust or of other investment funds, and none of them will be under any liability to the Trust or to the unitholders for so acting.

Other Services and Duties

    In connection with its services under the amended and restated management agreement, the Manager will also perform or cause to be performed the following duties on behalf of the Trustee and at the expense of the Trust:

  (a)
  arrange for the retention of an accounting firm and ensure that proper books of account and complete records of all transactions of the Trust undertaken or performed by it are maintained and render statements or copies thereof from time to time, as requested by the Trustee;

  (b)
  arrange for the retention of legal counsel to perform for the Trust the services necessary or appropriate for its continued good standing and operations and the services customarily provided by a general corporate counsel;

  (c)
  within 90 days from the end of the Trust's taxation year, or as otherwise required by the Tax Act, prepare and deliver or make available electronically, or cause to be prepared and delivered or made available electronically in such manner as is permitted by the Tax Act, to unitholders information pertaining to the Trust, including all distributions, designations, determinations, allocations and elections, which is required or permitted by the Tax Act;

  (d)
  prepare, or cause to be prepared, for execution by the Trustee, and cause to be filed thereafter on a timely basis, such income or other tax returns of the Trust as will be required to be filed by applicable laws;

  (e)
  deduct or withhold from distributions payable to any unitholder all amounts required by applicable laws to be withheld from such distributions, whether such distributions by the Trust, whether such distributions are in the form of cash, additional units or otherwise;

  (f)
  execute all such documents as delegated by the Trustee (including all new bank accounts, other accounts, margin and other agreements with brokers) and perform any and all other acts as may be in its judgment necessary or appropriate to the proper advantageous day-to-day management of the investments of the Trust;

  (g)
  act as or appoint a registrar to maintain or cause to be maintained a register for the Trust;

  (h)
  appoint the Gold Custodian to hold the 1oz. gold coins and gold bullion and RBC Dexia to hold the property of the Trust other than the 1oz. gold coins and gold bullion, all of which appointments will be subject to the approval of the Trustee and any applicable securities authorities having jurisdiction over the Trust;

  (i)
  promptly notify the Trustee in the event that the Manager is unable to perform any of its duties (including duties undertaken on behalf of the Trust) herein;

  (j)
  provide or cause to be provided to the Trust all other administrative and other services and facilities required by the Trust in relation to the unitholders and be responsible for all aspects of the Trust's day-to-day relationship with unitholders, including the preparation for and holding of meetings of unitholders and other services for the provision of information to unitholders;

  (k)
  provide or cause to be provided communications to the unitholders and the public relating to the Trust and the global gold market including, without limitation, the retention of a public relations firm, the preparation and maintenance of a website to communicate such information to the unitholders and the public and the preparation and maintenance of research or other information and education on gold;

  (l)
  prepare and deliver any written order, certificate or any other document or instrument required to be prepared and delivered by the Trust or the Trustee that the Trustee delegates to the Manager pursuant to the amended and restated management agreement or the amended and restated trust agreement;

  (m)
  provide to the Trustee on or before fifteen days following the end of each calendar quarter a certificate of compliance executed by an officer of the Manager stating that the Manager is in compliance in all material respects and has performed all duties required of it under the amended and restated management agreement;

  (n)
  provide a certificate specifying the names and titles of those persons authorized to give approvals, consents or directions on behalf of the Manager including specimen signatures of such persons;

  (o)
  ensure that the Trust complies with applicable laws including those relating to the investment of the property of the Trust, the distribution of the Units and applicable stock exchange listing requirements;

  (p)
  conduct or cause to be conducted the day-to-day correspondence and administration of the Trust;

  (q)
  take all other action on behalf of the Trustee incidental or reasonably necessary to carry out the duties that the Trustee delegates to the Manager with respect to the day-to-day activities of the Trust; and

  (r)
  take such other actions on behalf of the Trustee as may be permitted by the amended and restated trust agreement and are necessary or appropriate to ensure the performance of the duties that the Trustee delegates to the Manager under the amended and restated management agreement, the amended and restated trust agreement, the disclosure documents for investment in the units or the continuous disclosure documents to be filed with securities authorities.

Fee

    The Trust pays the Manager a monthly management fee equal to 1/12 of 0.35% of the value of the net assets of the Trust (determined in accordance with the amended and restated management agreement), plus any applicable taxes. The management fee is calculated and accrued daily and payable monthly in arrears on the last day of each month. In addition, the Trust will pay to the Manager a one-time set up fee equal to 0.25% of the cash price of the 1 oz. gold coins purchased by the Manager on behalf of the Trust, which fee shall be exclusive of the management fee.

    The Manager has contractually agreed that, if the expenses of the Trust, including the management fee, at the end of any month (the "Initial Month") exceed an amount equal to 1/12 of 0.65% of the value of the net assets of the Trust (the "Expense Cap"), then the expenses in excess of the Expense Cap (the "Excess Expenses") shall reduce the management fee payable to the Manager for the Initial Month by the amount of such Excess Expenses up to the gross amount of the management fee payable to the Manager from the Trust for the Initial Month. In addition, to the extent that the Excess Expenses exceed the gross amount of the management fee earned by the Manager from the Trust in the Initial Month, then the management fees earned by the Manager in up to each of the two months following the Initial Month will be reduced by the amount of such Excess Expenses, up to the gross amount of the management fee earned by the Manager in each such month, provided that in no case may the reduction exceed the amount of such Excess Expenses. Any such reduction in the management fee will not be carried forward or payable for any month following the two months after the Initial Month. In addition, to the extent that the expenses of the Trust are less than the Expense Cap Trust in either of the two months following the Initial Month, then the Manager will be entitled to reduce the amount of such Excess Expenses by the difference between the Expense Cap and the actual expenses for such month, and such difference will be added to the management fee payable to the Manager in such month, resulting in the Manager's fee not being reduced by the amount of such difference. In calculating the expenses of the Trust for purposes of the Expense Cap, the following will be excluded: any applicable taxes payable by the Trust or to which the Trust may be subject; any unrealized or realized gains or losses of the Trust; and any expenses not in the ordinary course of business, including without limitation, any litigation costs (including legal fees) or indemnification amounts.

    The legal expenses and certain other start-up costs incurred in the process of this offering until the closing date of this offering are the responsibility of the Manager. However, in the event the offering of the units is successfully completed, the Trust, not the Manager, will be responsible for all of the expenses of the Trust incurred in connection with the public offering of the units (including the costs of creating and organizing the Trust, the costs of printing and preparing this prospectus, the legal expenses, marketing expenses and other reasonable out-of-pocket expenses of the Trust, the filing and listing fees of the applicable securities authorities and stock exchanges, the fees and expenses payable to the Trust's registrar and transfer agent, and the selling commissions of the underwriters and the legal expenses incurred by the underwriters).

    If and to the extent the Manager renders services to the Trust other than those required to be rendered pursuant to the amended and restated management agreement, such additional services and activities will be compensated separately and will be on such terms that are generally no less favorable to the Trust than those available from arm's length parties for comparable services.

Standard of Care

    The amended and restated management agreement requires the Manager to exercise the powers granted and discharge its duties under the amended and restated management agreement honestly, in good faith and in the best interests of the Trust and, in connection therewith, exercise the degree of care, diligence and skill that a reasonably prudent professional manager would exercise in comparable circumstances. The Manager does not in any way guarantee the performance of the property of the Trust and will not be responsible for any loss in respect of the property of the Trust, except where such loss arises out of acts or omissions of the Manager done or suffered in breach of its standard of care or through the Manager's own gross negligence, willful misconduct, bad faith or dishonesty or a material failure in complying with applicable Canadian laws or the provisions set forth in the amended and restated management agreement or the amended and restated trust agreement.

Liability of the Manager

    The Manager is not liable for any loss that the Trust or any unitholder thereof, as the case may be, suffers which arises out of any action or inaction of the Manager if such course of conduct did not constitute a breach of its standard of care or gross negligence, willful misconduct, bad faith or dishonesty or a material failure in complying with applicable law or the provisions set forth in the amended and restated management agreement or the amended and restated trust agreement and if the Manager, in good faith, determined that such course of conduct was in the best interests of the Trust. Also, the Manager will not be responsible for any losses or damages to the Trust arising out of any action or inaction by Gold Custodian or any custodian or any sub-custodian holding the property of the Trust, unless such action or inaction arises out of or is the result of the Manager's breach of its standard of care or gross negligence, willful misconduct, bad faith or dishonesty or a material failure in complying with applicable laws or the provisions set forth in the amended and restated management agreement or the amended and restated trust agreement.

    The Manager is not responsible for any loss of opportunity whereby the value of any of the property of the Trust could have been increased, nor will it be responsible for any decline in value of any of the property of the Trust unless such decline is the result of the Manager's breach of its standard of care or gross negligence, willful misconduct, bad faith or dishonesty or a material failure in complying with applicable laws or the provisions set forth in the amended and restated management agreement or the amended and restated trust agreement.

    The Manager may employ or engage, and rely and act on information or advice that it receives from, auditors, underwriters, other distributors, brokers, depositories, Gold Custodian, custodians, electronic data processors, advisors, counsel and others and will not be responsible or liable for the acts or omissions of such persons or for any other matter, including any loss or depreciation in the value of the net assets of the Trust or any particular asset of the Trust, provided that the Manager acted in good faith in accordance with its standard of care set out in the amended and restated management agreement in relying on such information or advice. The Manager is entitled to assume that any information received from the Trustee, Gold Custodian, the custodian, or any sub-custodian, or their respective authorized representatives associated with the day-to-day operation of the Trust is accurate and complete, and the Manager will incur no liability as a result of any error in such information or any failure to receive any notices required to be delivered pursuant to the amended and restated trust agreement or the amended and restated management agreement, except to the extent that any such information provided to, or failure to receive any notices by, the Manager arises or results from the Manager's failure to comply with the terms of the amended and restated trust agreement or the amended and restated management agreement in providing any required directions or information related thereto.

    All investments of the Trust made by or upon the direction of the Manager or any investment manager will be for the benefit of the unitholders and at the sole risk of the Trust. Notwithstanding any other provision of the amended and restated trust agreement or the amended and restated management agreement but subject to the Manager's standard of care set out in the amended and restated management agreement, the Manager may dispose of assets of the Trust or cause such assets to be disposed of in order to discharge any borrowing authorized under the amended and restated trust agreement, any charge against the Trust as set out in the amended and restated trust agreement or any other obligation of the Trust.

Indemnity

    The Trust will at all times indemnify and hold harmless the Manager, its affiliates and agents, and their respective directors, partners, officers and employees from and against any and all claims, costs, charges, expenses, liabilities, damages, judgments and amounts paid in settlement thereof collectively, suffered or incurred by or brought against any such person or entity in respect of or arising out of any act, deed, matter or thing made, done, acquiesced in or omitted, in respect of any services provided to the Trust pursuant to the amended and restated trust agreement and the amended and restated management agreement, except where such expenses, losses, damages, liabilities, demands, charges, costs or claims are caused by acts or omissions of the Manager done or suffered in breach of its standard of care or through the Manager's own gross negligence, willful misconduct, bad faith or dishonesty or a material failure in complying with applicable laws or the provisions set forth in the amended and restated management agreement or the amended and restated trust agreement. The commencement of formal legal proceedings is not a precondition for indemnification under the amended and restated management agreement. None of the provisions of the amended and restated trust agreement or the amended and restated management agreement will require the Manager to expend or risk its own funds, appear in, prosecute or defend proceedings, or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under the amended and restated trust agreement or the amended and restated management agreement, unless the Manager is first indemnified to its satisfaction, acting reasonably, which provision will survive the resignation or removal of the Manager or the termination of the amended and restated trust agreement.

    The Manager will indemnify the Trustee and its officers, directors, agents, employees and successors and assigns, which indemnity will survive the termination of the amended and restated management agreement or the resignation of the Trustee, and will hold the Trustee and its officers, directors, agents, employees and successors and assigns harmless, from and against all claims, costs, charges, expenses, liabilities, damages, judgments and amounts paid in settlement thereof to the extent arising out of an act or omission of the Manager done or suffered in breach of its standard of care or through the Manager's own gross negligence, willful misconduct, bad faith or dishonesty or a material failure in complying with applicable laws or the provisions set forth in the amended and restated management agreement or the amended and restated trust agreement. In the event that the Trustee receives notice of commencement of any action, suit or proceeding against it, in respect of which a claim is to be made against the Manager under the amended and restated management agreement, the Trust will promptly notify the Manager of the commencement of such action, suit or proceeding, enclosing a copy of any papers served and the Manager will be entitled to control, and to assume the defense of, such action, suit or proceeding with counsel reasonably satisfactory to the Trustee.; Any failure of the Trustee to so notify the Manager will not affect or relieve the obligations of the Manager to indemnify the Trustee and its officers, directors, agents and employees pursuant to the amended and restated management agreement unless such failure materially prejudices the defense of such action, suit or proceeding.

    The Trustee has entered into the amended and restated management agreement solely in its capacity as trustee of the Trust and not in its personal capacity. The Trustee will not be subject to any liability whatsoever, in tort, contract or otherwise, in connection with the assets, the business or any person for any action taken or permitted by it to be taken or its failure to compel in any way any former or acting trustee to redress any breach of trust in respect of the execution of the duties of its office or in respect to the assets of the business, provided that the foregoing limitation will not apply in respect of any action or failure to act arising from or in connection with willful misconduct, gross negligence or failure to comply with the standard of care of the Trustee set out in the amended and restated trust agreement. Subject to the foregoing, the Trustee, in doing anything or permitting anything to be done in respect of the execution of the duties of its office or in respect of the assets or the business is, and will be conclusively deemed to be, acting as Trustee and not in its personal capacity or in any other capacity. Except to the extent provided in this section, the Trustee will not be subject to any liability for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses against or with respect to the Trust or the Trustee arising out of anything done or permitted by it to be done or its failure to take any action in respect of the execution of the duties of its office or for or in respect of the assets or the business of the Trust and resort will be had solely to the assets of the Trust for the payment or performance thereof.

Term of the Agreement

    The amended and restated management agreement was effective as of its execution on December 28, 2011 and will continue until terminated in accordance with the terms of the amended and restated management agreement.

    The Trust may immediately terminate the amended and restated management agreement if the Manager is, in the opinion of the Trustee, in material default of its obligations under the amended and restated management agreement and such default continues for 120 days from the date that the Manager receives written notice of such default from the Trustee, and no successor manager has been appointed by the unitholders of the Trust pursuant to the amended and restated trust agreement.

    In addition, the Trust may immediately terminate the amended and restated management agreement if the unitholders have appointed no successor manager within 90 days of the date of the occurrence of any of the following events: (i) the Manager has been declared bankrupt or insolvent or has entered into liquidation or winding-up, whether compulsory or voluntary (and not merely a voluntary liquidation for the purposes of amalgamation or reconstruction); (ii) the Manager makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency; or (iii) the assets of the Manager have become subject to seizure or confiscation by any public or governmental authority.

    Pursuant to the amended and restated trust agreement, if the Manager is a resident of Canada for purposes of the Tax Act, the Manager may remove the Trustee at any time by notice to the Trustee and the unitholders not less than 60 days prior to the date that such removal is to take effect without the requirement for any unitholder approvals if the successor trustee will be the Manager.

    The Manager may immediately terminate the amended and restated management agreement if the Trust is, in the reasonable opinion of the Manager, in material default of its obligations under the amended and restated management agreement and such default continues for 120 days from the date that the Trustee receives written notice of such default from the Manager. In the event the amended and restated management agreement is terminated, the Manager will be entitled to receive any unpaid portion of the management fee and any other fees payable in accordance with the amended and restated management agreement up to and including the termination date of the amended and restated management agreement.

    The amended and restated management agreement will terminate in the event that the Trust's initial public offering is not completed by June 30, 2012, unless the Trustee and the Manager otherwise agree.

    Any change of Manager (other than to its affiliate) requires the approval of the unitholders of the Trust and the approval of securities authorities in accordance with applicable securities laws.

    For a detailed description of the amended and restated trust agreement, see "Description of the Amended and Restated Trust Agreement."

TAX CONSIDERATIONS

    The following summary of the material Canadian and U.S. federal income tax consequences of acquiring, owning and disposing of the units is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change or differing interpretations, possibly on a retroactive basis. This summary does not deal with all possible tax consequences relating to an investment in the Trust's units, such as the tax consequences under state, local and other tax laws.

U.S. Federal Income Tax Considerations

    In the opinion of DLA Piper LLP (US), Special U.S. Tax Counsel, the discussion presented under this "U.S. Federal Income Tax Considerations" heading sets forth the material U.S. federal income tax consequences of acquiring, owning and disposing of units in the Trust.

    This discussion does not address all U.S. federal income tax considerations that may be relevant to a particular holder based on such holder's individual circumstances. In particular, this discussion considers only holders who purchase units in this offering and own units as capital assets within the meaning of Section 1221 of the Code, and does not discuss the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

  •
  financial institutions or financial services entities;

  •
  broker-dealers;

  •
  persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;

  •
  tax-exempt entities, including pension plans and individual retirement accounts;

  •
  governments or agencies or instrumentalities thereof;

  •
  insurance companies;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  certain expatriates or former long-term residents of the United States;

  •
  persons that actually or constructively own 5% or more of the outstanding Trust units;

  •
  persons that hold units as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or

  •
  persons whose functional currency is not the U.S. dollar.

    This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws or, except as specifically provided herein, any tax reporting obligations applicable to a holder of units. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold units through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of the Trust's units, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership.

    The Trust has not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein; except as otherwise noted, the Trust has not obtained an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

    THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE TRUST'S UNITS. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IN TRUST UNITS IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF UNITS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

U.S. Federal Income Tax Classification of the Trust

    The Trust has filed an election to be treated as a corporation for U.S. federal tax purposes effective as of the date of formation of the Trust. Only a business entity (and not a trust) may elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes. An investment trust, such as the Trust, with a single class of ownership interests, representing undivided beneficial interests in the trust, is classified as a business entity (and not a trust) for U.S. federal income tax purposes if there is a power in the amended and restated trust agreement to vary the investment that enables the trustee to take advantage of variations in the market to improve the investment of all the beneficiaries. The amended and restated trust agreement, in addition to providing the Trustee with general authority to carry out investment activities consistent with the Investment Guidelines, specifically states that the Trustee will have the authority and power "to make and vary the investment of the Trust within the Investment Guidelines" and to undertake other purchase, sale, foreign exchange, and lending transactions. While there is no authority directly on point, it is the opinion of Special U.S. Tax Counsel that the amended and restated trust agreement provides a power to vary the Trust's investments within the Investment Guidelines that will be sufficient for the Trust to be treated as a business entity entitled to elect status as a corporation for U.S. federal income tax purposes.

    The discussion following this paragraph sets forth the U.S. federal income tax consequences of acquiring, owning and disposing of units and is based on the Trust being treated as a foreign corporation for U.S. federal income tax purposes (and the unitholders therefore being treated as shareholders in a foreign corporation). Changes in the Investment Guidelines set forth in the amended and restated trust agreement or other provisions of the Trust in the future could affect the classification of the Trust for U.S. federal income tax purposes. The IRS also could assert that the Trust, as currently constituted, should not be treated as a business entity. If it were ultimately determined that the Trust is a trust (and not a business entity) for U.S. federal income tax purposes, the Trust would likely be treated as a grantor trust of the unitholders for U.S. federal income tax purposes. As such, each unitholder would be deemed to own its pro rata share of the Trust's assets and liabilities, and be subject to U.S. federal income tax on the income or loss therefrom. The sale or other disposition of units would be treated as a sale or other disposition of its pro rata portion of the Trust's assets and liabilities. Moreover, a sale (or deemed sale) by a non-corporate U.S. Holder of 1 oz. gold coins (including through the sale or other taxable disposition of the Trust's units) would be subject to U.S. federal income tax at the rate applicable to collectibles (with a maximum standard long-term capital gain rate of 28% for collectibles held for more than one year). Capital gains of corporate U.S. Holders are taxed at the same rates as ordinary income. Investors are urged to consult with their tax advisors relating to the classification of the Trust for U.S. federal income tax purposes.

U.S. Holders

    The discussion below of the U.S. federal income tax consequences to "U.S. Holders" applies to a beneficial owner of units that for U.S. federal income tax purposes is:

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  an individual citizen or resident of the United States;

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  a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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  a trust if (i) a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

    If a beneficial owner of units is not a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner is a "Non-U.S. Holder." If a beneficial owner of units is not a U.S. Holder but is an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such U.S. Holder and its members should consult their tax advisors regarding the U.S. income tax treatment of owning and disposing of units. The U.S. federal income tax consequences applicable specifically to Non-U.S. Holders are described below under the heading "Non-U.S. Holders."

Passive Foreign Investment Company Rules

  General

    A foreign corporation, such as the Trust, is a PFIC if at least 75% of its gross income during a taxable year is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets held during a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, and gains from the disposition of passive assets. Any gain that the Trust derives from the sale (or deemed sale) of 1 oz. gold coins will be passive income for this purpose. Similarly, income and gain from other Trust investments will be passive. Based on the expected composition (and estimated values) of the Trust's assets and the expected nature of the Trust's income, the Trust expects that it will be treated as a PFIC for its current taxable year and subsequent taxable years. The discussion below (and unless stated to the contrary herein, this prospectus) is based on the Trust being treated as a PFIC for its current taxable year and subsequent taxable years.

    As a result of the Trust's PFIC status, the U.S. tax treatment of income earned by the Trust, distributions by the Trust to a U.S. Holder and gains realized by a U.S. Holder on the disposition of units will depend on whether the U.S. Holder makes a QEF election. A U.S. Holder may elect (by following the procedures described below) to treat its units as shares of stock in a QEF having the income passthrough attributes described below. The U.S. tax treatment applicable to a U.S. Holder that fails to make a QEF election is described below under the heading "Consequence of Failure to Make QEF Election."

  Qualified Electing Fund

    If a U.S. Holder makes a QEF election, the U.S. Holder includes in income its pro rata share of the Trust's earnings and profits (as computed for U.S. federal income tax purposes), on a current basis, whether or not distributed, in the taxable year of the U.S. Holder in which or with which the Trust's taxable year ends. Such earnings and profits are treated as long-term capital gain to the extent of the U.S. Holder's pro rata share of the Trust's net capital gain, with the balance treated as ordinary income. A U.S. Holder's pro rata share for a taxable year is equal to its weighted average percentage ownership in the Trust on each day during the taxable year. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

    The Trust may realize interest income and gain from its investment activities, including interest on its other investments and gain from the sale or other taxable disposition of 1 oz. gold coins. In addition, the Trust may recognize gain in connection with the redemption of units. See discussion at "—Redemption of Units" below. Each U.S. Holder will be required to include currently in gross income its pro rata share of such income and gains under the QEF rules. Pursuant to the amended and restated trust agreement, the Trust will report its earnings and profits from net capital gains for each category of long-term capital gain so that the U.S. Holder will be taxed on its share at the applicable long-term capital gain rate. The balance of the U.S. Holder's share of earnings and profits will be taxed as ordinary income

    To prevent a U.S. Holder from being subject to double taxation, the U.S. Holder's adjusted tax basis in its units is increased to reflect any amounts currently included in income under the QEF rules. Distributions of earnings and profits that were previously included in income are not taxed but result in a corresponding reduction in the U.S. Holder's adjusted tax basis in the units.

    The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the taxable year to which the election relates. Each year the QEF election remains in effect, the U.S. Holder must attach a completed IRS Form 8621 to its timely filed U.S. federal income tax return, with a copy of the PFIC annual information statement for such year.

    In order to comply with the requirements of a QEF election, a U.S. Holder must receive from the Trust the information necessary to complete the Form 8621. The Trust will provide such information to the U.S. Holder by first-class mail within 45 days after the end of each taxable year of the Trust. The Trust will provide to each U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, including information relating to each different category of long-term capital gain. As a result, the portion of the Trust's net capital gain that is attributable to a sale (or a deemed sale) of 1 oz. gold coins that is required to be included in the income of a U.S. Holder as a result of a QEF election should be treated as gain from the sale of collectibles. See discussion at "—Sale of Units" below.

    The rules dealing with PFICs and with QEF elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of units should consult their own tax advisors concerning the application of the PFIC rules under their particular circumstances.

    Each U.S. Holder is urged to make a QEF election with respect to Trust units for the taxable year in which such U.S. Holder first acquires any units and to continue the election by attaching in subsequent years a completed Form 8621 to its timely filed U.S. federal income tax return, with a copy of the PFIC annual information statement for such year. The discussion of U.S. federal income tax considerations below under "Sale of Units," "Distributions from the Trust" and "Redemption of Units" assumes that all of the U.S. Holders have done so.

Sale of Units

    Upon a sale or other taxable disposition of units, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder's adjusted tax basis in the units. A U.S. Holder's capital gains and losses relating to the units are combined with the U.S. Holder's other capital gains and losses for the taxable year. Generally, the regular U.S. federal income tax rate on capital gains recognized by U.S. Holders is the same as the regular U.S. federal income tax rate on ordinary income. Special rates, however, apply to long-term capital gains (generally gains from the sale of capital assets held for more than one year) recognized by a non-corporate U.S. Holder (currently, the maximum standard rate is 15%, but it is scheduled to increase to 20% for taxable years beginning after December 31, 2012). For most U.S. Holders, the holding period requirement for long-term capital gain treatment could not be met before the scheduled rate increase to 20% becomes effective, unless Congress acts, for example, to again postpone the effective date of such increase. Gain from a sale of units in a taxable year beginning after December 31, 2012 may also be subject to a special Medicare contribution tax. See discussion at "—Additional Taxes After 2012" below. The deductibility of capital losses is subject to various limitations.

    Gain from the sale or other taxable disposition of collectibles, such as 1 oz. gold coins, held for more than one year, by a non-corporate U.S. Holder is currently subject to a maximum standard long-term capital gain tax rate of 28%. The Code gives the U.S. Treasury the authority to issue regulations applying the 28% tax rate to long-term capital gain from the sale or exchange of interests in pass-through entities, including QEFs, which is attributable to unrealized appreciation in the value of collectibles. U.S. federal income tax law currently treats such gain from the sale of an interest in certain pass-through entities other than QEFs—partnerships, S corporations and trusts—as collectibles gain subject to the 28% rate. Because no such U.S. Treasury regulations have been issued with respect to QEFs, the lower standard long-term capital gain tax rate currently applies to long-term capital gains arising from the sale or other taxable disposition of units by a non-corporate U.S. Holder. There can be no assurance, however, that U.S. Treasury regulations treating all or a portion of the long-term capital gain on a sale or other taxable disposition of an interest in a QEF that holds collectibles, including units in the Trust, as a sale of collectibles, subject to the higher tax rate, will not be issued or that such U.S. Treasury regulations will not be applied retroactively.

    Gains from the sale of assets held for one year or less are generally subject to tax at the same standard rate as ordinary income (currently a maximum standard rate of 35%).

Distributions from the Trust

    As discussed above, a U.S. Holder must include in income its pro rata share of the Trust's net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, whether or not distributed, in the taxable year of the U.S. Holder in which or with which the Trust's taxable year ends. In such case, a subsequent distribution of such earnings and profits that were previously included in income should not be taxable as a dividend to such U.S. Holders. The adjusted tax basis of a U.S. Holder's shares in a QEF is increased by amounts that are included in income, and decreased (but not below zero) by amounts distributed but not taxed as dividends, under the above rules. Any cash distribution in excess of the U.S. Holder's adjusted tax basis in units will be treated as gain from the sale or exchange of such units. See discussion at "—Sale of Units" above. The Trust does not anticipate making cash distributions.

    The Trust may distribute additional units to the unitholders on a pro rata basis to avoid a Canadian income tax on the Trust. The amended and restated trust agreement requires that immediately following any such distribution, the units will be consolidated to the number immediately prior to the distribution, so that each unitholder has the same number of units as it did immediately prior to the distribution (subject to possible withholding). As a result, the distribution and consolidation should be ignored for U.S. federal income tax purposes.

Redemption of Units

    As described under "Redemption of Units" above, a U.S. Holder may have all or a portion of its units redeemed for cash or 1 oz. gold coins. The redeeming U.S. Holder generally will be treated as having sold its units (rather than having received a distribution on the units) upon the redemption of such units if (i) the redemption is not "substantially equivalent to a dividend" (a distribution is "substantially equivalent to a dividend" if the U.S. Holder's percentage ownership in the Trust (including units the U.S. Holder is deemed to own under certain constructive ownership rules) after the redemption is not meaningfully reduced from what its percentage ownership (including constructive ownership) was prior to the redemption), (ii) the redemption is "substantially disproportionate" as to that U.S. Holder (a redemption is "substantially disproportionate" if, among other requirements, the U.S. Holder's percentage of the outstanding units (including constructive ownership) immediately following the redemption is less than 80% of its percentage (including constructive ownership) immediately before the redemption), or (iii) the redemption completely terminates its interest in the Trust (including constructive ownership). If the U.S. Holder had a relatively minimal interest in the Trust and its percentage ownership (including constructive ownership and taking into account the effect of redemptions by other unitholders) in the Trust is reduced as a result of the redemption, such holder generally should be regarded as having a meaningful reduction in interest. For example, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such "meaningful reduction." The U.S. federal income tax treatment to the U.S. Holder of a sale of units is described at "—Sale of Units" above.

    If the Trust sells 1 oz. gold coins to fund a redemption, each U.S. Holder during the taxable year must include in income its pro rata share (based on its weighted average percentage ownership on each day during the tax year) of the Trust's gain from the sale of the gold, whether or not it is the redeeming unitholder and whether or not it was a unitholder at the time of the sale. If any holder redeems its units for 1 oz. gold coins, the Trust is treated as if it sold the gold that is distributed for its fair market value. As a result, each U.S. Holder is similarly required to currently include in income its pro rata share of the Trust's gain from such deemed sale. See discussion at "—Passive Foreign Investment Company Rules" above.

    The redeeming U.S. Holder receiving 1 oz. gold coins in the redemption will have a tax basis in the gold equal to their fair market value on the date of redemption and a holding period for such 1 oz. gold coins which begins on the day after the redemption. Upon a subsequent sale or other taxable disposition of such 1 oz. gold coins, the U.S. Holder will, in most cases, recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder's adjusted tax basis in such gold. Such capital gain or loss will be long-term if the U.S. Holder held the 1 oz. gold coins being transferred for more than one year at the time of the disposition. Any long-term capital gain from such sale or other taxable disposition is gain from the sale of collectibles, subject to a maximum standard long-term capital gain tax rate of 28% for a non-corporate U.S. Holder.

    If a redemption does not qualify as a sale or exchange for U.S. federal income tax purposes, the redemption generally will be treated as a distribution from the Trust. See discussion at "—Distributions from the Trust" above.

  Consequence of Failure to Make QEF Election

    If a U.S. Holder did not make a timely QEF election for the Trust's first taxable year in which the U.S. Holder held (or was deemed to hold) any units, as described above, such holder generally will be subject to special rules with respect to:

  •
  any gain recognized by the U.S. Holder on the sale or other disposition of its units; and

  •
  any "excess distribution" made to the U.S. Holder (generally, the excess of the total distributions received by such U.S. Holder during its taxable year over 125% of the average annual distributions received by such U.S. Holder in respect of the units during the three preceding taxable years of such U.S. Holder (or, if shorter, the portion of such U.S. Holder's holding period for the units before the taxable year).

    Under these rules,

  •
  the U.S. Holder's gain or excess distribution will be allocated ratably over the U.S. Holder's holding period for the units;

  •
  the amount allocated to the U.S. Holder's taxable year in which the U.S. Holder recognized the gain or received the excess distribution will be taxed as ordinary income;

  •
  the amount allocated to other taxable years (or portions for a taxable year thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

  •
  the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

    In the case of a U.S. Holder who does not make a QEF election for the taxable year in which it acquires the units, as described above, some of these adverse consequences may be ameliorated by making a purging election or a mark-to-market election, and a subsequent QEF election. Such U.S. Holders should consult their own tax advisors about the effect of such elections.

Additional Taxes After 2012

    For taxable years beginning after December 31, 2012, the maximum standard long-term capital gain rate for non-corporate U.S. Holders on a sale of stock, such as the units, is scheduled to increase to 20%, unless Congress acts again to postpone the "sunset" of the current long-term capital gains rates.

    In addition, for taxable years beginning after December 31, 2012, U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including capital gains from the sale or other taxable disposition of units, subject to certain limitations and exceptions. Although not free from doubt, the Trust's earnings and profits that are required to be included in the income of a U.S. Holder as a result of its QEF election should also constitute unearned income for this purpose. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of the Trust's units.

U.S. Foreign Tax Credit

    A foreign tax credit generally reduces the U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis. A variety of rules apply to limit the amount of the foreign tax credit that may be utilized in a tax year. In applying these foreign tax credit limitations, a U.S. Holder's various items of income and deduction must be classified under complex rules, including whether income is "foreign source" or "U.S. source" and whether it is "general" or "passive."

    Income tax that is withheld from a distribution by the Trust to a U.S. Holder generally should be eligible for the foreign tax credit, subject to the limitations. Because of such limitations, including the requirement that the U.S. Holder have sufficient "foreign source" income in the applicable "general" or "passive" category, the U.S. Holder may not be able to utilize all or a portion of the foreign tax credit in the tax year in which the foreign tax is paid. Any unused foreign tax credit may be carried back one year and forward 10 years, subject to the same limitations. U.S. Holders should consult with their own tax advisors regarding the foreign tax credit rules.

    If the credit is not allowed in the tax year in which the foreign tax is paid or if the U.S. Holder elects not to claim the credit, the U.S. Holder generally can deduct the foreign tax, subject to certain limitations.

Non-U.S. Holders

    Non-U.S. Holders are not subject to the PFIC rules and cannot make an effective QEF election.

    A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of units unless such gain is effectively connected with the non-U.S. Holder's conduct of a trade or business in the United States (and, if the non-U.S. Holder is eligible for benefits under a U.S. tax treaty, such gain is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other taxable disposition and certain other conditions are met (in which case, such gain from U.S. sources generally is subject to U.S. federal income tax at a 30% rate or a lower applicable tax treaty rate).

    Gains that are effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States (and, if the non-U.S. Holder is eligible for benefits under a U.S. tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Information Reporting and Backup Withholding

    In general, information reporting for U.S. federal income tax purposes will apply to the proceeds from sales and other dispositions of Trust units by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. In addition, pursuant to recently enacted legislation, certain information concerning a U.S. Holder's tax basis in its units, adjustments to such tax basis and whether any gain or loss with respect to such units is long-term or short-term may also be required to be reported to the IRS. Also, pursuant to recently enacted legislation effective as of January 1, 2013, the Trust may be required to enter into an agreement with the IRS to disclose certain information about its U.S. Holders to the IRS.

    A U.S. Holder that purchases more than $100,000 of units from the Trust in a 12-month period may have to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) disclosing the acquisition. In addition, a U.S. Holder may be required to file a Treasury Form TD F 90-22.1 (Report of Foreign Bank and Financial Accounts) each year to report its interest in the units.

    Under recently enacted legislation effective for taxable years beginning after March 18, 2010, certain specified individuals and, to the extent provided by future guidance, certain domestic entities, who, at any time during the taxable year, hold interests in specified foreign financial assets (including stock in a foreign corporation or an entity treated as a foreign corporation for U.S. federal income tax purposes, such as the Trust), having an aggregate value in excess of applicable reporting thresholds (which depend on the individual's filing status and tax home, and begin at a low of more than $50,000 on the last day of the taxable year or more than $75,000 at any time during the taxable year) are required to attach a disclosure statement on Form 8938 (Statement of Specified Foreign Financial Assets) to their U.S. federal income tax return. A specified person who reports his units on a Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) does not have to report his units on the Form 8938 if he identifies the Form 8621 which includes the units. No Form 8938 is required to be filed by a specified person who is not required to file a U.S. federal income tax return for the taxable year.

    In each case, substantial penalties may be imposed for failure to comply with the reporting obligations. Investors should discuss these and other reporting requirements with their own tax advisors.

    Backup withholding of U.S. federal income tax, currently at a rate of 28% (increasing to 31% for taxable years after 2012 unless Congress acts again to postpone the automatic "sunset" of the lower rate), generally will apply to the proceeds from sales and other dispositions of units by a U.S. Holder (other than an exempt recipient) in each case who:

  •
  fails to provide an accurate taxpayer identification number;

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  is notified by the IRS that backup withholding is required; or

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  in certain circumstances, fails to comply with applicable certification requirements.

    A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

    Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder's or a Non-U.S. Holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of, and procedures for, obtaining an exemption from backup withholding in their particular circumstances.

Canadian Federal Income Tax Considerations

    In the opinion of Osler, Hoskin & Harcourt LLP, the following is, as of the date hereof, a general description of the principal Canadian federal income tax considerations generally applicable under the Tax Act and the Canada-United States Income Tax Convention (1980), or the Convention, to a unitholder who acquires units pursuant to this prospectus and who, at all relevant times, for purposes of the Tax Act and the Convention, (i) is an individual (other than a trust), (ii) deals at arm's length and is not affiliated with the Trust, and (iii) holds units as capital property, or a Holder. Generally, units will be considered to be capital property to a Holder provided that the Holder does not hold such units in the course of carrying on a business and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

    This description is based on the facts set out in this prospectus, the current provisions of the Tax Act, the regulations thereunder, all specific proposals to amend the Convention, the Tax Act and the regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof, or the Tax Proposals, and Canadian counsel's understanding of the current administrative policies and assessing practices of the Canada Revenue Agency, or the CRA, published in writing prior to the date hereof. There can be no assurance that the Tax Proposals will be implemented in their current form or at all, nor can there be any assurance that the CRA will not change its administrative policies or assessing practices. This description further assumes that the Trust will act at all relevant times in accordance with its investment strategy and comply with the amended and restated trust agreement, including its Investment Guidelines, and relies on a certificate of the Manager and the underwriters regarding certain factual matters. Except for the Tax Proposals, this description does not otherwise take into account or anticipate any change in the law, whether by legislative, governmental or judicial decision or action, which may affect adversely any income tax consequences described herein, and does not take into account provincial, territorial or foreign tax considerations, which may differ significantly from those described herein.

    This description is not exhaustive of all possible Canadian federal tax considerations applicable to an investment in units and does not describe the income tax considerations relating to the deductibility of interest on money borrowed to acquire units. Moreover, the income and other tax consequences of acquiring, holding or disposing of units will vary depending on a taxpayer's particular circumstances. Accordingly, this summary is of a general nature only and is not intended to constitute legal or tax advice to any prospective purchaser of units. Prospective purchasers of units should consult with their own tax advisors about tax consequences of an investment in units based on their particular circumstances.

    For the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of units (including distributions, adjusted cost base and proceeds of disposition), or transactions of the Trust, must be expressed in Canadian dollars, using the rate of exchange quoted by the Bank of Canada at noon on the day on which the amount first arose or such other rate of exchange as is acceptable to the Minister of National Revenue (Canada). The amount of income, gains and losses realized by the Trust may be affected by fluctuations in the value of U.S. dollars relative to the Canadian dollar.

    On October 31, 2003, the Department of Finance announced a Tax Proposal relating to the deductibility of losses under the Tax Act, which is supposed to apply for all taxation years beginning after 2004, or the October 2003 Proposal. Under the October 2003 Proposal, a taxpayer will be considered to have a loss from a business or property for a taxation year only if, in that year, it is reasonable to assume that the taxpayer will realize a cumulative profit from the business or property during the time that the taxpayer has carried on, or can reasonably be expected to carry on, the business or has held, or can reasonably be expected to hold, the property. Profit, for this purpose, does not include capital gains or capital losses. If such Tax Proposal were to apply to the Trust, certain losses of the Trust or a Holder could be limited. On February 23, 2005 the Minister of Finance announced that an alternative proposal to replace the October 2003 Proposal would be released for comment. No such alternative proposal has been released as of the date hereof. There can be no assurance that such alternative proposal will not adversely affect the Trust or a Holder.

Canadian Taxation of the Trust

Status of the Trust

    This description is based on the assumption that the Trust will at no time be a SIFT trust, as defined in the Tax Act, and that it will qualify as a "mutual fund trust" under the Tax Act at all material times. If it were ultimately determined that the Trust was, or became, a SIFT trust under the Tax Act, and/or did not, or ceased to, qualify as a mutual fund trust under the Tax Act, the income tax considerations described herein would be materially and adversely different in certain respects.

    Under the Tax Act, trusts or partnerships (defined as "SIFT trusts" and "SIFT partnerships", respectively) the securities of which are listed or traded on a stock exchange or other public market and that hold "non-portfolio property", as defined in the Tax Act, are effectively taxed on income and capital gains in respect of such non-portfolio property at combined rates comparable to the rates that apply to income earned and distributed by Canadian corporations. If the Trust were a SIFT trust under the Tax Act, it would be taxed on income and capital gains in respect of property used in carrying on a business in Canada at a combined federal/provincial tax rate comparable to rates that apply to income earned and distributed by Canadian corporations. Distributions of such income received by Holders would be treated as taxable dividends from a taxable Canadian corporation and any such distributions received by non-Canadian resident Holders would be treated as Canadian-source dividends for Canadian withholding tax purposes. Canadian-source dividends are subject to Canadian withholding tax at a rate of 25% under the Tax Act and may be eligible for reduced withholding rates where the Convention applies.

    To qualify as a mutual fund trust: (i) the Trust must be a Canadian resident "unit trust" for purposes of the Tax Act; (ii) the only undertaking of the Trust must be (a) the investing of its funds in property (other than real property or interests in real property), (b) the acquiring, holding, maintaining, improving, leasing or managing of any real property (or interest in real property) that is capital property of the Trust, or (c) any combination of the activities described in (a) and (b); and (iii) the Trust must comply with certain minimum requirements respecting the ownership and dispersal of units (the "minimum distribution requirements"). In this connection, (i) the Manager has advised counsel that it intends to cause the Trust to qualify as a unit trust throughout the life of the Trust and that the Trust will validly elect under subsection 132(6.1) of the Tax Act to be a mutual fund trust from the date it was established; (ii) the Trust's undertaking and investment strategy conform with the restrictions for mutual fund trusts; and (iii) the Manager and the underwriters have advised counsel that they have no reason to believe at the date hereof that the Trust will not comply with the minimum distribution requirements at all material times.

    An additional condition to qualify as a mutual fund trust for purposes of the Tax Act is that the Trust may not be established or maintained primarily for the benefit of non-resident persons unless, at all times, substantially all of its property consists of property other than certain "taxable Canadian property" within the meaning of the Tax Act (or if certain Tax Proposals released on September 16, 2004 are enacted as proposed, "taxable Canadian property" within the meaning of the Tax Act and certain other types of "specified property"). 1 oz. gold coins are not "taxable Canadian property" or another type of "specified property" under the Tax Proposals. Accordingly, based on the Trust's Investment Guidelines, the Trust should not hold any such property.

    If the Trust were to cease to qualify as a mutual fund trust under the Tax Act, it may experience various potential adverse consequences, including being subject to a deemed realization of its assets for their fair market value every 21 years and becoming subject to a requirement to withhold tax on distributions made to non-resident unitholders of any capital gains realized from the dispositions of 1 oz. gold coins. In such a case, the Trust may also be subject to a 36% tax on income earned from carrying on a business in Canada to the extent such income is paid to "designated beneficiaries" as defined in the Tax Act, which definition would include non-Canadian resident Holders. The amount of such income distributed to "designated beneficiaries" would not be deductible by the Trust when computing its income.

Qualified Investment Status for Registered Plans

    Provided that either (i) the Trust qualifies as a "mutual fund trust" within the meaning of the Tax Act or (ii) the units are listed on a "designated stock exchange" for purposes of the Tax Act, the units, if issued on the date hereof, will be qualified investments under the Tax Act and the regulations thereunder for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans, registered disability savings plans, registered education savings plans and tax-free savings accounts, or Registered Plans.

    Notwithstanding the foregoing, if the units are "prohibited investments" for the purposes of a tax-free savings account, or a TFSA (or, pursuant to changes to the Tax Act proposed in the June 6, 2011 Federal Budget, if the units are "prohibited investments" for the purposes of a registered retirement savings plan or registered retirement income fund), a holder of a TFSA (or an annuitant of a registered retirement savings plan or registered retirement income fund) that governs a trust will be subject to penalty taxes as set out in the Tax Act. An investment in the units will not generally be a "prohibited investment" unless the holder (or annuitant) has a significant interest (within the meaning of the Tax Act) in the Trust or in a corporation, partnership or trust with which the Trust does not deal at arm's length for the purposes of the Tax Act. Holders should consult their own tax advisors to ensure that the units would not be a prohibited investment in their particular circumstances.

    Registered Plans that redeem their units for 1 oz. gold coins may be subject to adverse Canadian tax consequences if the 1 oz. gold coins received by the Registered Plans on a redemption are not a qualified investment for such plans. 1 oz. gold coins may not be a qualified investment for Registered Plans. Accordingly, a Resident Holder that is a Registered Plan should consult its own tax advisor for advice prior to redeeming units for 1 oz. gold coins.

Taxation of the Trust

    The taxation year of the Trust is the calendar year. In each taxation year, the Trust will be subject to tax under Part I of the Tax Act on any income for the year, including net realized taxable capital gains, less the portion thereof that it deducts in respect of the amounts paid or payable in the year to Holders. An amount will be considered to be payable to a Holder in a taxation year if it is paid to the Holder in the year by the Trust or if the Holder is entitled in that year to enforce payment of the amount. The Trust intends to deduct, in computing its income in each taxation year, such amount in each year as will be sufficient to ensure that the Trust will generally not be liable for income tax under Part I of the Tax Act. Based on the foregoing, it is expected that the Trust will generally not be liable for income tax under Part I of the Tax Act.

    The Trust will include in its income for each taxation year all interest on trust assets that accrues to the Trust to the end of the year, or that becomes receivable or is received by it before the end of the year, except to the extent that such interest was included in computing its income for a preceding taxation year. As the Trust generally intends to be a long-term holder of 1 oz. gold coins, it will treat gains (or losses) as a result of any disposition of 1 oz. gold coins as capital gains (or capital losses) or, depending on the circumstances, include the full amount in (or deduct from) income. The CRA has expressed the opinion that gains (or losses) of mutual fund trusts resulting from transactions in commodities should generally be treated for tax purposes as ordinary income rather than as capital gains, although the treatment in each particular case remains a question of fact to be determined having regard to all the circumstances.

    In computing its income, the Trust may deduct reasonable administrative costs and other expenses incurred by it for the purpose of earning income, subject to the October 2003 Proposal. The Trust may also deduct from its income for the year a portion of the expenses incurred by the Trust to issue units that are not reimbursed. The portion of such issue expenses deductible by the Trust in a taxation year is 20% of such issue expenses, pro-rated should the Trust's taxation year be less than 365 days.

    The Trust does not anticipate making regular distributions. Pursuant to the amended and restated trust agreement, the Trust will distribute net income and net realized capital gains, if any, in each year to ensure that the Trust will not be liable for income tax under Part I of the Tax Act. Such distributions may be paid by the Trust in cash or in additional units. Any additional units that are issued in this manner will be immediately consolidated so that the number of outstanding units following the distribution will equal the number of units outstanding prior to the distribution subject to any reduction required to take into account Canadian withholding tax applicable to such distribution. Income of the Trust allocated and payable to Holders from the distribution of additional units will generally be deductible by the Trust in computing its income under the Tax Act.

    The amended and restated trust agreement provides that where a Holder has requested a redemption of his or her units during the year, the Trust may allocate and, where applicable, designate to such Holder an amount equal to any net income or net realized capital gains realized by the Trust for the year as a result of the disposition of any trust assets to satisfy the redemption, or such other amount that is determined by the Trust to be reasonable. Any amount so designated as income or a taxable capital gain will be considered to have been paid out of the redemption price paid to the redeeming Holder. Such amount must be included in computing the income of the redeeming Holder and will be deductible by the Trust.

    Losses incurred by the Trust cannot be allocated to Holders but may be carried forward and deducted by the Trust in subsequent years subject to detailed provisions of the Tax Act.

Canadian Taxation of Unitholders Resident in Canada

    This portion of the description is generally applicable to a Holder, who, at all relevant times, for purposes of the Tax Act and the Convention, is, or is deemed to be resident in Canada, or a Resident Holder. Certain Resident Holders who might not otherwise be considered to hold units as capital property may, in certain circumstances, be entitled to have such units and all other "Canadian securities" owned or subsequently acquired by them treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. Resident Holders whose units might not otherwise be considered to be capital property should consult their own tax advisors concerning this election.

Distributions

    A Resident Holder will generally be required to include in income for a particular taxation year the portion of the income of the Trust for that particular taxation year, including net realized taxable capital gains, if any, that is paid or payable to the Resident Holder in the particular taxation year, whether such amount is received in additional units or cash. Provided that appropriate designations are made by the Trust, such portion of its net taxable capital gains as is paid or payable to a Resident Holder will effectively retain its character and be treated as such in the hands of the Resident Holder for purposes of the Tax Act.

    The non-taxable portion of any net realized capital gains of the Trust that is paid or payable to a Resident Holder in a taxation year will not be included in computing the Resident Holder's income for the year and, provided appropriate designations are made by the Fund, will not reduce the adjusted cost base of the Resident Holder's units. Any other amount in excess of the income of the Trust that is paid or payable to a Resident Holder in such year will not generally be included in the Resident Holder's income for the year. However, where such an amount is paid or payable to a Resident Holder (other than as proceeds of disposition of a unit), the Resident Holder generally will be required to reduce the adjusted cost base of the units to the Resident Holder by such amount. To the extent that the adjusted cost base of a unit would otherwise be less than zero, the negative amount will be deemed to be a capital gain realized by the Resident Holder from the disposition of the unit and the Resident Holder's adjusted cost base in respect of the unit will be increased by the amount of such deemed capital gain to zero.

    The cost to a Resident Holder of additional units received on a distribution will be the amount distributed by the issue of such units. The adjusted cost base of such additional units will be determined by averaging such cost with the adjusted cost base to the Resident Holder of all units owned by the Resident Holder as capital property at that time.

Dispositions of Units

    On the disposition or deemed disposition of a unit (including a redemption), the Resident Holder will realize a capital gain (or capital loss) equal to the amount by which the Resident Holder's proceeds of disposition exceed (or are less than) the adjusted cost base to the Holder of the unit.

    Proceeds of disposition will not include an amount payable by the Trust that is otherwise required to be included in the Resident Holder's income. Where a capital gain or income realized by the Trust as a result of the disposition of trust assets to satisfy the redemption of units has been allocated and, where applicable, designated by the Trust to a redeeming Resident Holder, the Resident Holder will be required to include in income the taxable portion of the capital gain or income so payable and such amount will not be included in the Resident Holder's proceeds of disposition. If, at any time, the Trust delivers 1 oz. gold coins to a Resident Holder upon a redemption of the Resident Holder's units, the proceeds of disposition of the Resident Holder for his or her units will generally be equal to the aggregate of the fair market value of the distributed 1 oz. gold coins plus the amount of any cash received, less any capital gain or income realized by the Trust on the disposition of such 1 oz. gold coins that has been allocated and, where applicable, designated to the Resident Holder. The adjusted cost base to the Resident Holder of any 1 oz. gold coins distributed by the Trust in specie will generally be equal to the fair market value of such 1 oz. gold coins at the time of the distribution.

Capital Gains and Capital Losses

    Generally, a Resident Holder is required to include in computing its income for a taxation year one-half of any capital gain, or a taxable capital gain. The amount of any net taxable capital gain designated by the Trust in respect of a Resident Holder will be included in the Resident Holder's income as a taxable capital gain. Subject to and in accordance with provisions of the Tax Act, a

Resident Holder may deduct one-half of the amount of any capital loss, or an allowable loss, realized in a taxation year from taxable capital gains realized by a Resident Holder in the year. Allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, in accordance with provisions of the Tax Act.

Canadian Taxation of U.S. Resident Unitholders

    This portion of the description is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act and the Convention, (i) has not been and is not resident in Canada or deemed to be resident in Canada but is a resident of the United States, (ii) does not use or hold, and is not deemed to use or hold, units in carrying on business in Canada, and (iii) is not an insurer who carries on an insurance business or is deemed to carry on an insurance business in Canada and elsewhere, or a U.S. Resident Unitholder. Prospective non-resident purchasers of units should consult their own tax advisors to determine their entitlement to relief under any income tax treaty between Canada and their jurisdiction of residence, based on their particular circumstances.

Distributions

    Any amount paid or credited by the Trust to a U.S. Resident Unitholder as income of or from the Trust (other than an amount that the Trust has designated in accordance with the Tax Act as a taxable capital gain, but including an amount paid on a redemption of units to a U.S. Resident Unitholder that is designated as a distribution of income in accordance with the amended and restated trust agreement) generally will be subject to Canadian withholding tax at a rate of 25%. Pursuant to the Convention, a U.S. Resident Unitholder who is entitled to benefits under the Convention will generally be entitled to have the rate of Canadian withholding tax reduced to 15% of the amount of any distribution that is paid or credited to such unitholder as income of or from the Trust.

    Any amount paid or credited by the Trust to a U.S. Resident Unitholder that the Trust has validly designated in accordance with the Tax Act as a taxable capital gain, including such an amount paid on a redemption of units, generally will not be subject to Canadian withholding tax or otherwise be subject to tax under the Tax Act. In the event that such gains are considered to be on income account, as suggested in the CRA opinion discussed below, the full amount of any such gain distributed to a U.S. Resident Unitholder would be considered to be a distribution of the Trust's income and would be subject to withholding tax as described above.

    The Trust will include in its income for each taxation year all interest on trust assets that accrues to the Trust to the end of the year, or that becomes receivable or is received by it before the end of the year, except to the extent that such interest was included in computing its income for a preceding taxation year. Any such income of the Trust, net of related expenses, distributed to U.S. Resident Unitholders will be subject to withholding tax as described in the previous paragraph. As the Trust generally intends to be a long-term holder of 1 oz. gold coins, it will treat gains (or losses) as a result of any disposition of 1 oz. gold coins as capital gains (or capital losses) or, depending on the circumstances, include the full amount in (or deduct from) income. The CRA has expressed the opinion that gains (or losses) of mutual fund trusts resulting from transactions in commodities should generally be treated for tax purposes as ordinary income rather than as capital gains, although the treatment in each particular case remains a question of fact to be determined having regard to all the circumstances.

    If the CRA were to assess or re-assess the Trust itself on the basis that gains were not on capital account, then the Trust could be required to pay Canadian income tax on such gains under Part I of the Tax Act and could be jointly liable with non-Canadian unitholders for withholding taxes not withheld on prior distributions made to such unitholders who were not resident in Canada at the time of the distribution, which could reduce the value of net assets of the Trust for all unitholders, including non-residents of Canada.

    The Trust does not presently own any "taxable Canadian property" (as defined in the Tax Act) and does not intend to own any taxable Canadian property. However, if the Trust realizes a capital gain on the disposition of a taxable Canadian property and designates more than 5%, in total, of its net taxable capital gains for the year to unitholders not resident in Canada or any partnership that is not a "Canadian partnership" as defined in the Tax Act, there will be Canadian withholding tax at the rate of 25% on the distribution of both the taxable and non-taxable portions of the gain. Pursuant to the Tax Act and the Convention, a U.S. Resident Unitholder who is entitled to benefits under the Convention will generally be entitled to have the rate of Canadian withholding tax reduced to 15% on the distribution of both the taxable and non-taxable portions of the gain.

    The Trust does not anticipate making regular distributions. Pursuant to the amended and restated trust agreement, the Trust will distribute net income and net realized capital gains, if any, in each year to ensure that the Trust will not be liable for income tax under Part I of the Tax Act. Such distributions may be paid by the Trust in cash or in additional units. Any additional units that are issued in this manner will be immediately consolidated so that the number of outstanding units following the distribution will equal the number of units outstanding prior to the distribution. Where amounts so distributed represent income, or capital gains realized on the disposition of "taxable Canadian property", U.S. Resident Unitholders will be subject to Canadian withholding tax, and, therefore, the consolidation will result in such U.S. Resident Unitholders holding fewer units than prior to the distribution and consolidation.

    Any amount in excess of (i) the income of the Trust or (ii) capital gains realized by the Trust on the disposition of "taxable Canadian property" that is paid or payable by the Trust to a U.S. Resident Unitholder (including capital gains realized by the Trust on the disposition of property other than "taxable Canadian property," the taxable portion of which has been validly designated by the Trust as a taxable capital gain for purposes of the Tax Act") otherwise generally will not be subject to Canadian withholding tax. Where such excess amount is paid or becomes payable to a U.S. Resident Unitholder, other than as proceeds of disposition or deemed disposition of units or any part thereof, the amount generally will reduce the adjusted cost base of the units held by such U.S. Resident Unitholder. If, as a result of such reduction, the adjusted cost base to the U.S. Resident Unitholder in any taxation year of units would otherwise be a negative amount, the U.S. Resident Unitholder will be deemed to realize a capital gain in such amount for that year from the disposition of units. Such capital gain will not be subject to tax under the Tax Act, unless the units represent "taxable Canadian property" to such U.S. Resident Unitholder. See "Disposition of Units" below. The U.S. Resident Unitholder's adjusted cost base in respect of units will, immediately after the deemed realization of such capital gain, be zero.

Disposition of Units

    A disposition or deemed disposition of a unit by a U.S. Resident Unitholder, whether on a redemption or otherwise, will not give rise to any capital gain subject to tax under the Tax Act, provided that the unit does not constitute "taxable Canadian property" of the U.S. Resident Unitholder for purposes of the Tax Act. Under the Tax Act, units will generally not be "taxable Canadian property" of a U.S. Resident Unitholder unless at any time during the 60-month period immediately preceding their disposition by such U.S. Resident Unitholder, the U.S. Resident Unitholder or persons with whom the U.S. Resident Unitholder did not deal at arm's length, or any combination thereof, held 25% or more of the total number of issued units.

    In addition, a U.S. Resident Unitholder's units, which otherwise would be taxable Canadian property in the limited circumstances described in the paragraph above, will not be taxable Canadian property at the time of their disposition if, at no time during the 60-month period ending at that time, the units derived directly or indirectly more than 50% of their fair market value from any combination of "Canadian resource properties" (whose definition in the Tax Act does not include 1 oz. gold coins), real or immovable property situated in Canada, timber resource properties or options or interests (or, for civil law, rights) in such properties, and the units were not otherwise deemed to be taxable Canadian property. Assuming that the Trust adheres to its mandate to invest and hold substantially all of its assets in 1 oz. gold coins, these requirements should be satisfied on such a disposition.

    Even if units held by a U.S. Resident Unitholder were "taxable Canadian property", a capital gain realized on the disposition of units by such U.S. Resident Unitholder who is entitled to benefits under the Convention should be exempt from tax under the Tax Act.

    U.S. Resident Unitholders whose units constitute "taxable Canadian property" and who are not entitled to relief under the Convention should consult their own tax advisors.

ERISA CONSIDERATIONS

    This disclosure was written in connection with the promotion and marketing of units by the Trust and the underwriters for this offering and it cannot be used by any unitholder for the purpose of avoiding penalties that may be asserted against the unitholder under the Code. Prospective purchasers of the units should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations.

    The U.S. Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans (to such employee benefit plans and entities, or ERISA Plans), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

    Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans and accounts that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts, and entities that are deemed to hold the assets of such plans and accounts (to such plans and accounts, together with ERISA Plans, or Plans) and certain persons (who are referred to in this prospectus as parties in interest or disqualified persons) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

    Any Plan fiduciary that proposes to cause a Plan to purchase the units should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, and Section 4975 of the Code and the rules of Section 408 of the Code to such an investment, and to confirm that such purchase will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or the Code.

    Non-U.S. plans, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to other federal, state, local or non-U.S. laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code, or Similar Law. Fiduciaries of any such plans should consult with their counsel before purchasing the units to determine the need for, if necessary, and the availability of, any exemptive relief under any Similar Law.

    Under ERISA and the U.S. Department of Labor's "Plan Asset Regulations" at 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA, when a Plan acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that either less than 25% of the total value of each class of equity interests in the entity is held by "benefit plan investors" (as defined in 3(42) of ERISA), or the 25% test, or the entity is an "operating company," as defined in the Plan Asset Regulations. In order to be considered a "publicly offered security," the units must be (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the Trust and of one another, and (iii) either (1) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (2) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, or the Securities Act, and the class of securities of which the securities are a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the Trust's fiscal year during which the offering of such securities to the public occurred. It is anticipated that the Trust will not qualify as an "operating company," and the Trust does not intend to monitor investment by benefit plan investors in the Trust for purposes of satisfying the 25 percent test. The Trust anticipates, however, that it will qualify for the exemption under the Plan Asset Regulations for "publicly offered securities," although there can be no assurance in that regard.

 UNDERWRITING

    Subject to the terms and conditions set forth in an underwriting agreement dated the date of this prospectus, the Trust has agreed to sell to the underwriters named below, and the underwriters, for whom Stifel, Nicolaus & Company, Incorporated is acting as sole-book running manager and representative, have severally agreed to purchase, the respective numbers of units appearing opposite their names below:

Name	Number of units
Stifel Nicolaus & Company, Incorporated
Lazard Capital Markets LLC
Total

    All of the                        units to be purchased by the underwriters will be purchased from us.

    The underwriting agreement provides that the obligations of the several underwriters are subject to various conditions, including approval of legal matters by counsel. The underwriting agreement provides that the underwriters are obligated to purchase all the units in the offering if any are purchased, other than those units covered by the over-allotment option described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

    The underwriting agreement provides that the Trust will indemnify the underwriters against liabilities specified in the underwriting agreement under the Securities Act, or will contribute to payments that the underwriters may be required to make relating to these liabilities.

    The underwriters expect to deliver the units to purchasers on or about                                    , 2012.

    Prior to this offering, there has been no public market for the Trust's units. We cannot assure you that an active or orderly trading market will develop for the Trust's units or that the Trust's units will trade in the public markets subsequent to this offering at or above the initial offering price.

Over-Allotment Option

    We have granted a 30-day over-allotment option to the underwriters to purchase up to a total of             additional units from the Trust at the initial public offering price, less the underwriting discount payable by us, as set forth on the cover page of this prospectus. If the underwriters exercise this option in whole or in part, then each of the underwriters will be separately committed, subject to the conditions described in the underwriting agreement, to purchase the additional units in proportion to their respective commitments set forth in the table above.

Commissions and Discounts

    The underwriters will initially offer units to the public at the initial public offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at that price less a concession of not more than $            per unit from the initial public offering price. If all the units are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. The offering of the units by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

    The following table summarizes the compensation to be paid to the underwriters by the Trust and the proceeds, before expenses, payable to us:

Total
	Per unit	Without Option	With Option
Public offering price
Underwriting discounts and commissions
Proceeds, before expenses, to us

    We estimate that the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $            . In addition, the Trust will reimburse up to $            in legal fees incurred by the underwriters in connection with this offering. In the event this offering is terminated, the underwriters will receive only a reimbursement of out-of-pocket accountable expenses actually incurred in accordance with FINRA Rule 5110(f)(2)(D).

Indemnification of Underwriters

    We will indemnify the underwriters against some civil liabilities, including liabilities under the Securities Act and liabilities arising from breaches of the Trust's representations and warranties contained in the underwriting agreement. If the Trust is unable to provide this indemnification, the Trust will contribute to payments the underwriters may be required to make in respect of those liabilities.

No Sales of Similar Securities

    The underwriters will require all of the Trust's directors and officers to agree, subject to certain exceptions, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any units, or any options or warrants to purchase any units, or any securities convertible into, exchangeable for or that represent the right to receive units without the prior written consent of Stifel, Nicolaus & Company, Incorporated for a period of 180 days after the date of this prospectus.

    We have agreed that for a period of 180 days after the date of this prospectus, the Trust will not, without the prior written consent of Stifel, Nicolaus and Company, Incorporated, offer, sell, contract to sell or otherwise dispose of any securities that are substantially similar to the units, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, units or any such substantially similar securities except for the units offered in this offering.

    The 180-day restricted period described in the preceding two paragraphs will be automatically extended if: (1) during the last 17 days of the 180-day restricted period the Trust releases earnings results or announce material news or a material event or (2) prior to the expiration of the 180-day restricted period, the trust announces that it will release earnings results during the 15-day period following the last day of the 180-day period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event.

NYSE Arca and TSX Listing

    The Trust will apply to list the units on NYSE Arca and the TSX under the symbols "                    " and "                                             ", respectively.

Short Sales, Stabilizing Transactions and Penalty Bids

    In order to facilitate this offering, persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the units during and after this offering. Specifically, the underwriters may engage in the following activities in accordance with the rules of the SEC.

    Short sales.    Short sales involve the sales by the underwriters of a greater number of units than they are required to purchase in the offering. Covered short sales are short sales made in an amount not greater than the underwriters' over-allotment option to purchase additional units from the Trust in this offering. The underwriters may close out any covered short position by either exercising their over-allotment option to purchase units or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Naked short sales are any short sales in excess of such over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering.

    Stabilizing transactions.    The underwriters may make bids for or purchases of the units for the purpose of pegging, fixing or maintaining the price of the units, so long as stabilizing bids do not exceed a specified maximum.

    Penalty bids.    If the underwriters purchase units in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the underwriters and selling group members who sold those units as part of this offering. Stabilization and syndicate covering transactions may cause the price of the units to be higher than it would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the price of the units if it discourages presales of the units.

    The transactions above may occur on NYSE Arca or the TSX or otherwise. Neither the Trust nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the units. If these transactions are commenced, they may be discontinued without notice at any time.

Discretionary Accounts

    The underwriters have informed the Trust that they do not intend sales to discretionary accounts to exceed 5% of the total number of units offered by them. The underwriters have informed the Trust that they do not intend to confirm sales to discretionary accounts without the prior specific written approval of the customer.

Relationships

    From time to time, certain of the underwriters and/or their respective affiliates (and affiliates of Lazard Ltd.) have directly and indirectly engaged in various financial advisory, investment banking and commercial banking services for the Trust and the Trust's affiliates, for which they received customary compensation, fees and expense reimbursement. An affiliate of Lazard Ltd. referred this transaction to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Trust's debt or equity securities or loans, and may do so in the future.

Sales Outside the United States and Canada

    No action has been taken in any jurisdiction (except in the United States and each of the provinces and territories of Canada) that would permit a public offering of the units, or the possession, circulation or distribution of this prospectus, any accompanying prospectus supplement or any other material relating to the Trust or the units in any jurisdiction where action for that purpose is required. Accordingly, the units may not be offered or sold, directly or indirectly, and none of this prospectus, any accompanying prospectus supplement or any other offering material or advertisements in connection with the units may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. Each of the underwriters may arrange to sell units offered hereby in certain jurisdictions outside the United States or Canada, either directly or through affiliates, where they are permitted to do so.

European Economic Area

    In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of units may be offered to the public in that relevant member state, subject to any variation in that member state by any measure implementing the Prospectus Directive in that member state, at any time:

  •
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  •
  to any legal entity that has two or more of (a) an average of at least 250 employees during the last financial year; (b) a total balance sheet of more than €43,000,000; and (c) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  •
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriters; or

  •
  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of units will require the Trust or any underwriter to publish a prospectus pursuant to Article 3 of the Prospective Directive.

    Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

    For purposes of this provision, the expression an "offer to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

United Kingdom

    This prospectus and any other material in relation to the units described herein is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospective Directive, or qualified investors, that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated. We refer to all of the foregoing persons together as relevant persons. The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This offering memorandum and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any of its contents.

    The distribution of this prospectus in the United Kingdom to anyone not falling within the above categories is not permitted and may contravene FSMA. No person falling outside those categories should treat this prospectus as constituting a promotion to him, or act on it for any purposes whatever. Recipients of this prospectus are advised that we, the underwriters and any other person that communicates this prospectus are not, as a result solely of communicating this prospectus, acting for or advising them and are not responsible for providing recipients of this prospectus with the protections which would be given to those who are clients of any aforementioned entities that is subject to the Financial Services Authority Rules.

France

    The prospectus (including any amendment, supplement or replacement thereto) has not been approved either by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers. No units have been offered or sold and will be offered or sold, directly or indirectly, to the public in France within the meaning of Article L. 411-1 of the French Code Monétaire et Financier except to permitted investors, consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or a limited circle of investors (cercle restreint d'investisseurs) acting for their own account, with "qualified investors" and "limited circle of investors" having the meaning ascribed to them in Articles L. 411-2, D. 411-1, D. 411-2, D. 411-4, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier. None of this prospectus and any accompanying prospectus supplement or any other materials related to the offering or information contained therein relating to the Trust's units has been released, issued or distributed to the public in France except to permitted investors. The direct or indirect resale to the public in France of any units acquired by any permitted investors may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

Notice to the Residents of Germany

    This document has not been prepared in accordance with the requirements for a securities or sales prospectus under the German Securities Prospectus Act (Wertpapierprospektgesetz), the German Sales Prospectus Act (Verkaufsprospektgesetz), or the German Investment Act (Investmentgesetz). Neither the German Federal Financial Services Supervisory Authority (Bundesanstalt fur Finanzdienstleistungsaufsicht—BaFin) nor any other German authority has been notified of the intention to distribute the units in Germany. Consequently, the units may not be distributed in Germany by way of public offering, public advertisement or in any similar manner AND THIS DOCUMENT AND

ANY OTHER DOCUMENT RELATING TO THE OFFERING, AS WELL AS INFORMATION OR STATEMENTS CONTAINED THEREIN, MAY NOT BE SUPPLIED TO THE PUBLIC IN GERMANY OR USED IN CONNECTION WITH ANY OFFER FOR SUBSCRIPTION OF THE UNITS TO THE PUBLIC IN GERMANY OR ANY OTHER MEANS OF PUBLIC MARKETING. The units are being offered and sold in Germany only to qualified investors which are referred to in Section 3, paragraph 2 no. 1, in connection with Section 2, no. 6, of the German Securities Prospectus Act. This document is strictly for use of the person who has received it. It may not be forwarded to other persons or published in Germany.

Switzerland

    This document does not constitute a prospectus within the meaning of Art. 652a of the Swiss Code of Obligations. The units may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the units may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the units in Switzerland.

Hong Kong

    The Trust has not been authorized by the Securities and Futures Commission in Hong Kong for public offering in Hong Kong. Accordingly, no person may issue or possess for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the units, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to units that are, or are intended to be, disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

 LEGAL MATTERS

    The validity of the units offered in this prospectus is being passed upon for the Trust by Osler, Hoskin & Harcourt LLP. Osler, Hoskin & Harcourt LLP has provided an opinion to the Trust (a copy of which is attached to the registration statement of which this prospectus forms a part) related to the tax disclosure under the caption "Tax Considerations—Canadian Federal Income Tax Considerations." Loeb & Loeb LLP is acting as U.S. counsel to the Trust. DLA Piper LLP (US) is acting as Special U.S. Tax Counsel to the Trust. DLA Piper LLP (US) has provided an opinion to the Trust (a copy of which is attached to the registration statement of which this prospectus forms a part) related to the tax disclosure under the caption "Tax Considerations—U.S. Federal Income Tax Considerations." SNR Denton US LLP is acting as U.S. counsel for the underwriters in this offering. Certain legal matters relating to the issue and sale in Canada of units offered hereby will be passed upon by Osler, Hoskin & Harcourt LLP on behalf of the Trust and by Blake, Cassels & Graydon LLP on behalf of the underwriters.

EXPERTS

    The statements of financial position of APMEX Physical—1 oz. Gold Redeemable Trust included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, Chartered Accountants, Licensed Public Accountants, Toronto, Ontario, Canada, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting in giving said report.

    The matters referred to under "Canadian Federal Income Tax Considerations" and certain other legal matters relating to the units offered hereby will be passed upon on behalf of the Trust and the Manager by Osler, Hoskin & Harcourt LLP and on behalf of the underwriters by Blake, Cassels & Graydon LLP.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

    The Trust has filed with the SEC a registration statement on Form F-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of the Trust's securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. Please refer to the registration statement and its exhibits for further information about the Trust, its securities and this offering.

    We will be subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-selling profit-recovery provisions contained in Section 16 of the Exchange Act. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form F-1 and other reports, proxy and information statements, and information regarding issuers that file electronically with the SEC.

APMEX Physical—1 oz. Gold Redeemable Trust

Independent Auditor's Report of Registered Public Accounting Firm

To the Trustee of
APMEX Physical—1 oz. Gold Redeemable Trust

    We have audited the accompanying financial statement of APMEX Physical—1 oz. Gold Redeemable Trust, which comprises the statement of financial position of the Trust as of December 14, 2011, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Financial Statement

    Management is responsible for the preparation and fair presentation of this financial statement in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for such internal control as management determines is necessary to enable the preparation of this financial statement that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

    Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether this financial statement is free from material misstatement.

    An audit involves performing procedures to obtain audit evidence, on a test basis, about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We were not engaged to perform an audit of the Trust's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly we express no such opinion.

    We believe that the audit evidence we have obtained in our audit is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

    In our opinion, the financial statement presents fairly, in all material respects, the financial position of APMEX Physical—1 oz. Gold Redeemable Trust as at December 14, 2011 in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board.

December 22, 2011	/s/ Grant Thornton LLP
Toronto, Ontario, Canada	Grant Thornton LLP
Chartered Accountants
Licensed Public Accountants

FINANCIAL STATEMENT

APMEX PHYSICAL—1 oz. GOLD REDEEMABLE TRUST

STATEMENT OF FINANCIAL POSITION

As of December 14, 2011

Assets
Cash	$1,000

Liabilities
Liabilities excluding net assets attributable to unitholders	$—
Net assets attributable to unitholders	1,000

Represented by:
Net assets attributable to unitholders (Note 1):
Units (1 Unit)	$1,000

The accompanying notes are an integral part of this statement of financial position.

APMEX PHYSICAL—1 oz. GOLD REDEEMABLE TRUST

NOTES TO STATEMENT OF FINANCIAL POSITION

As of December 14, 2011

1.    ORGANIZATION OF THE TRUST AND BASIS OF PRESENTATION

    APMEX Physical—1 oz. Gold Redeemable Trust (the "Trust") is a trust created on March 10, 2011 under the laws of the Province of Ontario, Canada, pursuant to an amended and restated trust agreement dated as of October 13, 2011(the "Trust Agreement"). The beneficiaries of the Trust will be the holders of Units (as defined below) being offered pursuant to a prospectus ("the offering"). The Trust is authorized to issue an unlimited number of redeemable, transferable trust units ("Units"). On March 10, 2011, the Trust issued one Unit for $1,000 cash. For the period March, 10, 2011 to December 14, 2011, the Trust had no transactions and incurred no costs . The Trust has a December 31st fiscal year end.

    APMEX Precious Metals Management Services, Inc. ("Apmex Management") is the manager of the Trust pursuant to the Trust Agreement and a management agreement with the Trust (the "Management Agreement"). Computershare Trust Company of Canada, a trust company organized under the laws of Canada, is the trustee of the Trust. Subject to the terms of the Trust Agreement, Units may be redeemed at the option of the unitholder on a weekly basis for physical gold coins and on a monthly basis for cash. Units redeemed for physical gold coins will be entitled to receive 100% of the net asset value of the redeemed units on the applicable weekly redemption date and time. A unitholder redeeming units for physical gold coins will be responsible for applicable expenses in connection with affecting the redemption including the notice of redemption, in-and-out fees, shipping charges and taxes, if any. Units redeemed for cash will be entitled to 95% of the lesser of (i) the volume-weighted average trading price of the units traded on the New York Stock Exchange Arca (the "NYSE Arca") or, if trading has been suspended on NYSE Arca, the trading price of the units traded on the Toronto Stock Exchange (the "TSX"), for the last five days on which the respective exchange is open for trading during the month in which the redemption request is processed and (ii) the net asset value of the redeemed units as of 4:00 p.m., Eastern time, on the last day of such month on which NYSE Arca is open for trading.

    Redeemable units are redeemable at the unitholders option and are classified as financial liabilities. The liabilities arising from the redeemable units are carried at a residual amount which represents the net asset value available for distribution. The Trust's net asset value per unit is calculated by dividing the net assets attributable to unitholders by the number of units in issue.

    The Trust will file an application to list the Units on NYSE Arca and the TSX.

2.    SIGNIFICANT ACCOUNTING POLICIES

    The Trust's financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS"), as issued by the International Accounting Standards Board.

    The financial statements are presented in U.S. dollars, the functional currency of the Trust.

    The preparation of the financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial position. Actual results could differ from those estimates.

APMEX PHYSICAL—1 oz. GOLD REDEEMABLE TRUST

NOTES TO STATEMENT OF FINANCIAL POSITION (Continued)

As of December 14, 2011

3.    MANAGEMENT FEES

    Subsequent to the initial public offering of the Units, the Trust will pay the manager a monthly management fee equal to 1/12 of 0.35% of the value of the net assets of the Trust (determined in accordance with the Management Agreement) plus any applicable Canadian taxes, calculated and accrued daily and payable monthly in arrears on the last day of each month.

    Apmex Management has contractually agreed that, if the expenses of the Trust, including the management fee, at the end of any month (the "Initial Month") exceed an amount equal to 1/12 of 0.65% of the value of net assets of the Trust (the "Expense Cap"), then the expenses in excess of the Expense Cap (the "Excess Expenses") shall reduce the management fee payable to Apmex Management for the Initial Month by the amount of such Excess Expenses up to the gross amount of the management fee payable to Apmex Management in the Initial Month. In addition, to the extent that the Excess Expenses exceed the gross amount of the management fee earned by Apmex Management from the Trust in the Initial Month, then the management fees earned by Apmex Management in up to each of the two months following the Initial Month will be reduced by the amount of such Excess Expenses, up to the gross amount of the management fee earned by Apmex Management in each such month, provided that in no case may the reduction exceed the amount of such Excess Expenses. Any such reduction in the management fee will not be carried forward or payable for any month following the two months after the Initial Month. In addition, to the extent that the expenses of the Trust are less than the Expense Cap in either of the two months following the Initial Month, then Apmex Management will be entitled to reduce the amount of such Excess Expenses by the difference between the Expense Cap and the actual expenses for such month and such difference will be added to the management fee payable to Apmex Management in such month, resulting in Apmex Management's fee not being reduced by the amount of such difference. In calculating the expenses for purposes of the Expense Cap, the following will be excluded: any applicable taxes payable by the Trust or to which the Trust may be subject; any unrealized or realized gains or losses of the Trust; and any expenses not in the ordinary course of business including without limitation any litigation costs (including legal fees) or indemnification amounts.

4.    DISTRIBUTION OF NET INCOME AND NET REALIZED CAPITAL GAINS TO UNITHOLDERS

    As of the last business day of each fiscal year or such other time as may be determined in accordance with the Trust Agreement, or a distribution date, the Trust will determine the net income and net realized capital gains of the Trust for the period since the prior distribution date in accordance with the Trust Agreement. The initial distribution policy of the Trust will be to make an annual distribution of such net income and net realized capital gains, if any, to unitholders through a distribution of additional units.

5.    CONTINGENCY

    The legal expenses and certain other start-up costs incurred in the process of this offering until the closing date of this offering are the responsibility of Apmex Management. As of December 14, 2011, such offering expenses were approximately $1,350,000. However, the Trust agreed that in the event the offering of the units is successfully completed, the Trust, not Apmex Management, will be responsible for all of the expenses of the Trust incurred in connection with the public offering of the units (including the costs of creating and organizing the Trust, the costs of printing and preparing the prospectus, the legal expenses, marketing expenses and other reasonable out-of-pocket expenses of the

APMEX PHYSICAL—1 oz. GOLD REDEEMABLE TRUST

NOTES TO STATEMENT OF FINANCIAL POSITION (Continued)

As of December 14, 2011

Trust, the filing and listing fees of the applicable securities authorities and stock exchanges, the fees and expenses payable to the Trust's registrar and transfer agent, and the selling commissions of the underwriters and the legal expenses incurred by the underwriters). If incurred by the Trust, certain expenses relating to the public offering of units will be treated as a reduction in unitholders' equity of the Trust and other expenses will be treated as period expenses.

    At December 14, 2011, Apmex Management has incurred the following expenses on behalf of the Trust:

Professional Fees:	$1,350,000

6.    SUBSEQUENT EVENTS

    The Trust has evaluated subsequent events through the date of issuance of this report and has determined that there are no material events that would require disclosure.

EXHIBIT A

FORM OF GOLD REDEMPTION NOTICE

DATE:

TO:	Computershare Investor Services Inc. (the "Transfer Agent"), as the registrar and transfer agent of APMEX Physical—1 oz. Gold Redeemable Trust (the "Trust")
Ticker Symbol:                                      CUSIP number
Attention: Manager, Client Services
Fax No: (416) 981-9800
AND TO:	APMEX Precious Metals Management Services, Inc. (the "Manager"), as the manager of the Trust
RE:	Gold Redemption Notice under Section 6.1 of the Amended and Restated Trust Agreement of the Trust

    The undersigned (the "Unitholder"), the holder of                                      units of the Trust (the "Units") designated above by its Toronto Stock Exchange or New York Stock Exchange Arca ticker symbol and CUSIP number, requests the redemption for physical gold of the aforementioned Units in accordance with, and subject to the terms and conditions set forth in, an amended and restated trust agreement of the Trust dated as of December 28, 2011, as the same may be further amended, restated or supplemented from time to time, and directs the Transfer Agent to cancel such Units on                                     . All one ounce American Gold Eagle bullion coins, Canadian Gold Maple Leaf bullion coins, and/or one ounce gold bullion bars and rounds, as applicable, will be delivered to the following address by an insured and registered shipping provider.

Delivery Instructions:

Signature of Unitholder	Signature Guarantee
Print Name
Print Address

NOTE:	The name and address of the Unitholder set forth in this Gold Redemption Notice must correspond with the name and address as recorded on the register of the Trust maintained by the Transfer Agent. The signature of the person executing this Gold Redemption Notice must be guaranteed by a Canadian chartered bank, or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.

A-1

EXHIBIT B

FORM OF CASH REDEMPTION NOTICE

DATE:

TO:	Computershare Investor Services Inc. (the "Transfer Agent"), as the registrar and transfer agent of APMEX Physical—1 oz. Gold Redeemable Trust (the "Trust")
Ticker Symbol:                                      CUSIP number
Attention: Manager, Client Services
Fax No.: (416) 981-9800
AND TO:	APMEX Precious Metals Management Services, Inc. (the "Manager"), as the manager of the Trust
RE:	Cash Redemption Notice under Section 6.3 of the Amended and Restated Trust Agreement of the Trust

    The undersigned (the "Unitholder"), the holder of                                      units of the Trust (the "Units") designated above by its Toronto Stock Exchange or New York Stock Exchange Arca ticker symbol and CUSIP number, requests the redemption for cash of the aforementioned Units in accordance with, and subject to the terms and conditions set forth in, an amended and restated trust agreement of the Trust dated as of December 28, 2011, as the same may be further amended, restated or supplemented from time to time, and directs the Transfer Agent to cancel such Units on                                     .

Wiring Instructions:

Signature of Unitholder	Signature Guarantee
Print Name
Print Address

NOTE:	The name and address of the Unitholder set forth in this Cash Redemption Notice must correspond with the name and address as recorded on the register of the Trust maintained by the Transfer Agent. The signature of the person executing this Cash Redemption Notice must be guaranteed by a Canadian chartered bank, or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.

B-1

                Units

[LOGO]

APMEX Physical—1 oz. Gold Redeemable Trust

PROSPECTUS

Stifel Nicolaus Weisel	Lazard Capital Markets

Until                        , 2012, all dealers that effect transactions in these units, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Standard of Care and Indemnification of the Trust

    Pursuant to the amended and restated trust agreement, the Trustee will exercise the powers and discharge the duties of its office honestly and in good faith and in the best interests of the Trust and in connection therewith will exercise the degree of care, diligence and skill that a reasonably prudent Canadian trust company would exercise in comparable circumstances.

    The amended and restated trust agreement provides that the Trustee will:

  (i)
  be fully protected in acting upon any instrument, certificate or other writing believed by it to be genuine and to be signed or presented by the proper person or persons;

  (ii)
  be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained; and

  (iii)
  not be responsible or liable except as provided in accordance with the amended and restated trust agreement for:

  (A)
  the proper application by any unitholder of any part of its interests in the Trust if payments are made in accordance with written directions of such unitholder as provided in the amended and restated trust agreement;

  (B)
  the adequacy of the Trust to meet and discharge any and all payments and liabilities in respect of a unitholder;

  (C)
  the compliance by any unitholder with the rules under the Tax Act or any applicable laws;

  (D)
  the validity of title to any property of the Trust which the Trustee did not arrange itself to have registered;

  (E)
  any act or omission (other than an act or omission related solely to the Trustee) required or demanded by any governmental, taxing regulatory or other competent authority in any country in which all or any part of the property of the Trust is held or which has jurisdiction over the Trustee, the Manager or the Trust;

  (F)
  any loss or damage of any nature whatsoever resulting from official action, war or threat of war, insurrection or civil disturbance, interruption in postal, telephone, telegraph, telex or other electromechanical communication systems or power supply, or any other factor beyond the Trustee's control which obstructs, affects, prohibits or delays the Trustee, its directors, officers, employees or agents in carrying out the responsibilities provided for in the amended and restated trust agreement, in whole or in part; or

  (G)
  any compliance, reporting or filings in accordance with applicable securities legislation or Canadian or U.S. tax laws, regulations, rules or policies that apply to the Trust.

    The Trustee may rely and act upon any statement, report or opinion prepared by or any advice received from the Trust's auditors, counsel or other professional advisors of the Trust and will not be responsible nor held liable for any loss or damage resulting from so relying or acting if the advice was within the area of professional competence of the person from whom it was received, the Trustee acted in good faith in relying thereon and the professional advisor was aware that the Trustee was receiving the advice in its capacity as Trustee of the Trust and the Trustee acted in good faith in relying thereon.

    In addition, the Trustee will in no way be responsible for, nor incur any liability based on, the action or failure to act or for acting pursuant to or in reliance on instructions of the Manager, any investment manager of the Trust, any custodian of the 1 oz. gold coins, any custodian of the other assets of the Trust, the Trust's valuation agent, the Trust's registrar and transfer agent, or any person or organization to whom its responsibilities are delegated pursuant to the amended and restated trust agreement.

    The Trustee will not be liable to the Trust or to any unitholder for any loss or damage relating to any matter regarding the Trust, including any loss or diminution in the value of the net assets of the Trust or to any particular asset of the Trust, except to the extent that the Trustee does not meet its standard of care described above. In no event will the Trustee be liable for indirect or consequential damages including, but not limited to, loss of reputation, good will or business.

    The Trust and its unitholders will deem the Trustee to have satisfied its standard of care with respect to the decision to appoint a manager by appointing APMEX Precious Metals Management Services, Inc. as the Manager pursuant to the amended and restated management agreement.

    Except to the extent that any such claim has been directly caused by the willful misconduct or dishonesty on the part of the Trustee and its directors, officers and employees or the Trustee's failure to meet its standard of care set forth above, the Trustee and its directors, officers and employees will at all times be indemnified and held harmless by the Trust from and against:

  (a)
  all claims whatsoever (including costs, losses, damages, penalties, actions, suits, judgments, charges and expenses, including legal fees in connection therewith) brought, commenced or prosecuted against any of them for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in connection with the execution of the Trustee's duties as Trustee, and

  (b)
  all other liabilities, costs, charges and expenses which any of them sustains or incurs in connection with the affairs of the Trust.

    The commencement of formal legal proceedings will not be a precondition for indemnification under the amended and restated trust agreement.

Standard of Care and Indemnification of the Manager

    The Manager will exercise the powers granted and discharge its duties under the amended and restated management agreement honestly, in good faith and in the best interests of the Trust and, in connection therewith, will exercise the degree of care, diligence and skill that a reasonably prudent professional manager would exercise in comparable circumstances. However, it is agreed that the Manager does not in any way guarantee the performance of the property of the Trust and will not be responsible for any loss in respect of the property of the Trust, except where such loss arises out of acts or omissions of the Manager done or suffered in breach of its standard of care or through the Manager's own gross negligence, willful misconduct, bad faith or dishonesty or a material failure in complying with applicable laws or the provisions set forth in the amended and restated management agreement or the amended and restated trust agreement.

    The Manager, its affiliates and agents, and their respective directors, partners, officers and employees will at all times be indemnified and held harmless by the Trust from and against all claims, costs, charges, expenses, liabilities, damages, judgments and amounts paid in settlement thereof collectively, suffered or incurred by or brought against any such person or entity in respect of or arising out of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted, in respect of any services provided to the Trust pursuant to the amended and restated trust agreement and the amended and restated management agreement, save and except where such expenses, losses, damages, liabilities, demands, charges, costs or claims are caused by acts or omissions of the Manager done or suffered in breach of its standard of care or through the Manager's own gross negligence, willful misconduct, bad faith or dishonesty or a material failure in complying with applicable laws or the provisions set forth in the amended and restated management agreement or the amended and restated trust agreement. The commencement of formal legal proceedings is not a precondition for indemnification under the amended and restated management agreement. None of the provisions of the amended and restated trust agreement or the amended and restated management agreement will require the Manager to expend or risk its own funds, appear in, prosecute or defend proceedings, or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under the amended and restated trust agreement or the amended and restated management agreement, unless the Manager is first indemnified to its satisfaction, acting reasonably, which provision will survive the resignation or removal of the Manager or the termination of the amended and restated trust agreement.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted for the directors or officers of the Manager or the Trust, as the case may be, under the foregoing provisions, the Trust has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

ITEM 7.    RECENT SALES OF UNREGISTERED SECURITIES.

    The Trust issued one unit in connection with its formation on March 10, 2011, which was held by the Trust's settlor and which the Trust's settlor will present for cancellation after this offering.

ITEM 8.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit number	Description
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Trust Agreement
4.1	Form of Unit Certificate*
5.1	Form of Legal opinion as to the validity of the Units†
8.1	Form of Legal opinion of DLA Piper LLP (US) regarding tax matters†
8.2	Form of Legal opinion of Osler, Hoskin & Harcourt LLP regarding tax matters†
10.1	Amended and Restated Management Agreement
10.2	Valuation Services Agreement†
10.3	Custodian Agreement†
23.1	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1)
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 8.1)
23.3	Consent of Grant Thornton LLP
24.1	Powers of Attorney (included on signature page hereto)†

*
To be filed by amendment.

†
Previously filed.

ITEM 9.    UNDERTAKINGS

  a.
  The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  b.
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of Form F-1, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the

    Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  c.
  The undersigned registrant hereby undertakes that:

  1.
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  2.
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on the 1st day of February, 2012.

APMEX Physical—1 oz. Gold Redeemable Trust By APMEX Precious Metals Management Services, Inc., as manager of the Registrant
By:	/s/ MICHAEL HAYNES
Name:	Michael Haynes
Title:	Chief Executive Officer of APMEX Precious Metals Management Services, Inc. (Principal Executive Officer)

    In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on February 1, 2012 in the capacities indicated.

By:	/s/ MICHAEL HAYNES	February 1, 2012
Name:	Michael Haynes
Title:	Chief Executive Officer, Board Member of APMEX Precious Metals Management Services, Inc. (Principal Executive Officer)
By:	*	February 1, 2012
Name:	Scott Thomas
Title:	President, Chairman of the Board of APMEX Precious Metals Management Services, Inc.
By:	/s/ HENRY LYONS	February 1, 2012
Name:	Henry Lyons
Title:	Chief Financial Officer of APMEX Precious Metals Management Services, Inc. (Principal Financial and Accounting Officer)
By:	*	February 1, 2012
Name:	Steven B. Hildebrand
Title:	Independent Director of APMEX Precious Metals Management Services, Inc.
*By:	/s/ MICHAEL HAYNES	February 1, 2012
Michael Haynes
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

    Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement in the City of Los Angeles, State of California, February 1, 2012.

Name:	/s/ CHRISTOPHER KELLY Christopher Kelly